                                  EXHIBIT 4.1

                           TELE-COMMUNICATIONS, INC.

                                      AND

                              THE BANK OF NEW YORK
                                    TRUSTEE





                                   INDENTURE




                           Dated as of April 15, 1994





                                   SECURITIES

                               TABLE OF CONTENTS

                                                                                               Page


ARTICLE I.

Definitions and Incorporation by Reference
       1.01   Definitions                                                                         1
       1.02   Other Definitions.                                                                 14
       1.03   Incorporation by Reference of Trust Indenture Act.                                 14
       1.04   Rules of Construction                                                              15

ARTICLE II.

The Notes
       2.01   Forms Generally and Dating                                                         15
       2.02   Execution and Authentication; Denominations                                        15
       2.03   Registrar and Paying Agent                                                         16
       2.04   Paying Agent to Hold Money in Trust                                                17
       2.05   Noteholder Lists                                                                   17
       2.06   Transfer and Exchange                                                              17
       2.07   Replacement Notes                                                                  18
       2.08   Temporary Notes                                                                    19
       2.09   Cancellation                                                                       19
       2.10   Payment of Interest; Defaulted Interest                                            19
       2.11   Persons Deemed Owners                                                              20

ARTICLE III.

Prepayment, Redemption and Purchase
       3.01   Optional Prepayment                                                                20
       3.02   Optional Redemption of Non-Consenting Notes                                        22
       3.03   Notices to Trustee and Holders With Respect to Optional Prepayments                23
       3.04   Notices to Trustee and Holders With Respect to Redemption                          25
       3.05   Effect of Notice of Prepayment or Redemption                                       27
       3.06   Deposit of Prepayment Price or Redemption Price                                    27
       3.07   Notes Prepaid in Part                                                              27
       3.08   Change of Control                                                                  27


ARTICLE IV.
Covenants
       4.01   Payment of Notes                                                                   30
       4.02   Interest on Overdue Amounts                                                        30
       4.03   Designation of Restricted Subsidiaries                                             30
       4.04   SEC Reports                                                                        31
       4.05   Corporate Existence                                                                31
       4.06   Compliance Certificate                                                             31
       4.07   Debt Service Test                                                                  32
       4.08   Restricted Payments; Other Payment Limitations                                     32
       4.09   Loan and Investment Limitations                                                    33
       4.10   Liens                                                                              35
       4.11   Indebtedness                                                                       36
       4.12   Indebtedness to Unrestricted Subsidiaries                                          38
       4.13   Mergers and Acquisitions                                                           38
       4.14   Sale of Assets                                                                     39
       4.15   Sale or Discount of Receivables                                                    41
       4.16   Limitation on Other Business                                                       42
       4.17   ERISA                                                                              42
       4.18   Consolidated Tax Returns                                                           42
       4.19   Disposition of Stock and Indebtedness of Restricted Subsidiaries                   42
       4.20   Transactions With Affiliates                                                       43
       4.21   Waiver of Certain Covenants                                                        43
       4.22   No Lien Created                                                                    44

ARTICLE V.

Defaults and Remedies
       5.01   Events of Default                                                                  44
       5.02   Acceleration                                                                       46
       5.03   Other Remedies                                                                     46
       5.04   Waiver of Existing Defaults                                                        47
       5.05   Control by Majority                                                                47
       5.06   Limitation on Suits                                                                47
       5.07   Rights of Holders to Receive Payment                                               47
       5.08   Collection Suit by Trustee                                                         48
       5.09   Trustee May File Proofs of Claim                                                   48
       5.10   Priorities                                                                         48
       5.11   Undertaking for Costs                                                              48







ARTICLE VI.
Trustee
       6.01   Duties of Trustee                                                                                           49
       6.02   Rights of Trustee                                                                                           50
       6.03   Individual Rights of Trustee                                                                                50
       6.04   Trustee's Disclaimer                                                                                        50
       6.05   Notice of Defaults                                                                                          50
       6.06   Reports by Trustee to Holders                                                                               51
       6.07   Compensation and Indemnity                                                                                  51
       6.08   Replacement of Trustee                                                                                      52
       6.09   Successor Trustee by Merger, etc.                                                                           53
       6.10   Eligibility; Disqualification                                                                               53
       6.11   Preferential Collection of Claims Against Company                                                           53

ARTICLE VII.

Discharge of Indenture
       7.01   Termination of Company's Obligations                                                                        53
       7.02   Application of Trust Fund                                                                                   54
       7.03   Repayment to Company                                                                                        54
       7.04  Reinstatement                                                                                                55

ARTICLE VIII.

Amendments, Supplements and Waivers
       8.01   Without Consent of Holders                                                                                  55
       8.02   With Consent of Holders                                                                                     56
       8.03   Compliance with Trust Indenture Act                                                                         57
       8.04   Effect of Amendments and Supplements                                                                        57
       8.05   Notation on or Exchange of Notes                                                                            57
       8.06   Trustee to Sign Amendments, etc                                                                             57

ARTICLE IX.

Miscellaneous
       9.01   Trust Indenture Act Controls                                                                                58
       9.02   Notices                                                                                                     58
       9.03   Communication by Holders with Other Holders                                                                 59
       9.04   Certificate and Opinion as to Conditions Precedent                                                          59
       9.05   Statements Required in Certificate or Opinion                                                               59
       9.06   When Treasury Notes Disregarded                                                                             60
       9.07   Rules by Trustee and Agents                                                                                 60
       9.08   Legal Holidays                                                                                              60







       9.09   Governing Law                                                                     60
       9.10   No Adverse Interpretation of Other Agreements                                     61
       9.11   No Recourse Against Others                                                        61
       9.12   Successors                                                                        61
       9.13   Duplicate Originals                                                               61
       9.14   Table of Contents, Headings, etc.                                                 61
       9.15   Acts of Holders                                                                   61


List of Exhibits
- ----------------

Form of Series A Note       -      A
Form of Series B Note       -      B
Form of Series C Note       -      C
Form of Series D Note       -      D
Form of Series E Note       -      E
Outstanding Investments     -      F
Existing Liens              -      G



                                                       CROSS-REFERENCE TABLE
  TIA                                                                                   INDENTURE
SECTION                                                                                  SECTION
310      (a)(1)                                                                      6.10
         (a)(2)                                                                      6.10
         (a)(3)                                                                      N.A.
         (a)(4)                                                                      N.A.
         (b)                                                                         6.08; 6.10; 9.02
         (c)                                                                         N.A.
311      (a)                                                                         6.11
         (b)                                                                         6.11
         (c)                                                                         N.A.
312      (a)                                                                         2.05
         (b)                                                                         9.03
         (c)                                                                         9.03
313      (a)                                                                         6.06
         (b)(1)                                                                      N.A.
         (b)(2)                                                                      6.06
         (c)                                                                         9.02
         (d)                                                                         6.06
314      (a)                                                                         4.04; 9.02
         (b)                                                                         N.A.
         (c)(1)                                                                      9.04
         (c)(2)                                                                      9.04
         (c)(3)                                                                      N.A.
         (d)                                                                         N.A.
         (e)                                                                         9.05
         (f)                                                                         N.A.
315      (a)                                                                         6.01(b)
         (b)                                                                         6.05; 9.02
         (c)                                                                         6.01(a)
         (d)                                                                         6.01(c)
         (e)                                                                         5.11
316      (a)(last sentence)                                                          9.06
         (a)(1)(A)                                                                   5.05
         (a)(1)(B)                                                                   5.04
         (a)(2)                                                                      N.A.
         (b)                                                                         5.07
317      (a)(1)                                                                      5.08
         (a)(2)                                                                      5.09
         (b)                                                                         2.04
318      (a)                                                                         9.01


N.A.  means Not Applicable.

         INDENTURE dated as of April 15, 1994, between TELE-COMMUNICATIONS, INC., a Delaware corporation ("Company"), and THE BANK OF NEW YORK, a New York banking corporation ("Trustee").

         Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9.55% Senior Notes, Series A, due December 15, 2001 (the "Series A Notes"), 8.67% Senior Notes, Series B, due August 31, 2002 (the "Series B Notes"), 8.85% Senior Notes, Series C, due August 31, 2002 (the "Series C Notes"), 9.82% Senior Notes, Series D, due September 30, 1997 (the "Series D Notes"), and 10.25% Senior Notes, Series E, due September 30, 2000 (the "Series E Notes") (the Series A Notes, Series B Notes, Series C Notes, Series D Notes and Series E Notes are sometimes referred to collectively herein as the "Notes").

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01     Definitions.

         Accumulated Funding Deficiency means a funding deficiency described in
Section 302 of ERISA.

         Affiliate of any person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. A person shall be deemed to control a corporation if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         Agent means any Registrar, Paying Agent or co-Registrar. See Section 2.03.

         Annualized Cash Flow means, as of any date of determination, the product of (i) Cash Flow for the fiscal quarter ending on such date or most recently ended prior to such date, or as the context may require, Cash Flow for the three-month period ending the month immediately preceding such date, multiplied by (ii) four. The determination of Annualized Cash Flow of the Company and its Restricted Subsidiaries shall be made on a consolidated basis.

         Approved Subordinated Debt means and includes, as of any date as of which the amount thereof is to be determined, Subordinated Debt of the Company in the aggregate principal amount of $441,000 issued pursuant to the Indenture, dated as of September 29, 1988, as amended, between the Company and National Westminster Bank USA, as Trustee, but no extensions, renewals or refinancings thereof, having those subordination terms contained in said Indenture as in effect on the date hereof.

         Basic Discount Rate means, with respect to the Notes of any series, a rate equal to (i) the Treasury Yield with respect to the Notes of such series plus (ii) 50 basis points.

         Board of Directors means the Board of Directors of the Company or any authorized committee thereof.

         Business Day means any day that is not a Legal Holiday.

         CATV Business of any person means the business of owning a CATV System or Systems and related communications activities.

         CATV Systems means all cable television facilities which are operated and maintained by the Company or a Subsidiary pursuant to the terms of the related licenses, franchises and permits issued under federal, state or municipal laws from time to time in effect which authorize a person to receive or distribute, or both, by cable or otherwise, audio and visual signals within a defined geographical area for the purpose of providing entertainment or other services, together with all the property, tangible and intangible, owned or used in connection with the services provided pursuant to said licenses, franchises and permits, and each other cable television facility from time to time operated by the Company and its Subsidiaries. A CATV System means one of such Systems.

         Capitalized Leases means all leases which contain Capitalized Lease Obligations.

         Capitalized Lease Obligations means all rental obligations which, in accordance with generally accepted accounting principles, are or will be required to be capitalized on the books of the Company or any Subsidiary, in each case taking as the amount thereof the amount which would be treated as Indebtedness (net of interest expense) in accordance with such principles.

         Cash Flow means, for any period for which the amount thereof is to be determined, (a) the sum of (i) Net Income, plus (ii) interest, depreciation and amortization, deferred taxes and other non-cash charges (to the extent deducted in determining Net Income) to income of the Company and its Restricted Subsidiaries for such period, less (b) deferred taxes or other non-cash items which are a non-cash contribution to Net Income, excluding in each case all non-recurring items. Cash Flow of the Company and its Restricted Subsidiaries shall be determined, for any period for which the amount thereof is to be determined, after giving effect to acquisitions and dispositions of assets of the Company or any of the Restricted Subsidiaries (and designations of Restricted Subsidiaries and Unrestricted Subsidiaries pursuant to Section 4.03) during such period as if such transactions had occurred on the first day of such period.

         Change of Control means the acquisition by any person (other than the Company, any Subsidiary, any employee stock ownership plan or other employee benefit plan of the Company or any Subsidiary, or any Controlling Person) during any period of twelve (12) consecutive months of beneficial ownership of shares of the Common Stock or Class B Stock or both of the Company representing in the aggregate thirty percent (30%) or more of the combined voting power of all shares of the Company's Common Stock and Class B Stock, calculated on a fully diluted basis as of the date immediately prior to the date of such acquisition (or, if there be more than one acquisition during such twelve-month period, the date of the last such acquisition); provided, however, that notwithstanding the foregoing no Change of Control shall be deemed to have occurred if and for so long as the shares of the Common Stock and Class B Stock of the Company beneficially owned by the Controlling Persons represent in the aggregate 30% or more of the combined voting power of all shares of the Company's Common Stock and Class B Stock calculated on a fully diluted basis.

         Class B Stock means the Class B Common Stock, $1.00 par value, of the Company as it exists on the date of this Indenture and stock of any other class into which such Class B Common Stock may thereafter have been changed.

         Code means the Internal Revenue Code of 1986, as amended. Any reference herein to any specific Code Section shall refer to such new or analogous section should such section be modified, amended or replaced.

         Common Stock means the Class A Common Stock, $1.00 par value, of the Company as it exists on the date of this Indenture and stock of any other class into which such Class A Common Stock may thereafter have been changed.

         Company means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

         Consolidated or consolidated, when used with reference to any financial term in this Indenture (but not when used with respect to any tax return or tax liability), means the aggregate for two or more persons of the amounts signified by such term for all such persons, with intercompany items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such person.

         Consolidated Net Earnings of the Company and its Restricted Subsidiaries means, for any period for which the amount thereof is to be determined, the consolidated net earnings of the Company and its Restricted Subsidiaries as reported in the Company's most recent regularly prepared financial statement, and for any interim period for which no such statement, report or document has been filed and is available, the consolidated net earnings of the Company and its Restricted Subsidiaries for such period determined in accordance with generally accepted accounting principles consistently applied, prepared by the Company in a manner consistent with past practices.

         Controlling Person means each of (1) the Chairman of the Board of the Company as of the date of this Indenture, (2) the President of the Company as of the date of this Indenture, (3) each of the directors of the Company as of the date of this Indenture, (4) the respective family members, estates and heirs of each of the persons referred to in clauses (1) through (3) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs, (5) Kearns-Tribune Corporation, a Delaware corporation or any successor thereto by merger or consolidation and (6) the trustee under the Company's Employee Stock Purchase Plan or any successor plan. As used with respect to any person, the term "family member" means the spouse, siblings and lineal descendants of such person. The trustee under the Company's Employee Stock Purchase Plan or any successor plan shall be deemed to have beneficial ownership of all shares of common stock of the Company held under the plan, whether or not allocated to or vested in participants' accounts.

         Debt Service of the Company and its Restricted Subsidiaries means, for any period for which the amount thereof is to be determined, the sum of (i) all interest paid or payable, and if floating interest obligations are involved, interest at the rate in effect at the time of calculation, plus all amounts of principal required to be paid during such period in respect of the Notes, any other then outstanding Short- Term Debt or Funded Debt (excluding, however, the principal amount of any Renewable Indebtedness or Refundable Indebtedness included in Funded Debt, as set forth in the definition of "Funded Debt" herein), together with the aggregate amounts of all payments required to be made by the Company or any of its Restricted Subsidiaries during such period to obtain or effect the satisfaction or discharge of, or to acquire, the Notes, or any of such other Short-Term Debt or Funded Debt, provided that for purposes of this Indenture, (a) the determination of amounts payable in respect of such Funded Debt or Short-Term Debt relating to any Minority Interest shall be made by reference to any mandatory schedule for the retirement or redemption of such Minority Interest, or if the Company or any Restricted Subsidiary is a party to any repurchase or other agreement pursuant to which it is obligated, at the option of the holder(s) thereof, to repurchase, redeem, retire or otherwise acquire any Minority Interest or part thereof, as of the first date on which such option may be exercised (whether or not in fact exercised), the amount payable in respect of such Minority Interest shall be the full amount of the Company's or such Restricted Subsidiary's obligations thereunder, and (b) the determination of amounts payable in respect of Funded Debt or Short-Term Debt of the Company or any Restricted Subsidiary consisting of unfunded pension liabilities shall be made in accordance with the funding standard account entitled "Amortization of Unfunded Past Service Liabilities" set forth in
Section 412(b)(2)B(ii) of the Code, and (ii) the aggregate amount of all payments required to be made during such period by such person (determined as if such person were called upon to perform such Guaranties under the terms of the mandatory payment provisions of the underlying obligation, without giving effect to any possible acceleration of such obligation) pursuant to, or to obtain or effect the discharge of, such person's obligations under any Guaranty during such period.

         Default means any of the events specified in Section 5.01, whether or not any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act has been satisfied.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended. Any reference herein to any specific ERISA section or form shall refer to such new or analogous section or form should such section or form be modified, amended or replaced.

         ERISA Affiliate means each trade or business, including the Company, whether or not incorporated, which together with the Company would be treated as a single employer under Section 4001(a)(14) of ERISA.

         Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations issued thereunder, as from time to time in effect.

         Funded Debt of any person means and includes, as of any date as of which the amount thereof is to be determined, without duplication (i) all Indebtedness of such person for borrowed money, any Guaranty by such person of Indebtedness for borrowed money and any Capitalized Lease Obligation of such person, whether secured or unsecured, which by its terms has a final maturity, duration or payment date more than one year from the date of determination thereof (including, without limitation, (x) any balance of Indebtedness which was Funded Debt at the time of its creation maturing within one year from the date of determination, and (y) any Indebtedness of such person for borrowed money having a final maturity, duration or payment date within one year from such date of determination, which, pursuant to the terms of a revolving credit or similar agreement or otherwise, may be renewed or extended one or more consecutive times at the option of such person to a final maturity, duration or payment date more than one year from such date of determination, whether or not theretofore renewed or extended), (ii) the present value of the aggregate unfunded portion of all vested benefits under all Plans, (iii) any obligation of the Company or any Restricted Subsidiary to redeem, purchase or otherwise acquire from any other person (other than a Wholly-owned Restricted Subsidiary), at the option of such person, any shares of any class of stock of, or other interest in, the Company or any Restricted Subsidiary, and (iv) the par value or other value of Money Market Preferred Stock of the Company or any Restricted Subsidiary as to which dividends and other payments are calculated.

         For purposes of calculating Funded Debt hereunder, (a) Indebtedness for borrowed money which is governed by an agreement that provides for the automatic renewal of the maturity of such Indebtedness subject only to the accuracy of representations and warranties made in such agreement (which agreement, by its terms, does not require confirmation as to the accuracy of representations and warranties therein relating to litigation and material adverse changes for such automatic renewal) and the absence of default thereunder (herein referred to as "Renewable Indebtedness") shall be considered Indebtedness for borrowed money which has a final maturity, duration or payment date more than one year from the date of determination of the amount of Funded Debt to the extent such renewals thereof, as provided in such agreement, permit such Indebtedness to mature more than one year from such date of determination, and (b) the current maturities of Funded Debt, Indebtedness for borrowed money represented by short-term commercial paper, and other short-term indebtedness to the extent, in each case, that the Company or any Restricted Subsidiary has unused availability under a committed credit facility which has a final maturity, duration or payment date more than one year from the date of determination of the amount of Funded Debt (herein referred to as "Refundable Indebtedness") and the Company or any Restricted Subsidiary intends to utilize such unused availability, or other Refundable Indebtedness, to refund or replace such Refundable Indebtedness shall be considered Indebtedness for borrowed money which has a final maturity, duration or payment date more than one year from the date of determination. For the purposes of any computation of Debt Service hereunder, any Refundable Indebtedness which the Company or any Restricted Subsidiary is able to refund, as of the date of such determination, under the unused availability of a committed credit facility shall be deemed to amortize and to bear interest in the manner provided in such committed credit facility as if the principal amount of such Refundable Indebtedness were Indebtedness for borrowed money thereunder.

         Notwithstanding the foregoing, Funded Debt shall not include (i) Indebtedness for borrowed money of the Company owed solely to a Restricted Subsidiary, (ii) Indebtedness for borrowed money of a Restricted Subsidiary owed solely to the Company or another Restricted Subsidiary, and (iii) Indebtedness for borrowed money of the Company or any Restricted Subsidiary owed solely to any Unrestricted Subsidiary, subject in each case to the provisions of Section 4.12, and provided that if any such Indebtedness is sold or transferred by any such Restricted Subsidiary or Unrestricted Subsidiary to a person other than a Subsidiary, such Indebtedness shall be Funded Debt which shall be deemed to have been incurred at the time of such sale or transfer.

         Gross Revenues for any period means the gross revenues from continuing operations of the Company and its Restricted Subsidiaries for such period prior to deducting operating expenses, overhead, costs of goods sold, provisions for taxes and reserves or any other deduction, all determined and consolidated in accordance with generally accepted accounting principles after eliminating all intercompany items.

         Guaranty of any person means and includes, as of any date as of which the amount thereof is to be determined, without duplication (i) all obligations of such person to purchase any materials, supplies or other property, or to obtain the services of any other person, or for the sale or use of any materials, supplies or other property, or the rendering of services, if the relevant contract or other related document requires that payment for such materials, supplies or other property to be purchased, or for such services to be rendered, shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered or that payment for such materials, supplies or other property to be sold or used, or payment for such services to be rendered, shall be subordinated to any Indebtedness of such person owed to the purchaser or user of such materials, supplies or other property, or the beneficiary of such services, (ii) all obligations of such person to advance or supply funds to, or to purchase property or services from, any other person, if the purpose is to enable such other person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses of such other person or to assure such other person or any third party against any liability or loss, including, without limitation, obligations under any agreement or understanding, oral or written, pursuant to which such person is obligated to advance funds to or on behalf of any other person upon the happening of one or more stated events, (iii) all contracts for the rental or lease (as lessee) of any real or personal property which provide that the payment obligations thereunder are absolute and unconditional under conditions not customarily found in commercial leases then in general use or require that the lessee purchase or otherwise acquire securities or obligations of the lessor, and (iv) all guaranties, endorsements and other contingent obligations, direct or indirect, on the part of such person (other than endorsements of negotiable instruments for collection in the ordinary course of business) for the payment, discharge or satisfaction of Indebtedness of others, including any agreement, contingent or otherwise, to
(x) purchase such Indebtedness of others, or (y) purchase or sell property or services primarily to permit the debtor in respect of such Indebtedness of others to pay the same or the owner of such Indebtedness of others to avoid loss, or (z) supply funds to or invest in any such debtor.

         For purposes of this Indenture, a Guaranty shall not include any letter of credit, any bond obligation of, or any guarantee of performance by, the Company or any Restricted Subsidiary undertaken or incurred in the ordinary course of its or their business as presently conducted for or on behalf of a Subsidiary.

         Holder or Noteholder means the person in whose name a Note is registered on the Registrar's books.

         Increased Debt Capacity means an increase in the limitation on Indebtedness which may be incurred under the provisions of Section 4.11(b) by reference to Total Debt from seven times Annualized Cash Flow of the Company and its Restricted Subsidiaries to eight times Annualized Cash Flow of the Company and its Restricted Subsidiaries.

         Indebtedness of the Company or any Restricted Subsidiary means and includes, as of any date as of which the amount thereof is to be determined, without duplication, (i) all items (other than capital items such as capital stock, surplus and retained earnings, as well as reserves for taxes in respect of income deferred to the future and other deferred credits and reserves) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of the Company or any Restricted Subsidiary as of such date, (ii) the full amount of any contingent liability or obligation of the Company or any Restricted Subsidiary, including, without limitation, the payment of money, under or related to any preferred stock, any other security, right, or interest, or any rights or interests attendant thereto or granted in connection therewith, of the Company or such Restricted Subsidiary, any of which is issued as, or in conjunction with, an anti-takeover or similar corporate protective measure, such amount to be determined as of the time of issuance of such preferred stock, other security, right or interest, without regard to when any rights or interests thereunder may vest in or otherwise become exercisable by the holders thereof, (iii) all obligations which are secured by any Lien existing on any property or assets owned by the Company or any Restricted Subsidiary (except capital stock of an Unrestricted Subsidiary owned by the Company or a Restricted Subsidiary), whether or not the obligations secured thereby shall have been assumed by the Company or any Restricted Subsidiary, provided that in respect of secured, fully non-recourse obligations, the maximum amount of the Indebtedness of the Company or any Restricted Subsidiary shall be the lesser of the amount of the Indebtedness secured and the amount carried on the books of the Company or any Restricted Subsidiary as at the time of any such determination as the value of the property, asset or collateral securing such Indebtedness, and (iv) all Guaranties of the Company or any Restricted Subsidiary.

         For purposes of this Indenture, Indebtedness shall not include any contingent liability or contingent obligation with respect to any letter of credit, any bond obligation, or any guarantee of performance, undertaken or incurred by the Company or any Restricted Subsidiary in the ordinary course of its or their business (other than in connection with the borrowing of money or the obtaining of credit) as presently conducted for or on behalf of a Subsidiary.

         Indebtedness of any person other than the Company or any Restricted Subsidiary means and includes, as of any date as of which the amount thereof is to be determined, without duplication (i) all items (other than capital items such as capital stock, surplus and retained earnings, as well as reserves for taxes in respect of income deferred to the future and other deferred credits and reserves) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such person as of such date, (ii) all obligations which are secured by any Lien existing on property or assets owned by such person whether or not the obligations secured thereby shall have been assumed by such person, provided that in respect of secured, fully non-recourse obligations, the maximum amount of the Indebtedness of such person shall be the lesser of the amount of the Indebtedness secured and the amount carried on the books of such person as at the time of any such determination as the value of the property, asset or collateral securing such Indebtedness, and (iii) all Guaranties of such person.

         Indenture means this Indenture as amended or supplemented from time to time and as to each series of Notes, unless the context indicates otherwise, shall include the form and terms of the Notes of that series.

         Interest Payment Date means, with respect to the Notes of any series, the date specified in the Notes of such series as the fixed date on which an installment of interest on the Notes of that series is due and payable.

         Lien means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or title retention agreement, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

         Majority-in-Interest of Holders means, when used with respect to the Notes generally, the Holders of Notes constituting, as of any date on which a determination is made, at least 51% of the aggregate unpaid principal amount of the outstanding Notes of all series as of such date; and, when used with respect to the Notes of a particular series, the Holders of Notes of such series constituting, as of any date on which a determination is made, at least 51% of the aggregate unpaid principal amount of the outstanding Notes of that series as of such date.

         Minority Interest means the shares of any class of the capital stock, or any option, warrant or other right to purchase or acquire any capital stock, other than Money Market Preferred Stock included in the definition of Funded Debt or Short-Term Debt, of any Restricted Subsidiary owned or controlled, directly or indirectly, by any person other than the Company or one or more Wholly-owned Restricted Subsidiaries.

         Money Market Preferred Stock means preferred stock issued on terms where the rate of dividend paid thereon is determined by (i) reference to a recognized financial index, or (ii) through an auction mechanism conducted by a recognized financial institution.

         Multi-employer Plan means a Plan described in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.

         Net Income or, if negative, Net Loss for any period means Gross Revenues of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole) less operating and non-operating expenses, including provisions for all taxes and reserves (including reserves for deferred income taxes) of the Company, all determined in accordance with generally accepted accounting principles on a consolidated basis, but not including in Gross Revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of non-current or capital assets, any gains resulting from the write-up of assets, any gains resulting from the defeasance or acquisition of the securities of the Company or any Restricted Subsidiary, any earnings of any person acquired by the Company or any Restricted Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the date of acquisition, and excluding from Gross Revenues any undistributed earnings or losses of Affiliates of the Company other than Restricted Subsidiaries; all determined in accordance with generally accepted accounting principles.

         Notes means the Notes, as amended or supplemented from time to time, that are issued under this Indenture.

         Officer means the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary of the Company.

         Officers' Certificate means a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and delivered to the Trustee. See Sections 9.04 and 9.05.

         Opinion of Counsel means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 9.04 and 9.05.

         Optional Prepayment Date means, with respect to any Note, the date fixed by the Company for an optional prepayment with respect to such Note in accordance with the terms of the Notes of the applicable series and this Indenture.

         Optional Redemption Discount Rate means, with respect to the Notes of any series, a rate equal to (i) the Treasury Yield with respect to the Notes of such series plus (ii) 100 basis points.

         Original Principal Amount means, with respect to any Note, the Original Principal Amount as set forth on the face of such Note.

         outstanding, when used with respect to the Notes of any series, means as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:

                 (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                 (ii) Notes for whose payment, redemption, prepayment in full or purchase the Trustee or any Paying Agent (other than the Company) holds in trust or the Company (acting as its own Paying Agent) has set aside and segregated in trust on the Stated Maturity Date, a Redemption Date, Optional Prepayment Date or Purchase Date, money sufficient to pay Notes payable on that date;

                 (iii) Notes with respect to which the Company has terminated its obligations pursuant to Section 7.01 hereof; provided, howeve, that such Notes shall continue to be outstanding for all purposes related to those obligations that survive such termination as provided in Section 7.01 unless and until they cease to be outstanding in accordance with clause (i) or (ii) above or clause (iv) below; and

                 (iv)     Notes which have been paid or purchased pursuant to
         Section 2.07 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company.

         Subject to the provisions of Section 9.06, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

         PBGC means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         person means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         Plan means any plan (other than a Multi-employer Plan) subject to Title IV of ERISA maintained for employees of the Company or any ERISA Affiliate (and any such plan no longer maintained by the Company or any of its ERISA
Affiliates to which the Company or any of its ERISA Affiliates has made or was required to make any contributions within any of the preceding five years).

         prepayment price, as to any Note or portion thereof to be prepaid on any Optional Prepayment Date, means the amount determined in accordance with paragraph 6 of such Note.

         principal amount of a debt security, including any Note, as of any date means the unpaid principal amount of such debt security as of such date; provided, however, that for purposes of determining the unpaid principal amount as of any date of a debt security issued at a price less than the principal amount shown on the face thereof, such unpaid principal amount shall be equal to the amount of the liability in respect thereof at such date determined in accordance with generally accepted accounting principles.

         Principal Installment as to any Note has the meaning set forth in paragraph 2 of the Notes of the applicable series.

         Principal Payment Date means, with respect to the Notes of any series, the date specified in the Notes of such series as the fixed date on which a Principal Installment on the Notes of that series is due and payable.

         Prohibited Act means any one or more of the following: (i) the incurrence of any Indebtedness which would constitute Short-Term Debt or Funded Debt not then permitted under Section 4.11; (ii) any transaction which would involve the making of a Restricted Payment or other payment not then permitted under Section 4.08; (iii) any transaction pertaining to the sale, lease, transfer or other disposition of assets not then permitted under Section 4.14; or (iv) any designation of a Restricted Subsidiary or any designation deleting a Restricted Subsidiary not then permitted to be made under Section 4.03.

         Prohibited Transaction means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA or the transitional rules set forth in Section 414(c) of ERISA and any transaction described in Section 4975(c) of the Code which is not exempt by reason of
Section 4975(c)(2) or Section 4975(d) of the Code, or the transitional rules of
Section 2003(c) of ERISA.

         purchase price, as to any Note or portion thereof to be purchased by the Company on any Purchase Date, means the amount determined in accordance with Section 3.08.

         Redemption Date means, with respect to any Note, the date fixed by the Company for the redemption of such Note in accordance with the terms of the Notes of the applicable series and this Indenture.

         redemption price, as to any Note to be redeemed on any Redemption Date, means the amount determined in accordance with paragraph 7 of such Note.

         Regular Record Date means, with respect to the Notes of any series, the date specified in the Notes of such series as the record date for the determination of Holders to whom interest is payable on the next succeeding Interest Payment Date.

         Reportable Event means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4068(f) of ERISA.

         Restricted Group means, collectively, the Company and the Restricted Subsidiaries.

         Restricted Subsidiary means, as of any date of determination, any corporation organized under the laws of any state of the United States or the District of Columbia, provided that not less than 80% of the voting control thereof and not less than 80% of the overall economic equity therein, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company or one or more Wholly-owned Restricted Subsidiaries, or both, which corporation has been designated as a Restricted Subsidiary pursuant to Section 4.03, unless and until designated as an Unrestricted Subsidiary pursuant to Section 4.03.

         SEC means the Securities and Exchange Commission.

         Securities Act means the Securities Act of 1933, as amended, and the rules and regulations issued thereunder, as from time to time in effect.

         Senior Debt means, as of any date as of which the amount thereof is to be determined, (i) the aggregate amount of all Total Debt then outstanding, less (ii) the aggregate amount of all Subordinated Debt then outstanding.

         Short-Term Debt of any person means and includes, as of any date as of which the amount thereof is to be determined, without duplication, all Indebtedness of such person for borrowed money, any Guaranty by such person of Indebtedness for borrowed money and any Capitalized Lease Obligation of such person, whether secured or unsecured, other than Funded Debt. Notwithstanding the foregoing, Short-Term Debt shall not include (i) Indebtedness for borrowed money of the Company owed solely to a Restricted Subsidiary, (ii) Indebtedness for borrowed money of a Restricted Subsidiary owed solely to the Company or another Restricted Subsidiary, and (iii) Indebtedness for borrowed money of the Company or any Restricted Subsidiary owed solely to any Unrestricted Subsidiary, subject in each case to the provisions of Section 4.12, and provided that if any such Indebtedness is sold or transferred by any such Restricted Subsidiary or Unrestricted Subsidiary to a person other than a Subsidiary, such Indebtedness shall be Short-Term Debt which shall be deemed to have been incurred at the time of such sale or transfer.

         Stated Maturity Date means, when used with respect to the Notes of any series, the Stated Maturity Date as set forth on the face of the Notes of such series.

         Subordinated Debt means all unsecured Funded Debt of the Company which is subordinated in right of payment to (x) the prior payment of the Notes, and
(y) all other Funded Debt of the Company which is not subordinated to any other Indebtedness of the Company.

         Subsidiary means any corporation organized under the laws of any state of the United States or the District of Columbia, at least 50% of the total combined voting power of all classes of voting stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

         TIA means the Trust Indenture Act of 1939 (15 U.S. Code Section
Section 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 8.03.

         Total Debt means, as of any date as of which the amount thereof is to be determined, the sum of (i) the aggregate amount of Consolidated Short-Term Debt of the Company and its Restricted Subsidiaries then outstanding, plus (ii) the aggregate amount of Consolidated Funded Debt of the Company and its Restricted Subsidiaries then outstanding.

         Treasury Yield means, when used with respect to the Notes of any series, the yield which shall be imputed from the yields of those actively traded "On the Run" United States Treasury Notes having maturities as close as practicable to the Weighted Average Life to Maturity of the Notes of such series interpolating linearly between representative yields (as necessary).
"On the Run" United States Treasury Notes shall mean the most recently auctioned United States Treasury Notes for such maturity, which are currently available through Telerate page 500. The yields of such United States Treasury Notes shall be determined as of 10:00 A.M. Eastern Time on the fifth Business Day prior to the applicable Optional Prepayment Date or Redemption Date.

         Trustee means the party named as such in this Indenture until a successor replaces it and thereafter means the successor and if at any time there is more than one such party, "Trustee" as used with respect to the Notes of any series shall mean the Trustee with respect to Notes of that series.

         Trust Officer means any officer or assistant officer in the corporate trust department of the Trustee assigned by the Trustee to administer its corporate trust matters.

         United States means the United States of America.

         U. S. Government Obligations means direct obligations of, or obligations entitled to the full faith and credit of, the United States.

         Unrestricted Subsidiary means, as of any date of determination, any Subsidiary of the Company that is not a Restricted Subsidiary.

         Weighted Average Life to Maturity as applied to any Indebtedness at any date means the number of years obtained by dividing (a) the then unpaid principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or required payment, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the date on which such payment is to be made.

         Wholly-owned Restricted Subsidiary means any Restricted Subsidiary all of whose outstanding shares (other than directors' qualifying shares required by law) of every class of capital stock, at the time as of which any determination is being made, are owned, beneficially and of record, by the Company or one or more other Wholly-owned Restricted Subsidiaries, or both.

Section 1.02     Other Definitions.

         TERM                                                       DEFINED IN SECTION

         Act                                                                 9.15(a)
         D&P                                                                 3.08(a)
         Event of Default                                                    5.01
         Final Consent Date                                                  2.06
         Investment                                                          4.09
         Legal Holiday                                                       9.08
         Moody's                                                             3.08(a)
         Non-Consenting Note                                                 2.06
         Paying Agent                                                        2.03
         prepayment offer                                                    3.01(b)(iii)
         Purchase Date                                                       3.08(b)
         Put Event                                                           3.08(a)
         Registrar                                                           2.03
         Restricted Payment                                                  4.08
         security register                                                   2.03

Section 1.03     Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 Commission means the SEC.
                 indenture securities means the Notes.
                 indenture security holder means a Holder or a Noteholder. indenture to be qualified means this Indenture.
                 indenture trustee or institutional trustee means the Trustee. obligor on the indenture securities means the Company and any other obligor thereon.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

Section 1.04     Rules of Construction.

         Unless the context otherwise requires:

                 (1)  a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date of this Indenture;

                 (3)  "or" is not exclusive;

                 (4) words in the singular include the plural, and in the plural include the singular; and

                 (5) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II.

                                   THE NOTES

Section 2.01     Forms Generally and Dating.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of, in the case of the Series A Notes, Exhibit A, in the case of the Series B Notes, Exhibit B, in the case of the Series C Notes, Exhibit C, in the case of the Series D Notes, Exhibit D, and, in the case of the Series E Notes, Exhibit E. The Notes may have such notations, legends or endorsements as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required by law, stock exchange rule or usage. The Company shall approve the form of the Notes of each series and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

Section 2.02     Execution and Authentication; Denominations.

         Two Officers shall sign the Notes for the Company by facsimile signature. The Company's seal shall be reproduced on the Notes.

         If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

         A Note shall not be entitled to any benefit under this Indenture or be valid for any purpose until the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Notwithstanding the foregoing, if any Note shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in
Section 2.09 together with a written statement (which need not comply with Sections 9.04 and 9.05 and need not be accompanied by an Opinion of Counsel) stating that such Note has not been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed not to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

         The Trustee shall authenticate for original issue Series A Notes in the aggregate Original Principal Amount of up to $5,000,000, Series B Notes in the aggregate Original Principal Amount of up to $26,500,000, Series C Notes in the aggregate Original Principal Amount of up to $36,000,000, Series D Notes in the aggregate Original Principal Amount of up to $32,000,000 and Series E Notes in the aggregate Original Principal Amount of up to $20,000,000, in each case upon a written order of the Company, signed by two Officers. Such written order shall specify the aggregate Original Principal Amount of the Notes of each series to be authenticated and the date on which the original issue of the Notes is to be authenticated. The aggregate Original Principal Amount of each series of Notes outstanding at any time may not exceed such amounts except as provided in Section 2.07.

         The Notes shall be issuable only in registered form without coupons in denominations of $100,000 in Original Principal Amount and any integral multiple thereof.

Section 2.03     Registrar and Paying Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent").
The Registrar shall keep a register (the "security register") of the Notes of each series and of their transfer and exchange. The Company may have one or more co-Registrars (provided that there shall be only one security register, which shall be maintained by the principal Registrar) and one or more additional paying agents with respect to any series of Notes. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         The Company initially appoints the Trustee as Registrar and Paying Agent for each series of Notes.

Section 2.04     Paying Agent to Hold Money in Trust.

         Each Paying Agent shall hold in trust for the benefit of Holders of the Notes of the relevant series or the Trustee all money held by the Paying Agent for the payment of any amount in respect of the Notes of such series, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for such money.

Section 2.05     Noteholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date for the Notes of each series and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders of that series.

Section 2.06     Transfer and Exchange.

         When Notes are presented to the Registrar or a co-Registrar with a request to register a transfer of them, the Registrar shall register the transfer as requested if its requirements for such transfer are met. When Notes are presented to the Registrar or a co-Registrar with a request to exchange them for an equal aggregate Original Principal Amount of Notes of the same series of other authorized denominations and otherwise containing identical terms and provisions, the Registrar shall make the exchange as requested if its requirements for such exchange are met. The Registrar shall require, among other things, that any Note presented or surrendered for transfer or exchange be duly endorsed, or be accompanied by appropriate transfer documents duly executed, by the Holder thereof or its attorney duly authorized in writing. To permit transfers and exchanges, the Trustee shall authenticate Notes at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         The Registrar shall not be required to register the transfer of or exchange (i) any Note to be prepaid at the option of the Company pursuant to paragraph 6 of the Notes of the applicable series or any Series C Note in respect of which a prepayment offer made by the Company in accordance with clause (iii) of Section 3.01(b) is validly accepted by the Holder thereof (except, in the case of any such Note (including any such Series C Note) not prepaid in full, a transfer or exchange thereof after notation has been made thereon by the Trustee following the relevant Optional Prepayment Date of the amount of such prepayment and the change in the amount of each Principal Installment thereafter due and payable with respect to such Note as contemplated by Section 3.07) or (ii) any Note in respect of which a notice requiring the purchase thereof by the Company at the option of the Holder pursuant to paragraph 8 of the Notes has been given by the Holder thereof in accordance with Section 3.08 (except, in the case of any Note to be so purchased in part, the portion thereof not to be so purchased).

         Further, if the Company shall solicit the consent of the Holders to a Prohibited Act or Increased Debt Capacity as contemplated by Section 3.02, the Registrar shall not be required to register the transfer of or exchange any Notes during the period commencing at the opening of business on the day following the date of the Company's written request for such consent (or, if a record date has been fixed by the Company for the determination of Holders entitled to give such consent, the opening of business on the day following such record date) and ending at the close of business on the second full Business Day following the last day on which consent may be given by the Holders in response to such solicitation (which day (the "Final Consent Date") shall not be more than 30 days after the date of the Company's written request for such consent). If the Company has not received the consent of a Majority-in-Interest of Holders to the Prohibited Act or Increased Debt Capacity for which such consent has been solicited by the Final Consent Date, then the Registrar shall also not be required to register the transfer of or exchange any Note with respect to which the requested consent was not validly given on or prior to the Final Consent Date (each a "Non-Consenting Note") unless the Company has advised the Registrar that it will not exercise its option to redeem the Non-Consenting Notes pursuant to Section 3.02(a) or
Section 3.02(b), as applicable, or the Company fails to give notice of such optional redemption to the Holders of Non-Consenting Notes within the time period specified in Section 3.04 or to deposit the redemption price therefor with the Paying Agent as and when required by Section 3.06.

Section 2.07     Replacement Notes.

         If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of the same series if the Trustee's requirements for such replacement are met. If required, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company.

         In case any such mutilated, lost, destroyed or wrongfully-taken Note has become or is about to become due and payable, or is about to be purchased by the Company at the option of the Holder pursuant to paragraph 8 of such Note and Section 3.08, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note.

Section 2.08     Temporary Notes.

         Pending the preparation of definitive Notes of any series, the Company may execute and the Trustee, upon the written order of the Company pursuant to
Section 2.02, shall authenticate temporary Notes. Temporary Notes of any series shall be in authorized denominations and shall be substantially in the form of definitive Notes of such series, but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall cause definitive Notes of that series to be prepared and, upon surrender for cancellation of any one or more temporary Notes of such series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like aggregate Original Principal Amount of definitive Notes of authorized denominations of the same series and containing identical terms and provisions. Until so exchanged the temporary Notes of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such series.

Section 2.09     Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation, including, as provided in Section 2.02, authenticated Notes which the Company has not issued and sold. The Company and each Agent shall forward to the Trustee for cancellation any Notes surrendered to them for transfer, exchange, payment, redemption, prepayment or for purchase at the option of the Holder thereof. The Trustee and no one else shall cancel all Notes surrendered for transfer, exchange, payment, redemption, prepayment, purchase or cancellation, and may dispose of cancelled Notes as the Company directs. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.10     Payment of Interest; Defaulted Interest.

         Interest (except defaulted interest) on a Note of any series which is payable on any Interest Payment Date shall be paid to the Holder in whose name that Note (or one or more predecessor Notes) is registered on the security register at the close of business on the Regular Record Date for such interest payment; provided, however, that interest payable on any Maturity Date (other than certain Purchase Dates as provided in Section 3.08) shall be payable to the person to whom principal is payable. At the option of the Company, payment of interest on any Note may be made by check mailed to the address of the person entitled thereto as such address appears in the security register, subject, however, to the provisions of paragraph 3 of the Notes with respect to the rights of each Holder satisfying the requirements thereof to receive payment by wire transfer to an account designated by such Holder.

         If the Company defaults in a payment of interest on the Notes of any series on any Interest Payment Date, it shall pay the defaulted interest to the persons who are Holders of Notes of such series at the close of business on a subsequent special record date. The Company shall fix the special record date and payment date. At least 15 days before the special record date, the Company shall mail to each Holder of Notes of such series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment. The Company may pay defaulted interest in any other lawful manner. Any payment of defaulted interest shall include the additional interest, if any, that has accrued on such defaulted interest in accordance with paragraph 1 of the Notes of such series and Section 4.02.

Section 2.11     Persons Deemed Owners.

         Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any Agent may treat the person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to Section 2.10) interest on such Note and for all other purposes whatsoever, and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.

                                  ARTICLE III.

                      PREPAYMENT, REDEMPTION AND PURCHASE


         Section 3.01     Optional Prepayment.

         (a) Series A Notes. The Company, at its option, may prepay the Series A Notes in accordance with paragraph 6 of the Series A Notes, in whole at any time or, subject to Section 3.01(d), in part from time to time.

         (b) Series B Notes and Series C Notes. The Company, at its option, may prepay the Series B Notes in accordance with paragraph 6 of the Series B Notes and the Series C Notes in accordance with paragraph 6 of the Series C Notes, in whole at any time or, subject to Section 3.01(d), in part from time to time, subject, however, to the following:

                 (i) No optional prepayment the Optional Prepayment Date for which is prior to February 1, 2000 may be made with respect to the Series B Notes unless simultaneously therewith the Company is making an optional prepayment with respect to the same percentage of the aggregate unpaid principal amount of the outstanding Series C Notes (subject to rounding differences).

                 (ii) Subject to clause (iii) below, no optional prepayment the Optional Prepayment Date for which is prior to February 1, 2001 may be made with respect to the Series C Notes unless simultaneously therewith the Company is making an optional prepayment with respect to the same percentage of the aggregate unpaid principal amount of the outstanding Series B Notes (subject to rounding differences).

                 (iii) If the Company determines to make an optional prepayment with respect to the Series B Notes on an Optional Prepayment Date that is on or after February 1, 2000 and on or prior to January 31, 2001, then, in accordance with Section 3.03(c), the Company shall give written notice thereof to each Holder of Series C Notes at the same time that the notice of such optional prepayment is given to the Holders of Series B Notes pursuant to Section 3.03(b) and shall offer to prepay in the aggregate the same percentage of the aggregate unpaid principal amount of the outstanding Series C Notes on such Optional Prepayment Date as it has elected to prepay of the outstanding Series B Notes on such date, at a prepayment price equal to the unpaid principal amount of the Series C Notes or portions thereof to be prepaid, plus accrued and unpaid interest on the unpaid principal amount so prepaid to the Optional Prepayment Date (a "prepayment offer"). Any Holder intending to accept such prepayment offer shall deliver written notice of such acceptance, which shall be irrevocable unless waived by the Company, to the Paying Agent by the close of business on the sixteenth day preceding the Optional Prepayment Date, which notice shall specify the name of such Holder and shall identify the Series C Notes as to which the prepayment offer is accepted and the Original Principal Amount and unpaid principal amount thereof. No such notice shall be deemed to be delivered until such notice is actually received by the Paying Agent. The right of the Holders of Series C Notes to accept the prepayment offer shall terminate as of the close of business on the sixteenth day preceding the Optional Prepayment Date. With respect to each Series C Note as to which notice has been validly given to the Paying Agent of the Holder's acceptance of the prepayment offer, the portion of the unpaid principal amount thereof to be prepaid shall be determined on the same basis as if all Holders of Series C Notes had accepted the prepayment offer and the aggregate amount that the Company offered to prepay was applied to the prepayment of the outstanding Series C Notes pro rata in accordance with the respective unpaid principal amounts thereof as required by Section 3.01(d). The Company shall comply with applicable federal and state securities laws in performing its obligations under this clause (iii).

         (c) Series D Notes and Series E Notes. The Company, at its option, may prepay the Series D Notes in accordance with paragraph 6 of the Series D Notes and the Series E Notes in accordance with paragraph 6 of the Series E Notes, in whole at any time or, subject to Section 3.01(d), in part from time to time; provided, however, that no optional prepayment may be made with respect to either of such two series of Notes unless simultaneously therewith the Company is making an optional prepayment with respect to the same percentage of the aggregate unpaid principal amount of the outstanding Notes of the other of such two series of Notes (subject to rounding differences).

         (d) Partial Prepayments. In the event of any partial prepayment of the Notes of a series pursuant to paragraph 6 of the Notes of such series, the aggregate principal amount of such prepayment shall be applied to the partial prepayment of the outstanding Notes of such series pro rata in accordance with the respective unpaid principal amounts thereof and shall be applied ratably to the unpaid principal amount per $100,000 in Original Principal Amount of a Note, with the amount of such prepayment per $100,000 in Original Principal Amount of a Note of such series being rounded, if applicable, to the nearest $1.00. Subject to such rounding, the aggregate principal amount of any partial prepayment of the Notes of any series shall be in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof; provided, however, that when the Company, in accordance with Section 3.01(b) or 3.01(c), is required to make an optional prepayment with respect to two series of the Notes if it exercises its option to make a prepayment with respect to one of such series, then the foregoing minimum amount requirement shall only apply to the aggregate principal amount of the partial prepayment with respect to the Notes of one of such two series, and the aggregate principal amount of the partial prepayment with respect to the other of such two series shall be the amount determined in accordance with Section 3.01(b) or 3.01(c), as applicable.

Section 3.02     Optional Redemption of Non-Consenting Notes.

         (a) If the Company has requested in writing the consent of the Holders of the outstanding Notes to a Prohibited Act and the Company has not received the consent of a Majority-in-Interest of Holders of the Notes within 30 days thereafter, the Company, at its option, may redeem in accordance with paragraph 7(a) of the Notes of each applicable series all (but not less than all) of the Non-Consenting Notes on a Redemption Date selected by the Company that is not less than 30 days nor more than 60 days after the date of the Company's written request; provided, however, that (i) such Prohibited Act is undertaken in good faith for a bona fide business reason and not primarily to avoid the requirements applicable to a prepayment pursuant to Section 3.01, and
(ii) at the time any notice of redemption under this Section 3.02(a) is given,
(x) the Company shall have sufficient funds available to it to pay the aggregate redemption price payable on the Redemption Date, and (y) immediately before and after giving effect to the redemption of the Non-Consenting Notes and after giving effect to such Prohibited Act, the Company would be permitted to incur at least $1.00 of additional Funded Debt pursuant to Section 4.11(b) and no Event of Default or Default exists or would then be continuing.

         (b) If at any time on or after December 1, 1999, the Company has requested in writing the consent of the Holders of the outstanding Notes to Increased Debt Capacity and the Company has not received the consent of a Majority-in-Interest of Holders of the Notes within 30 days thereafter, the Company, at its option, may redeem in accordance with paragraph 7(b) of the Notes of each applicable series all (but not less than all) of the Non-Consenting Notes on a Redemption Date selected by the Company that is not less than 30 days nor more than 60 days after the date of the Company's written request; provided, however, that at the time any notice of redemption under this Section 3.02(b) is given, (i) the Company shall have sufficient funds available to it to pay the aggregate redemption price payable on the Redemption Date, and (ii) immediately before and after giving effect to the redemption of the Non-Consenting Notes and after giving effect to such Increased Debt Capacity, the Company would be permitted to incur at least $1.00 of additional Funded Debt pursuant to Section 4.11(b) and no Event of Default or Default exists or would then be continuing.

Section 3.03     Notices to Trustee and Holders With Respect to Optional
Prepayments.

         (a) If the Company elects to prepay the Notes of any series pursuant to paragraph 6 of the Notes of such series, it shall so notify the Trustee and set forth in such notice the Optional Prepayment Date, the aggregate unpaid principal amount of the Notes of such series to be prepaid and, with respect to the prepayment price, the unpaid principal amount to be prepaid per $100,000 in Original Principal Amount of the Notes of such series and whether a premium may be payable pursuant to paragraph 6 of the Notes of such series. If such optional prepayment is to be made during any period that the Company is required pursuant to Section 3.01(b) or Section 3.01(c) to make a pro rata prepayment with respect to two series of the Notes if it elects to make an optional prepayment with respect to either of such series, then such notice to the Trustee shall set forth the information required by the preceding sentence as to each such series of Notes and state that such prepayment is being made pursuant to Section 3.01(b) or Section 3.01(c), as applicable. Further, if such optional prepayment is to be made with respect to the Series B Notes during the period that the Company is required to make a simultaneous prepayment offer to the Holders of Series C Notes pursuant to clause (iii) of
Section 3.01(b), such notice to the Trustee shall set forth the terms of such prepayment offer in accordance with clause (iii) of Section 3.01(b).

         The Company shall give each notice provided for in this Section 3.03(a) to the Trustee at least 60 days before the Optional Prepayment Date (unless a shorter notice shall be satisfactory to the Trustee).

         (b) Notice of the Company's election to make an optional prepayment with respect to the Notes of any series shall be sent to the Holders of Notes of such series in the manner provided in Section 9.02 not less than 30 days nor more than 60 days before the Optional Prepayment Date.

         The notice shall identify the series of Notes to be prepaid (and, in the case of a partial prepayment, the aggregate unpaid principal amount of the Notes of such series to be prepaid) and shall state:

                 (1)      the Optional Prepayment Date;

                 (2) with respect to the prepayment price, the unpaid principal amount to be prepaid per $100,000 in Original Principal Amount of Notes of such series, that the prepayment price will include the accrued and unpaid interest on the unpaid principal amount to be prepaid to the Optional Prepayment Date and whether such prepayment price may include a premium;

                 (3) if a premium may be payable, that the amount of such premium will be determined as of a specified date prior to the Optional Prepayment Date and the method of calculating the same in accordance with this Indenture;

                 (4)      the name and address of the Paying Agent; and

                 (5) that Notes of such series must be surrendered to the Paying Agent to collect the prepayment price and that on and after the Optional Prepayment Date interest shall cease to accrue on the principal amount to be prepaid.

         At the Company's request, the Trustee shall give the notice of prepayment in the Company's name and at the Company's expense, provided that the Company shall have furnished to the Trustee the Officers' Certificate and Opinion of Counsel required pursuant to Section 9.04 at least five days prior to the date that the Trustee is required to take any action in connection with a prepayment.

         Not less than two Business Days prior to the Optional Prepayment Date, the Company shall deliver to the Trustee an Officers' Certificate setting forth the amount, if any, of the premium to be included in the prepayment price per $100,000 in Original Principal Amount of the Notes of the applicable series and, in reasonable detail, the calculation thereof. Such calculation shall, absent manifest error, be conclusive and binding on the Holders of such Notes. At the request of a Holder, the Trustee shall advise such Holder of the amount of the premium and the calculation thereof or furnish such Holder with a copy of the Officers' Certificate setting forth such calculation.

         (c) If a prepayment offer is required to be made to the Holders of Series C Notes pursuant to clause (iii) of Section 3.01(b), notice of such prepayment offer shall be sent to the Holders of Series C Notes in the manner provided in Section 9.02 at the same time as the notice of the relevant optional prepayment with respect to the Series B Notes is sent to the Holders of Series B Notes pursuant to Section 3.03(b).

         The notice shall state that a prepayment offer is being made to the Holders of Series C Notes as required by the Indenture (and, in the case of a partial prepayment, the aggregate unpaid principal amount of the Series C Notes to be prepaid if the prepayment offer is accepted by all Series C Noteholders) and shall:

                 (1)      state the Optional Prepayment Date;

                 (2) with respect to the prepayment price, state the unpaid principal amount to be prepaid per $100,000 in Original Principal Amount of Series C Notes with respect to which the prepayment offer is accepted, that the prepayment price will include the accrued and unpaid interest on the unpaid principal amount to be prepaid to the Optional Prepayment Date and that no premium will be payable;

                 (3)      state the name and address of the Paying Agent;

                 (4) provide a brief description of the procedures to be followed by Holders of Series C Notes to accept the prepayment offer, including a statement as to the date by which notices of acceptance of the prepayment offer must be received by the Paying Agent and that such notices of acceptance will be irrevocable; and

                 (5) state that Series C Notes with respect to which the prepayment offer has been accepted must be surrendered to the Paying Agent to collect the prepayment price and that on and after the Optional Prepayment Date interest shall cease to accrue on the principal amount of such Series C Note to be prepaid.

Section 3.04     Notices to Trustee and Holders With Respect to Redemption.

         (a) If the Company requests in writing the consent of the Holders of the outstanding Notes to a Prohibited Act or, at any time on or after December 1, 1999, to Increased Debt Capacity, the Company may include in such written request the notice required by Section 3.04(c) of its election to redeem the Non-Consenting Notes if the consent of a Majority-in-Interest of Holders of the Notes has not been received within 30 days after the date of such request, which election may be made subject to such other conditions not inconsistent with this Indenture or the terms of the Notes as the Company may deem appropriate. If the notice of redemption is so included in the Company's written request, then the notice to the Trustee and the Officers' Certificate required by Section 3.04(b) shall be given to the Trustee on or before the date such written request is sent to the Holders.

         (b) If the Company elects to redeem the Non-Consenting Notes pursuant to paragraph 7 of the Notes, it shall notify the Trustee of the Redemption Date, whether such redemption is being made pursuant to Section 3.02(a) or Section 3.02(b), and, with respect to the redemption price for the Non-Consenting Notes of each series, the unpaid principal amount per $100,000 in Original Principal Amount of the Notes of such series, the amount of the accrued and unpaid interest on such unpaid principal amount to the Redemption Date, and whether a premium may be payable pursuant to paragraph 7(a) or paragraph 7(b), as applicable, of the Notes of such series. If known at the time such notice is given, the notice shall also state the aggregate unpaid principal amount of the Non-Consenting Notes of each series. Together with such notice, the Company shall furnish to the Trustee an Officers' Certificate evidencing compliance with the restrictions on such redemption set forth in
Section 3.02(a) or Section 3.02(b), as applicable.

         Except as otherwise provided in Section 3.04(a), the Company shall give each notice provided for above in this Section 3.04(b) to the Trustee at least 15 days before the Redemption Date. If such notice is given to the Trustee on or before the date of the Company's written request for consent as contemplated by Section 3.04(a), then promptly following the determination thereof, the Company shall notify the Trustee of whether the conditions to the Company's election to redeem the Non-Consenting Notes have been satisfied or, if permissible, waived and, if so, the aggregate unpaid principal amount of the Non-Consenting Notes of each series and the identification thereof.

         (c) Notice of the Company's election to redeem Non-Consenting Notes shall be sent to the Holders of such Notes in the manner provided in
Section 9.02 not less than 15 days before the Redemption Date, except as otherwise provided in Section 3.04(a).

         The notice shall identify the provision of the Notes and this Indenture pursuant to which redemption is being made (and, if known at the time of such notice, the aggregate unpaid principal amount of the Non-Consenting Notes of each applicable series) and shall:

                 (1)       state the Redemption Date;

                 (2) with respect to the redemption price for the Non-Consenting Notes of each series, state the unpaid principal amount per $100,000 in Original Principal Amount of the Notes of such series, that the redemption price will include the accrued and unpaid interest on such unpaid principal amount to the Redemption Date and whether such redemption price may include a premium;

                 (3) if a premium may be payable, state that the amount of such premium will be determined as of a specified date prior to the Redemption Date and the method of calculating the same in accordance with this Indenture;

                 (4) if such notice is included in the Company's written request for consent as contemplated by Section 3.04(a), provide a brief description of the conditions to the Company's election to redeem Non-Consenting Notes and of the procedures for notifying Non-Consenting Holders of the satisfaction or, if permissible, waiver thereof;

                 (5)      state the name and address of the Paying Agent; and

                 (6) state that Non-Consenting Notes must be surrendered to the Paying Agent to collect the redemption price and that on and after the Redemption Date interest shall cease to accrue on the Non-Consenting Notes.

         At the Company's request, the Trustee shall give the notice of redemption (if not included in the Company's written request for consent) in the Company's name and at the Company's expense, provided that the Company shall have furnished to the Trustee the Officers' Certificate and Opinion of Counsel required pursuant to Section 9.04 at least five days prior to the date that the Trustee is required to take any action in connection with a redemption.

         Not less than two Business Days prior to the Redemption Date, the Company shall deliver to the Trustee an Officers' Certificate setting forth the amount, if any, of the premium to be included in the redemption price per $100,000 in Original Principal Amount of the Non- Consenting Notes of each series and, in reasonable detail, the calculation thereof. Such calculation shall, absent manifest error, be conclusive and binding on the Holders of such Notes. At the request of a Holder, the Trustee shall advise such Holder of the amount of the premium and the calculation thereof or furnish such Holder with a copy of the Officers' Certificate setting forth such calculation.

Section 3.05     Effect of Notice of Prepayment or Redemption.

         Once notice of prepayment is mailed, Notes (or the applicable portion thereof) of the series to be prepaid shall become due and payable on the Optional Prepayment Date and at the applicable prepayment price. Upon surrender to the Paying Agent, Notes (or the applicable portion thereof) of the series to be prepaid shall be paid at the applicable prepayment price for such Notes.

         Once notice of redemption is mailed (or, if such redemption is subject to the satisfaction or, if permissible, waiver of conditions stated in such notice, then upon the satisfaction or waiver of such conditions), Non-Consenting Notes shall become due and payable on the Redemption Date and at the applicable redemption price. Upon surrender to the Paying Agent, Non-Consenting Notes shall be paid at the applicable redemption price for such Notes.

Section 3.06     Deposit of Prepayment Price or Redemption Price.

         On or before noon, New York time, on the relevant Optional Prepayment Date or Redemption Date, the Company shall deposit with the Paying Agent money, in immediately available funds, sufficient to pay the applicable prepayment price or redemption price, as the case may be, of all Notes (or portions thereof) to be prepaid or redeemed on that date. If such deposit is so made, then on and after such Optional Prepayment Date or Redemption Date, interest shall cease to accrue on the Notes (or portions thereof) to be prepaid or redeemed on such date.

Section 3.07     Notes Prepaid in Part.

         Upon surrender of a Note that is prepaid in part, the Trustee shall place an appropriate notation thereon of the portion of the unpaid principal amount per $100,000 in Original Principal Amount of such Note that was prepaid and of the change in the amount of each Principal Installment thereafter due and payable per $100,000 in Original Principal Amount of such Note, and shall return such Note to the Holder. Alternatively, if the Company or the Trustee so determines, the Company shall execute and the Trustee shall authenticate and deliver a new Note of the same series and in the same Original Principal Amount in exchange for the Note so prepaid in part that reflects such prepayment and changed terms.

Section 3.08     Change of Control.

         (a)     With respect to the Notes of each series, in the event that
(i) a Change of Control shall occur at any time after the date on which the Notes of such series are first issued under this Indenture and on or prior to the Stated Maturity Date of the Notes of such series and (ii) on any date which occurs during the period commencing 90 days before and ending 90 days after the date that a public filing has been made with the SEC or other general public disclosure has been made indicating the occurrence of such Change of Control, the then current rating of the Notes of such series by Duff & Phelps Credit Rating Co. or its successor ("D&P") or by Moody's Investors Service, Inc. or its successor ("Moody's") is downgraded to lower than BBB-, in the case of D&P (or an equivalent successor rating), or lower than Baa3, in the case of Moody's (or an equivalent successor rating) and, in the event that such downgrading shall have occurred during the 90-day period prior to such public disclosure, the rating assigned to the Notes of such series by D&P or Moody's as of the close of business on the date of such public disclosure remains lower than BBB- or lower than Baa3, respectively (the occurrence of the conditions specified in both (i) and (ii) being a "Put Event"), then each Holder of Notes of such series shall have the right, at such Holder's option and subject to the conditions of this
Section 3.08, to require the Company to purchase all or any portion (such portion to be $100,000 in Original Principal Amount or an integral multiple thereof) of such Holder's Notes of such series at a purchase price equal to 100% of the unpaid principal amount of such Note (or such portion), plus accrued and unpaid interest on the unpaid principal amount of such Note (or such portion) to the Purchase Date (as hereinafter defined). The exercise by a Holder of its right to require the Company to purchase all or a portion of such Holder's Notes pursuant to this Section 3.08 shall be irrevocable unless waived by the Company. Notwithstanding anything to the contrary in this Section 3.08, with respect to the Notes of any series, the Company shall not be obligated to purchase Notes of such series or give notice to the Holders thereof with respect to more than one Put Event.

         (b) In case a Put Event shall have occurred, the Company shall, in the manner provided in Section 9.02, give written notice of such Put Event to the Trustee and to each Holder of outstanding Notes of such series within fifteen days following such occurrence, which notice shall set forth details regarding the right of the Holders to require the Company to purchase Notes of such series, the date (the "Purchase Date") fixed for purchase by the Company of such Notes, which date shall (subject to Section 9.08) be the 90th day following the date on which such notice is mailed by the Company, and the name and address of the Paying Agent (which, for purposes of this Section 3.08, shall be the Trustee) to which such Notes are to be presented and surrendered and, if applicable, shall state that interest accrued to the Purchase Date will be paid as specified in said notice and that on and after said Purchase Date interest on Notes (or portions thereof) presented and surrendered for purchase shall cease to accrue. Any Holder intending to exercise its right to put its Notes to the Company shall deliver written notice of such intention to the Paying Agent, and shall concurrently present and surrender the Notes to be purchased to the Paying Agent in proper form for purchase by the Company, by the close of business on the fifteenth day preceding the Purchase Date. Any Note so surrendered for purchase in part shall (if the Company, the Registrar or the Trustee so requires) be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and/or the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing. Such notice by a Holder shall specify the name of such Holder, identify the Notes so surrendered, their aggregate Original Principal Amount and, if less than the entire Original Principal Amount thereof is to be purchased, the portion of such Original Principal Amount to be purchased (in increments of $100,000 in Original Principal Amount) and the denomination or denominations (which shall be $100,000 in Original Principal Amount or an integral multiple thereof) of the

Note or Notes of the same series to be issued to the Holder for the portion of the Original Principal Amount of the surrendered Note not to be purchased. No such notice shall be deemed to have been delivered, and no such Notes shall be deemed to have been presented and surrendered, until such notice and Notes are actually received by the Paying Agent. The right of the Holders to require the Company to purchase Notes pursuant to this Section 3.08 shall terminate as of the close of business on the fifteenth day preceding the Purchase Date and the Company shall not be obligated to purchase any Notes presented and surrendered thereafter.

         (c) With respect to each Note which has been properly presented and surrendered and as to which notice has been given to the Paying Agent of the Holder's intention to put the same (or any portion thereof) to the Company in accordance with this Section 3.08, such Note (or portion thereof) shall become due and payable on the Purchase Date and, on and after the Purchase Date (unless, as to any such Note (or portion thereof), the Company fails to deposit the purchase price thereof and pay the accrued interest thereon as provided below), interest on such Note (or portion thereof) shall cease to accrue. On or before noon, New York time, on the Purchase Date, the Company shall deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of and (except if the Purchase Date is an interest payment date) accrued interest on all Notes (or portions thereof) to be purchased on the Purchase Date. The Paying Agent shall promptly mail (or deliver by wire transfer under the circumstances described in paragraph 3 of the Notes of each series) to the Holders of Notes payment in an amount equal to such purchase price and accrued interest; provided, however, that (i) installments of interest for which the Interest Payment Date or other date fixed for payment thereof is on or prior to the Purchase Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Regular Record Date or special record date, as the case may be, according to their terms and the provisions of Section 2.10 and
(ii) if the Purchase Date is after a record date for the payment of interest on Notes of such series and before the related interest payment date, any accrued and unpaid interest to the Purchase Date will be payable on the Purchase Date to the person who was the registered Holder of such Note at the close of business on such record date.

         If any Note is duly surrendered in accordance with this Section 3.08 for purchase in part only, the Company shall execute and the Trustee shall promptly authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in its notice given pursuant to Section 3.08(b) in aggregate Original Principal Amount equal to and in exchange for the unpurchased portion of the Original Principal Amount of the Note so surrendered.

         The Company shall comply with applicable federal and state securities laws in performing its obligations under this Section 3.08.

         (d) The Company shall take all reasonable action necessary to enable D&P and Moody's to provide ratings for the Notes of each series.

         (e) Notwithstanding anything to the contrary in this Indenture, if the giving of the notice of a Put Event shall have been completed as provided in this Section 3.08, or if provision satisfactory to the Trustee for the giving of such notice shall have been made, and if the Company shall have deposited with the Paying Agent funds sufficient to purchase the Notes (or portions thereof) to be purchased on the Purchase Date, at the applicable purchase price and to pay as provided above the accrued and unpaid interest thereon, then all obligations of the Company in respect of such Notes (or portions thereof) shall cease and be discharged and the Holders of such Notes shall thereafter be restricted exclusively to such funds for any and all claims of whatsoever nature on their part under this Indenture or in respect of such Notes (or portions thereof).


                                  ARTICLE IV.

                                   COVENANTS

Section 4.01     Payment of Notes.

         The Company shall make all payments in respect of the Notes of each series on the dates and in the manner provided in the Notes of such series or pursuant to this Indenture. The Original Principal Amount, each Principal Installment, prepayment price, redemption price, purchase price and interest, as applicable, shall be considered paid on the applicable date due if on such date the Paying Agent or the Trustee holds, in accordance with this Indenture, money sufficient to pay all amounts then due.


Section 4.02     Interest on Overdue Amounts.

         To the extent permitted by law, the Company shall pay interest on overdue principal, premium, if any, and interest payable with respect to the Notes of each series at a rate per annum equal to the greater of (x) the rate of interest announced publicly from time to time by The Bank of New York in New York, New York as its "prime rate" or (y) 2% in excess of the rate per annum otherwise applicable to the Notes of such series as set forth on the face of such Notes, which interest shall accrue from and including the date such overdue amount was originally due to but excluding the date payment of such overdue amount has been made or duly provided for in full (after as well as before judgment).

Section 4.03     Designation of Restricted Subsidiaries.

         (a) The Company at any time may designate an Unrestricted Subsidiary as a Restricted Subsidiary or designate a Restricted Subsidiary as an Unrestricted Subsidiary, provided that (i) no Event of Default or Default shall exist immediately before or after such designation, (ii) on a pro forma basis at the time of such designation, the Company would then be permitted to incur at least $1.00 of additional Funded Debt pursuant to Section 4.11(b), and
(iii) such designation
shall not render the Company and its Restricted Subsidiaries insolvent or generally unable to pay its or their respective debts as they become due and, provided, further, that the Company delivers to the Trustee an Officers' Certificate with respect to such designation within 75 days after the end of the fiscal quarter of the Company in which such designation is made (or, in the case of a designation made during the last fiscal quarter of any fiscal year of the Company, within 120 days after the end of such fiscal year) which Officers' Certificate shall state the effective date of such designation. The Company shall make the initial designation of Restricted Subsidiaries with respect to the Notes, and deliver the required Officers' Certificate to the Trustee, on or prior to the date of initial issuance of Notes of each series.

         (b) The Company may from time to time designate as "Restricted Assets" in the manner set forth in Section 4.03(a), a discrete CATV System or Systems, or other discrete cable broadcast properties with measurable Cash Flow attributable thereto and in respect of which separately identifiable books and records are maintained, provided that (i) such Restricted Assets shall at all times be directly owned by a Restricted Subsidiary, and shall, for all purposes hereof be deemed assets of such Restricted Subsidiary, and (ii) at the time of such designation the Company shall comply with the provisions of Section 4.03(a). The Company may designate any "Restricted Asset" as an "Unrestricted Asset," provided that (i) after such designation, such asset shall not be owned by a Restricted Subsidiary, and (ii) at the time of such designation the Company shall comply with the provisions of Section 4.03(a).

Section 4.04     SEC Reports.

         The Company shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA Section 314(a).

Section 4.05     Corporate Existence.

         Except as otherwise specifically permitted by Sections 4.13 and 4.14, the Company will preserve and keep in force and effect, and will cause each Restricted Subsidiary to preserve and keep in force and effect, its and their respective corporate existences and all franchises, rights, licenses and permits necessary to the proper conduct of its and their respective businesses, except where any discontinuance or termination of any of the foregoing will not have a material and adverse effect on the Company and its Restricted Subsidiaries, taken as a whole, and will not violate or result in a violation of this Indenture, provided that the Company may not terminate its corporate existence except as permitted by Section 4.13(a).

Section 4.06     Compliance Certificate.

         The Company shall, within 120 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 1994, deliver to the Trustee a certificate of an appropriate Officer covering the period from the date of issuance of such Notes to the end of the fiscal year in which such Notes were issued, in the case of the first such certificate, and covering the preceding fiscal year, in the case of each subsequent certificate, and stating whether or not, to the knowledge of the signer, the Company has complied with all conditions and covenants on its part contained in this Indenture, and, if the signer has obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof. For the purpose of this Section 4.06, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture. The certificate need not comply with Section 9.05.

         The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a written statement signed by the Company's independent auditors stating (1) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (2) whether, in connection with their audit examination, any Event of Default has come to their attention and if such an Event of Default has come to their attention, specifying the nature and period of existence thereof.

Section 4.07     Debt Service Test.

         The Company will not permit the Annualized Cash Flow of the Company and its Restricted Subsidiaries for any fiscal quarter of the Company to be less than 110% of Consolidated Debt Service of the Company and its Restricted Subsidiaries (computed on a pro forma basis) for the four fiscal quarters immediately succeeding the end of such fiscal quarter.

Section 4.08     Restricted Payments; Other Payment Limitations.

         (a) The Company will not, and will not permit any Restricted Subsidiary to, (i) pay or declare any dividend on any class of its capital stock (other than dividends payable solely in capital stock of the Company or warrants, rights or options to acquire capital stock of the Company) or make any other distribution on account of any class of its capital stock, (ii) retire, redeem, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock or any warrants, rights or options to acquire any such shares, or (iii) make or provide for any mandatory sinking fund payments required in connection with any class of its capital stock (all of the foregoing being herein called "Restricted Payments"), except that (1) any Restricted Subsidiary may make Restricted Payments to the Company or another Restricted Subsidiary in respect of cash and other forms of dividends and distributions on account of any series or class of its capital stock, (2) the Company or any Restricted Subsidiary may make cash dividends on Money Market Preferred Stock included within the definition of Funded Debt, and (3) the Company or any Restricted Subsidiary may make any other Restricted Payment, provided that in each case permitted under this clause (3), (x) immediately before and after giving effect to such Restricted Payment, no Event of Default or Default exists or would then be continuing, and (y) immediately before and after giving effect to such transaction, the Company would be permitted to incur at least $1.00 of additional Funded Debt pursuant to Section 4.11(b).

         (b) The Company will not, and will not permit any Restricted Subsidiary to, (i) make any payment of principal, interest or premium, if any, in respect of Subordinated Debt if (A) immediately before or after giving effect to such payment an Event of Default or a Default exists and is continuing, or (B) a Put Event shall have occurred (other than a Put Event with respect to which all time periods for the purchase of Notes to be purchased at the option of the Holders have fully expired), provided, however, that the Company may make regularly scheduled payments with respect to Approved Subordinated Debt in accordance with its terms as in effect on the date hereof (but nothing herein is intended to or shall limit or restrict the subordination terms with respect to any Approved Subordinated Debt), or (ii) make any voluntary purchase, redemption, retirement or prepayment of principal, interest or premium, if any, in respect of Approved Subordinated Debt if immediately before or after giving effect to such purchase, redemption, retirement or prepayment, as the case may be, an Event of Default or a Default exists and is continuing.

Section 4.09     Loan and Investment Limitations.

         The Company will not, and will not permit any Restricted Subsidiary to, make or permit to remain outstanding any loan or advance to, or provide any Guaranty (or enter into any contract or agreement which is substantially equivalent in economic effect to a Guaranty) of the obligations of, or own, purchase or acquire any stock, obligation or securities of, or any other interest in, or make any capital contribution to, any person (such loan, advance, ownership, purchase, acquisition, Guaranty and capital contribution shall herein be referred to as an "Investment") except:

         (a) the Company or any Restricted Subsidiary may endorse negotiable instruments for collection in the ordinary course of business;

         (b) the Company or any Restricted Subsidiary may make an Investment in or with respect to any Restricted Subsidiary, except, to the extent of any Investment by the Company or any Restricted Subsidiary in a less than Wholly-owned Restricted Subsidiary which increases the capitalization of the latter, and the Company or the Restricted Subsidiary making such Investment does not receive, by agreement or otherwise, an equity interest or other economic equivalent attributable to such Investment, such Investment to such extent (but only to such extent) shall be deemed a Restricted Payment and may be made only in compliance with the provisions of Section 4.08 hereof;

         (c) the Company or any Restricted Subsidiary may continue to own the Investments described and listed in Exhibit F to this Indenture;

         (d) the Company or any Restricted Subsidiary may own, purchase or acquire commercial paper rated in the highest category of ratings by Standard & Poor's Corporation or by Moody's;

         (e) the Company or any Restricted Subsidiary may own, purchase or acquire certificates of deposit, having maturities of less than twelve months issued by any commercial bank located in the United States with deposits insured by the FDIC and having combined capital, surplus and undivided profits of at least $100,000,000;

         (f) the Company or any Restricted Subsidiary may own, purchase or acquire obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government or any agency thereof, having a term of less than one year;

         (g) the Company or any Restricted Subsidiary may make other Investments, provided that (i) any such Investment is made without recourse (other than to the extent permitted in Section 4.09(h)) to the Company or any Restricted Subsidiary, (ii) no Event of Default or Default exists immediately before or after giving effect to such Investment, (iii) on a pro forma basis immediately upon making such Investment, the Company would be permitted to incur at least $1.00 of additional Funded Debt pursuant to Section 4.11(b), and
(iv) any such Investment shall not render the Company and its Restricted Subsidiaries insolvent or unable to pay its or their respective debts as they become due;

         (h) the Company or any Restricted Subsidiary may incur a Guaranty, provided that (i) the maximum liability of the Company or the Restricted Subsidiary under any such Guaranty, together with the maximum aggregate amount of liabilities under Guaranties then outstanding, does not exceed 10% of the maximum aggregate amount of Short-Term Debt and Funded Debt which the Company and its Restricted Subsidiaries would then be permitted to incur pursuant to
Section 4.11(b), (ii) the amount of the Company's or the Restricted Subsidiary's liability under any such Guaranty can be readily quantified and such amount shall, by the express terms of such Guaranty, be subject to a specified limit, (iii) the maximum amount of the Company's or the Restricted Subsidiary's liability under such Guaranties shall be deemed Short-Term Debt or Funded Debt by the Company or the Restricted Subsidiary, as the case may be, for all purposes under this Indenture, (iv) the Company or the Restricted Subsidiary could incur the Short-Term Debt or Funded Debt evidenced by such Guaranty pursuant to Section 4.11(b), (v) immediately upon incurring such Guaranty, the Company or the Restricted Subsidiary would be permitted to incur at least $1.00 of additional Funded Debt pursuant to Section 4.11(b), and (vi) no Event of Default or Default exists immediately before or after giving effect to the incurrence of such Guaranty, provided, further, that the Company or any Restricted Subsidiary may permit to remain outstanding each such Guaranty which was permitted to be incurred pursuant to this Section 4.09(h) notwithstanding the fact that such Guaranty would not be permitted to be incurred thereafter;

         (i) the Company or any Restricted Subsidiary may make Investments in or with respect to any Unrestricted Subsidiary, provided that such Investment is made in anticipation of the receipt of funds in the day-to-day operations of the Subsidiaries sufficient to reimburse the Company or such Restricted Subsidiary pursuant to the Company's normal cash management practices; and

         (j)     any Restricted Subsidiary may make Investments in the Company.

Section 4.10     Liens.

         The Company will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien upon any of their respective properties or assets, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, except:

         (a) Company Liens. Any Restricted Subsidiary may create, incur and suffer to exist any Lien upon all or any part of its property in favor of the Company or any other Restricted Subsidiary as security for Indebtedness owing to the Company or such other Restricted Subsidiary;

         (b) Statutory and Good Faith Deposits. The Company and its Restricted Subsidiaries may make and maintain in the ordinary course of business (i) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (ii) good faith deposits in connection with bids, tenders, contracts (other than for the purpose of borrowing money or obtaining credit) or leases (other than Capitalized Leases) to which the Company or any Restricted Subsidiary is a party, including rent security deposits, and (iii) deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or surety, custom or appeal bonds to which the Company or any Restricted Subsidiary is a party, or for the payment of contested taxes or import duties of the Company or any Restricted Subsidiary;

         (c) Statutory and Judgment Liens. The Company and its Restricted Subsidiaries may incur and suffer to exist (i) any Lien which is imposed by law, such as those to secure claims for labor, services and materials if payment of the obligation secured thereby is not yet due, or the validity or amount of which is being contested by appropriate legal proceedings and with respect to which adequate reserves have been established in accordance with generally accepted accounting principles, (ii) any Lien which arises out of a judgment or award against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or with respect to which the Company or such Restricted Subsidiary shall have posted a bond and established adequate reserves in accordance with generally accepted accounting principles for the payment of such judgment or award, and (iii) any Lien for taxes, assessments or other governmental charges or levies not yet due or subject to penalties for non-payment, or the validity or amount of which is being contested by appropriate legal proceedings and with respect to which adequate reserves have been established in accordance with generally accepted accounting principles;

         (d) Purchase Money Liens. The Company or any Restricted Subsidiary may grant or create a Lien upon any real property or equipment or interest therein purchased or acquired by the Company or a Restricted Subsidiary to secure payment of a portion of the purchase price of such real property or equipment or interest therein, provided, however, that in every such case:

(i) the outstanding principal amount of the Short-Term Debt or Funded Debt secured by such Lien does not at any time exceed 100% of the lesser of (x) the purchase price actually paid by the Company or any Restricted Subsidiary for the real property or equipment or interest therein which is encumbered by such Lien, or (y) the fair market value at the time of purchase of such real property or equipment or interest therein which is encumbered by such Lien,
(ii) such Lien does not encumber or constitute a charge against any other asset owned by the Company or any Restricted Subsidiary, (iii) the Short-Term Debt or Funded Debt secured by such Lien is permitted under Section 4.11(b), and (iv) no Event of Default or Default exists immediately before or after giving effect to each such transaction;

         (e) Existing Liens. The Liens described and listed in Exhibit G to this Indenture;

         (f) Stock of Unrestricted Subsidiaries. The Company or any Restricted Subsidiary may grant, create or suffer to exist a Lien consisting of a pledge of its interest in any shares of any class of stock or other security of any Unrestricted Subsidiary owned, directly or indirectly, by the Company or such Restricted Subsidiary, provided that the Indebtedness or obligation secured by such Lien shall be without recourse to the Company or any Restricted Subsidiary or any of its or their other property and assets, except as would otherwise be permitted under this Section 4.10; and

         (g) Liens Equally and Ratably Securing the Notes. The Company or any Restricted Subsidiary may create, assume or suffer to exist a Lien not otherwise permitted by the foregoing provisions of this Section 4.10 if the Company makes or causes to be made effective provision whereby the then outstanding Notes (together with, if the Company shall so determine, any other Indebtedness ranking equally with the Notes, whether then existing or thereafter created) are secured equally and ratably with (or prior to) the Indebtedness secured by such Lien for so long as such Indebtedness shall be so secured. If the Notes are required to be secured pursuant to this Section 4.10(g), (i) the Company shall promptly deliver to the Trustee an Officers' Certificate stating that the requirements of this Section 4.10(g) have been complied with and an Opinion of Counsel with respect to the validity of the Lien so securing the Notes, and (ii) the Trustee is hereby authorized to enter into an indenture supplemental hereto and to take such other action, if any, as it may deem advisable to enable it to enforce the rights of the Holders with respect to such Lien.

Section 4.11     Indebtedness.

         The Company will not, and will not permit any Restricted Subsidiary to, incur or assume any Short-Term Debt or Funded Debt, including, without limitation, any Guaranty, except as follows:

         (a)      The Company may incur the Indebtedness evidenced by the Notes;

         (b) The Company or any Restricted Subsidiary may incur or assume Short-Term Debt or Funded Debt, provided that (i) after giving effect to such transaction, the aggregate amount of all Senior Debt then outstanding shall not exceed seven times Annualized Cash Flow of the Company and its Restricted Subsidiaries for the most recent three-month period ending the month immediately preceding such transaction (after giving effect to the inclusion of Cash Flow derived from the use of such Short-Term Debt or Funded Debt), (ii) after giving effect to such transaction, the aggregate amount of all Total Debt then outstanding shall not (A) at any time prior to December 1, 1999 exceed eight times Annualized Cash Flow of the Company and its Restricted Subsidiaries for the most recent three-month period ending the month immediately preceding such transaction (after giving effect to the inclusion of Cash Flow derived from the use of such Short-Term Debt or Funded Debt), and (B) on or after December 1, 1999 exceed seven times Annualized Cash Flow of the Company and its Restricted Subsidiaries for the most recent three-month period ending the month immediately preceding such transaction (after giving effect to the inclusion of Cash Flow derived from the use of such Short-Term Debt or Funded Debt), and (iii) immediately before and after giving effect to such transaction, no Default or Event of Default shall exist, provided, further, that if any such Short-Term Debt or Funded Debt is secured by Liens, such Short-Term Debt or Funded Debt is permitted under
Section 4.11(c) and, if any such Short-Term Debt or Funded Debt is Short-Term Debt or Funded Debt of a Restricted Subsidiary, such Short-Term Debt or Funded Debt is permitted under Section 4.11(d);

         (c) The Company or any Restricted Subsidiary may incur or assume Short-Term Debt or Funded Debt secured by Liens permitted under Section 4.10(d), provided that (i) such Short-Term Debt or Funded Debt is permitted under Section 4.11(b), and that immediately after incurring or assuming such Short-Term Debt or Funded Debt, the sum of the aggregate outstanding principal amount of all Short-Term Debt and Funded Debt of the Company and the Restricted Subsidiaries secured by Liens plus the aggregate outstanding principal amount of all Short-Term Debt and Funded Debt of all Restricted Subsidiaries (excluding amounts otherwise included as secured Short-Term Debt or Funded Debt of the Company and the Restricted Subsidiaries) shall not exceed 15% of the maximum aggregate amount of all Short-Term Debt and Funded Debt which the Company and its Restricted Subsidiaries would then be permitted to incur pursuant to Section 4.11(b), and (ii) immediately before and after giving effect to such transaction, no Event of Default or Default shall exist; and

         (d) A Restricted Subsidiary may incur or assume Short-Term Debt or Funded Debt (including outstanding Funded Debt of any Unrestricted Subsidiary at the time it is designated a Restricted Subsidiary pursuant to Section 4.03), provided that (i) such Short-Term Debt or Funded Debt is permitted under
Section 4.11(b), and that immediately after incurring or assuming such Short-Term Debt or Funded Debt, the sum of the aggregate outstanding principal amount of all Short-Term Debt and Funded Debt of all Restricted Subsidiaries plus the aggregate outstanding principal amount of all Short-Term Debt and Funded Debt of the Company and the Restricted Subsidiaries secured by Liens permitted under Section 4.10(d) (excluding amounts otherwise included as Short-Term Debt or Funded Debt of the Restricted Subsidiaries) shall not exceed 15% of the maximum aggregate amount of all Short-Term Debt and Funded Debt which the Company and its Restricted Subsidiaries would then be permitted to incur pursuant to Section 4.11(b), and (ii) immediately before and after giving effect to such transaction, no Event of Default or Default shall exist.

Section 4.12     Indebtedness to Unrestricted Subsidiaries.

         The Company will not, and will not permit any Restricted Subsidiary to, make any payment (including prepayments and purchases) under or in respect of Indebtedness for borrowed money owing to and held by an Unrestricted Subsidiary or a Restricted Subsidiary which is not a Wholly-owned Restricted Subsidiary if, immediately before or after giving effect to such payment, (x) an Event of Default or a Default shall have occurred and be continuing, (y) on a pro forma basis, and after giving immediate effect to such transaction, the Company would not be permitted to incur at least $1.00 of additional Funded Debt pursuant to Section 4.11(b), or (z) a Put Event shall have occurred (other than a Put Event with respect to which all time periods for the purchase of Notes to be purchased at the option of the Holders have expired), provided, however, that the Company may reimburse the Subsidiaries for expenditures made in the day-to-day operations of the Subsidiaries pursuant to the Company's normal cash management practices.

Section 4.13     Mergers and Acquisitions.

         The Company will not, and will not permit any Restricted Subsidiary to, merge or consolidate with or acquire the stock or assets of any person, except:

         (a) The Company may consolidate with or merge into any person, provided that (i) the person formed by such consolidation or into which the Company is merged shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume, by supplemental indenture, all the obligations of the Company under the Notes and this Indenture, (ii) on a pro forma basis, and after giving immediate effect to such transaction, no Event of Default or Default shall exist, and (iii) on a pro forma basis, and after giving immediate effect to such transaction, such successor corporation would be permitted to incur at least $1.00 of additional Funded Debt pursuant to Section 4.11(b);

         (b) The Company or a Restricted Subsidiary may merge with, or acquire all or substantially all of the stock or assets of, any person other than a Restricted Subsidiary in a transaction in which the Company or the Restricted Subsidiary shall be the surviving or continuing corporation, provided that (i) the Company or the Restricted Subsidiary shall assume all outstanding Indebtedness of the non- surviving or acquired person with respect to which the Company or the Restricted Subsidiary could be held legally liable, or which could be satisfied from any assets of the Company or the Restricted Subsidiary, and such Indebtedness would then be permitted as additional Funded Debt under Section 4.11(b), (ii) on a pro forma basis, and after giving immediate effect to such transaction, such transaction would not result in a violation of Section 4.16, (iii) on a pro forma basis, and after giving immediate effect to such transaction and the incurrence or assumption of such Indebtedness by the Company or the Restricted Subsidiary, no Event of Default or Default shall exist, and (iv) on a pro forma basis, and after giving immediate effect to such transaction, the Company would be permitted to incur at least $1.00 of additional Funded Debt pursuant to Section 4.11(b);

         (c) (i) A Restricted Subsidiary may merge into the Company and may merge into or consolidate with another Restricted Subsidiary, (ii) a Restricted Subsidiary may sell, lease or otherwise dispose of all or substantially all of its assets to the Company or another Restricted Subsidiary, and (iii) the Company or any Restricted Subsidiary may acquire the stock or assets of any other Restricted Subsidiary, provided, however, that the Company may not merge with, a Restricted Subsidiary may not merge into or consolidate with, and neither the Company nor a Restricted Subsidiary may purchase or otherwise acquire all or substantially all of the stock or assets of, a Restricted Subsidiary, other than a Wholly-owned Restricted Subsidiary, unless any Indebtedness or other obligation to purchase or otherwise provide compensation for all or any part of the stock or assets of, or any interest in, such other Restricted Subsidiary not then owned by the Company or the Restricted Subsidiary surviving such merger or consolidation or making such acquisition, as the case may be, incurred or to be incurred in connection with such transaction would then be permitted as additional Funded Debt under Section 4.11(b);

         (d) The Company or a Restricted Subsidiary may, in the ordinary course of its business, acquire assets of any person, other than assets which constitute all or any substantial part of the assets of such person; and

         (e) The Company or a Restricted Subsidiary may make acquisitions of the stock or assets of any person permitted under Section 4.09.

Section 4.14     Sale of Assets.

         The Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any of its properties and assets (including pursuant to an order, judgment or decree requiring the divestiture of assets) outside of the normal course of business as presently conducted, except that the Company or a Restricted Subsidiary may sell, lease, transfer or otherwise dispose of less than substantially all of its assets (including stock or Indebtedness of a Restricted Subsidiary as provided herein) to any person other than a Restricted Subsidiary, provided that in each such case (i) the Company or such Restricted Subsidiary receives consideration which represents the fair market value of such assets at the time of such sale or disposition, (ii) any such sale or disposition shall be on a non-recourse basis (except to the extent permitted under Section 4.09(h) and except that the Company or such Restricted Subsidiary may make representations and warranties with respect to such properties or assets which are normal and customary in the cable television business), (iii) no Event of Default or Default shall have occurred and be continuing either before or after the consummation of such transaction, and (iv) after giving effect to such transaction, the Company would be permitted to incur at least $1.00 of additional Funded Debt pursuant to Section 4.11(b), and provided, further that:

         (x) In the case of a sale or disposition of an asset or group of assets (other than as provided in clauses (y) or (z) below), the following conditions are satisfied: (A) during the twelve-month period ending the month immediately preceding the month in which the proposed sale or disposition occurs, the sum of the Annualized Cash Flow attributable to the assets to be sold or disposed of by the Company or any Restricted Subsidiary for the three-month period ending the month immediately preceding the month in which such sale or disposition would occur, plus the Annualized Cash Flow attributable to all other assets sold or disposed of by the Company or any Restricted Subsidiary during such twelve-month period for the three-month period ending the month immediately preceding the month in which the respective sales or dispositions occurred, does not exceed 15% of the Annualized Cash Flow of the Company and its Restricted Subsidiaries for the three-month period ending the month immediately preceding the month in which the proposed sale or disposition occurs, including the Annualized Cash Flow for the same three-month period related to any Unrestricted Subsidiary or to any Subsidiary which is acquired by the Company or a Restricted Subsidiary which in each case is designated to be a Restricted Subsidiary pursuant to Section 4.03 during the same calendar month as the proposed sale or disposition; and (B) on a cumulative basis in respect of all assets sold or disposed of by the Company or any Restricted Subsidiary during the five-year period ending the month immediately preceding the month in which any proposed sale or disposition would occur, the sum of the Annualized Cash Flow attributable to each such asset so sold or disposed of for the three- month period ending the month immediately preceding the month in which such asset was so sold or disposed of does not, in the aggregate, exceed 40% of the Annualized Cash Flow of the Company and its Restricted Subsidiaries for the three-month period ending the month immediately preceding the month in which the proposed sale or disposition would occur, including the Annualized Cash Flow for the same three-month period related to any Unrestricted Subsidiary or to any Subsidiary which is acquired by the Company or a Restricted Subsidiary which in each case is designated to be a Restricted Subsidiary pursuant to Section 4.03 during the same calendar month as the proposed sale or disposition; or

         (y) In the case of a trade or exchange of an asset or group of assets, the following conditions are satisfied: (A) the assets received by the Company or the Restricted Subsidiary are free of any Liens except as permitted under Section 4.10; (B) during the twelve-month period ending the month immediately preceding the month in which the proposed exchange transaction occurs, the sum of the Annualized Cash Flow attributable to the assets to be exchanged by the Company or any Restricted Subsidiary for the three-month period ending the month immediately preceding the month in which such exchange transaction would occur, plus the Annualized Cash Flow attributable to all other assets exchanged by the Company or any Restricted Subsidiary during such twelve-month period for the three-month period ending the month immediately preceding the month in which the respective exchange transactions occurred, does not exceed 15% of the Annualized Cash Flow of the Company and its Restricted Subsidiaries for the three-month period ending the month immediately preceding the month in which the proposed exchange transaction occurs, including the Annualized Cash Flow for the same three-month period related to any Unrestricted Subsidiary or to any Subsidiary which is acquired by the Company or a Restricted Subsidiary which in each case is designated to be a Restricted Subsidiary pursuant to Section 4.03 during the same calendar month as the proposed exchange transaction; (C) on a cumulative basis in respect of all assets exchanged by the Company or any Restricted Subsidiary during the five-year period ending the month immediately preceding the month in which any proposed exchange transaction would occur, the sum of the Annualized Cash Flow attributable to each such asset so traded or exchanged for the three- month period ending the month immediately preceding the month in which such asset was so traded or exchanged does not, in the aggregate, exceed 40% of the Annualized Cash Flow of the Company and its Restricted Subsidiaries for the three-month period ending the month immediately preceding the month in which the proposed exchange transaction would occur, including the Annualized Cash Flow for the same three-month period related to any Unrestricted Subsidiary or to any Subsidiary which is acquired by the Company or a Restricted Subsidiary which in each case is designated to be a Restricted Subsidiary pursuant to Section 4.03 during the same calendar month as the proposed exchange transaction; (D) such transaction shall not render the Company and its Restricted Subsidiaries insolvent or generally unable to pay its or their respective debts as they become due; (E) the Company notifies the Trustee of such trade or exchange (such notice to include information comparing the assets being traded or exchanged and the methodology used to establish the equated values); and (F) in the case of a trade or exchange of an asset or group of assets, in one transaction or a series of related transactions, in which the sum of the Annualized Cash Flows attributable to the assets traded or exchanged by the Company or any Restricted Subsidiary for the three-month period ending the month immediately preceding the month in which such exchange transaction (or, if a series of transactions, the last transaction) would occur exceeds 5% of the Annualized Cash Flow of the Company and its Restricted Subsidiaries for such three-month period, the assets received by the Company or the Restricted Subsidiary in such exchange transaction shall be assets used in the CATV Business; or

         (z) In the case of the sale or other disposition of any shares of stock, any Indebtedness or any security of a Restricted Subsidiary, the following conditions are satisfied: (A) all shares of stock, all Indebtedness and all securities of such Restricted Subsidiary at the time owned by the Company or by any other Restricted Subsidiary are sold or otherwise disposed of to a person other than the Company or any Restricted Subsidiary; (B) immediately after each such sale or other disposition, such Restricted Subsidiary shall not own, directly or indirectly, any shares of stock, any Indebtedness or any security of the Company or of any other Restricted Subsidiary; and (C) such sale or other disposition would then be permitted under clauses (x) or (y) above in this proviso clause, as the case may be.

Nothing contained in this Section 4.14, however, is intended to prohibit the sale, transfer or other disposition by the Company or any Restricted Subsidiary of all or any part of the assets and property, or of any shares of stock, any Indebtedness or any security, of any Unrestricted Subsidiary, provided that any such sale, transfer or disposition shall, in respect of any Indebtedness or obligation related thereto, be without recourse to the Company or any Restricted Subsidiary, or any of its or their other property and assets except as would be permitted under Section 4.10. Further, nothing contained in this
Section 4.14 is intended to prohibit the making of any Restricted Payment permitted by Section 4.08 or any Investment permitted by Section 4.09.

Section 4.15     Sale or Discount of Receivables.

         The Company will not sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable, or permit any Restricted Subsidiary to do so; provided that the foregoing is not intended, nor shall it be construed, to restrict the Company or any Restricted Subsidiary from entering into arrangements that permit its subscribers to charge, by personal credit card, subscriber fees or other charges to the extent permitted pursuant to the Company's or the Restricted Subsidiaries' ordinary and customary business practices.

Section 4.16     Limitation on Other Business.

         The Company will not, during any three-month period, permit less than 80% of the total Gross Revenues of the Company and its Restricted Subsidiaries to be derived from the acquisition, ownership, expansion, operation and maintenance of a CATV Business.

Section 4.17     ERISA.

         The Company covenants that so long as any of the Notes are outstanding, the Company will not, and will not permit any Restricted Subsidiary to: (a) terminate or withdraw from any Plan so as to result in any material liability to the PBGC; (b) engage in or permit any person to engage in any Prohibited Transaction involving any Plan which would subject the Company to any material tax, penalty or other liability; (c) incur or suffer to exist any material Accumulated Funding Deficiency, whether or not waived, involving any Plan; or (d) allow or suffer to exist any event or condition which presents a material risk of incurring a material liability to the PBGC. For the purpose of this Section 4.17 only, a tax, penalty or other liability shall be considered material if it is in excess of 5% of Consolidated Net Earnings of the Company and its Restricted Subsidiaries and such tax, penalty or other liability is not covered in full by insurance.

Section 4.18     Consolidated Tax Returns.

         The Company will not file, or consent to the filing of, any consolidated income tax return with any person other than a subsidiary, unless the Company shall become a subsidiary of, or controlled by or under common control with, or is merged into or consolidated with any person, including, without limitation, any Affiliate, in which event the Company shall be liable for and pay no more tax than would be payable by the Company if the Company were not a subsidiary of, or under the control of or under common control with, or had not been merged into or consolidated with, such person.

Section 4.19     Disposition of Stock and Indebtedness of Restricted
Subsidiaries.

         The Company will not, and will not permit any Restricted Subsidiary to, sell or otherwise dispose of any shares of stock or any Indebtedness of a Restricted Subsidiary, except (a) to the Company or to a Restricted Subsidiary, and (b) as permitted under Section 4.08, 4.13 or 4.14.

Section 4.20     Transactions With Affiliates.

         The Company will not, and will not permit any Restricted Subsidiary to, (a) make any loan or advance or otherwise extend credit to any of their respective Affiliates, or (b) enter into any other transaction with any of their respective Affiliates, if the terms and conditions of such loan, advance, extension of credit or other transaction are, at the time of the making or entering into of any thereof, less favorable to the Company or such Restricted Subsidiary in any material respect than the terms and conditions which would apply in a similar transaction with a person other than such Affiliate, provided, however, that this Section 4.20 shall not apply to (i) loans or advances made by the Company or any Restricted Subsidiary to an Unrestricted Subsidiary which are permitted to be incurred under Section 4.09, (ii) management services rendered by the Company or any Restricted Subsidiary in the ordinary course of business to CATV Systems of Affiliates for which services the Company or such Restricted Subsidiary is fully and fairly compensated on a current basis by such Affiliate, (iii) any transaction involving the Company and one or more Restricted Subsidiaries, exclusively, (iv) any transaction involving two or more Restricted Subsidiaries, exclusively, (v) any transaction approved by the Board of Directors as being fair and reasonable and in the best interest of the Company involving the Company and one or more of its directors, officers or employees with respect to their compensation or incentives to continued service with the Company, or (vi) any Restricted Payment permitted pursuant to Section 4.08.

Section 4.21     Waiver of Certain Covenants.

         The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 4.03 or in Sections 4.07 to 4.20, inclusive, with respect to the Notes if before the time for such compliance a Majority-in-Interest of Holders of the Notes shall either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect. In the case of a Prohibited Act or Increased Debt Capacity for which the consent of a Majority-in-Interest of Holders of the Notes was solicited by the Company and not received, if the Company exercises its right to redeem all and not less than all the Non-Consenting Notes pursuant to paragraph 7 of the Notes and Section 3.02 and has deposited with the Paying Agent or, if the Company is acting as Paying Agent, has set aside and segregated in trust, money sufficient to pay the aggregate redemption price of such Non-Consenting Notes, then the Holders shall be deemed to have consented to the taking of or engaging in such Prohibited Act or Increased Debt Capacity, as applicable, and the Company's non-compliance with any term, provision or condition set forth in this Article that would otherwise be inconsistent therewith.

Section 4.22     No Lien Created.

         This Indenture and the Notes do not create a Lien on any property of the Company or any Subsidiary.



                                   ARTICLE V.

                             DEFAULTS AND REMEDIES

Section 5.01     Events of Default.

         An "Event of Default" with respect to the Notes of any series means any of the following:

         (a) the Company shall default in the payment or prepayment of (i) any principal of or premium on any Note of such series when the same shall become due, either by the terms thereof or otherwise as herein provided, or
(ii) any interest on any Note of such series when the same shall become due, either by the terms thereof or otherwise as herein provided, and such default as to interest shall remain unremedied for five days; or

         (b) any of the Restricted Group fails to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under, any of its Indebtedness (other than the Notes of such series) or any Capitalized Lease with respect to which it is obligated, having a then outstanding aggregate principal amount (in the case of Indebtedness) or relating to property or other assets having an aggregate value (in the case of a Capitalized Lease) of $10,000,000 or more, beyond any period of grace with respect thereto; or any of the Restricted Group fails to perform or observe any other agreement, term or condition contained in any document evidencing or securing such Indebtedness, or in such Capitalized Lease, or in any agreement under which any such Indebtedness was issued or created, in each case, if the effect of such failure is to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, or permit any other party to such Capitalized Lease to cause, any payment in respect of such Indebtedness or such Capitalized Lease to become due prior to its stated date of maturity, whether or not such failure or default is waived by, or on behalf of, the holders of such Indebtedness or by any other party to such Capitalized Lease; or

         (c) any representation or warranty made in any certificate delivered to the Trustee by the Company in connection with or pursuant to this Indenture shall prove to be false or misleading in any material respect on the date as of which made; or

         (d) the Company shall fail to perform or observe any of its other agreements or covenants contained in this Indenture or in the Notes and such failure continues for the period and after the notice specified below; or

         (e) the Company or any Restricted Subsidiary shall be adjudicated a debtor or insolvent, or generally not pay its debts as they become due (within the meaning of 11 U.S.C. Section 303(h) as at any time amended or any successor statute thereto), or make an assignment for the benefit of creditors; or shall apply for or consent to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such custodian, receiver, trustee or similar officer shall be appointed without its application or consent and such appointment remains in effect for more than 90 days; or shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any of them and such proceeding remains undismissed for more than 90 days; or

         (f) any order, judgment or decree shall be entered in any proceedings against the Company or any Restricted Subsidiary decreeing the dissolution of the Company or such Restricted Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 90 days; or

         (g) any final judgment for the payment of money shall be rendered by any court or other governmental body or by any arbitrator against the Company or any Restricted Subsidiary or any judgment, writ of attachment, or similar process shall be issued or levied against a substantial part of its and their property or assets, taken as a whole, and such judgment, writ or other order shall not be discharged within 90 days from the date of entry thereof or within such longer period as the execution of such judgment shall have been stayed, and such judgment, together with all other such judgments, exceeds in the aggregate $10,000,000; or

         (h) (i) any Reportable Event or Prohibited Transaction shall occur with respect to any Plan; (ii) a notice of intent to terminate a Plan under
Section 4041 of ERISA shall be filed; (iii) a notice shall be received by the plan administrator of a Plan that the PBGC has instituted proceedings to terminate a Plan or appoint a trustee to administer a Plan; (iv) any other event or condition shall exist which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) the Company or any ERISA Affiliate shall withdraw from a Multi-employer Plan under circumstances that would have a material adverse effect on the financial condition of the Company, and in the case of the occurrence of any event or condition described in clauses (i) through (v) above, such event or condition would result in the aggregate amount of the Company's or a Restricted Subsidiary's liability to a Plan or a Multi- employer Plan or to the PBGC under Sections 4062, 4063, 4064, 4201, or 4202 of ERISA being in excess of 5% of Consolidated Net Earnings of the Company and its Restricted Subsidiaries, and such liability shall not be covered in full by insurance.

         A Default under Section 5.01(d) is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in aggregate unpaid principal amount of the Notes notify the Company and the Trustee of the Default and the Company does not cure the Default within

30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 5.02     Acceleration.

         If an Event of Default (other than an Event of Default specified in Section 5.01(a), 5.01(e) or 5.01(f)) occurs and is continuing with respect to outstanding Notes, the Trustee by notice to the Company, or a Majority-in-Interest of Holders of the Notes by notice to the Company and the Trustee, may declare to be due and payable immediately (1) the unpaid principal amount of all of the Notes then outstanding and (2) interest accrued thereon to the date of acceleration. Upon such declaration, such principal amount and interest shall be due and payable immediately. If an Event of Default specified in Section 5.01(a) occurs and is continuing with respect to the Notes of any series, a Majority-in-Interest of Holders of Notes of that series by notice to the Trustee and the Company may declare to be due and payable immediately (1) the unpaid principal amount of all of the Notes of such series then outstanding and (2) interest accrued thereon to the date of acceleration, whereupon such principal amount and interest shall be due and payable immediately. If an Event of Default specified in Section 5.01(e) or 5.01(f) occurs and is continuing, (1) the unpaid principal amount of all of the Notes then outstanding and (2) interest accrued thereon to the date of such acceleration, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders of Notes. Upon the acceleration of Notes of any series as permitted or provided in this
Article V, except an acceleration provided for in the immediately preceding sentence, in addition to the unpaid principal amount and interest required to be paid by the Company in accordance with the terms of the Notes of such series, the Company shall also pay, without duplication and to the extent permitted by law, a premium on the entire unpaid principal amount of each outstanding Note of such series equal to the maximum premium that would have been payable in accordance with paragraph 6 of the Notes of such series if such Note were then being prepaid in full at the option of the Company in accordance with said paragraph 6 (whether or not optional prepayment would then be permitted thereunder and calculated without regard to the proviso clause to the first sentence of said paragraph). The Holders of not less than 66 2/3% in aggregate unpaid principal amount of the outstanding Notes (or, in the case of an acceleration of the Notes of a particular series as provided in the third sentence of this Section 5.02, the outstanding Notes of the series with respect to which the acceleration applies) by notice to the Trustee may rescind an acceleration and its consequences with respect to the Notes if all existing Events of Default (other than the non- payment of the principal amount of, premium and accrued interest on the Notes that have become due solely by such acceleration) with respect to the Notes have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03     Other Remedies.

         If an Event of Default with respect to the Notes of any series occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the whole amount which then shall have become due and remain unpaid for principal, premium, if any, or interest on the Notes of that series or to enforce the performance of any provision of the Notes of that series or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 5.04     Waiver of Existing Defaults.

         Subject to Section 8.02, a Majority-in-Interest of Holders of the Notes by notice to the Trustee may waive on behalf of the Holders of all the Notes an existing Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing.

Section 5.05     Control by Majority.

         A Majority-in-Interest of Holders of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, with respect to the Notes. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Noteholder or that would involve the Trustee in personal liability.

Section 5.06     Limitation on Suits.

         No Holder of any Note shall have the right to pursue any remedy with respect to this Indenture or the Notes unless: (1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to the Notes; (2) the Holders of at least 25% in aggregate unpaid principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy; (3) such Holder or Holders offer and provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by a Majority-in-Interest of Holders of the Notes. A Holder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder, except in the manner herein provided and for the equal and ratable benefit of all Noteholders.

Section 5.07     Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payments with respect to the principal amount of, premium, if any, and (subject to Section 2.10) interest on the Note, on or after the respective due dates with respect to such payments expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of the Holder.

Section 5.08     Collection Suit by Trustee.

         If an Event of Default specified in Section 5.01(a) above occurs and is continuing with respect to the Notes of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount which then shall have become due and remain unpaid with respect to the principal amount of, premium, if any, and interest on such Notes.

Section 5.09     Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property and to collect and receive money, property or securities payable or deliverable on any such claims and to distribute the same.

Section 5.10     Priorities.

         Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid: First: to the Trustee for amounts due it pursuant to this Indenture; Second: to the payment of amounts due and unpaid for principal, premium, if any, and interest on the Notes in respect of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts which then shall have become due and payable on the Notes for principal, premium, if any, and interest, respectively; and Third: to the Company. The Trustee may fix a record date for any payment to Noteholders pursuant to this Section, notice of which shall be mailed to each Noteholder by the Company at least 15 days before such record date.

Section 5.11     Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 or a suit by Holders of more than 10% in aggregate unpaid principal amount of the outstanding Notes.

                                  ARTICLE VI.

                                    TRUSTEE

         All the provisions of this Article VI apply to the Trustee acting in all its appointed capacities pursuant to this Indenture unless any provision specifically applies to the Trustee only in its capacity as Trustee.

Section 6.01     Duties of Trustee.

         (a) If an Event of Default with respect to Notes of any series has occurred and is continuing, the Trustee shall with respect to such series exercise such of the rights and powers vested in it by this Indenture with respect to such series and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) With respect to Notes of any series, except during the continuance of an Event of Default with respect to the Notes of such series:

                 (1) The Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others.

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                 (1)      This paragraph does not limit the effect of paragraph
          (b) of this Section.

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 6.02     Rights of Trustee.

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel or require an Officers' Certificate, an Opinion of Counsel and/or an accountant's certificate. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate, Opinion or accountant's certificate.

         (c) The Trustee may act through agents and counsel and shall not be responsible for the misconduct or negligence of any agent or counsel appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

Section 6.03     Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 6.10 and 6.11.

Section 6.04     Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes and it shall not be responsible for any statement in this Indenture or the Notes other than its certificate of authentication.

Section 6.05     Notice of Defaults.

         If a Default occurs and is continuing with respect to Notes of any series and if it is known to a Trust Officer of the Trustee, the Trustee shall transmit by mail to the Holders of Notes of such series, in the manner and to the extent provided in TIA Section 313(c), notice of the Default within 90 days after it occurs or as soon as reasonably practicable thereafter. Except in the case of a default in payment of principal of, premium, if any, or interest on any Note of such series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders of such series.

Section 6.06     Reports by Trustee to Holders.

         Within 60 days after each May 15 beginning with the May 15 following the date on which Notes are originally issued under this Indenture, the Trustee shall transmit by mail to the Holders of Notes, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b). A copy of each report at the time of its mailing to Holders shall be filed by the Company with the SEC and with each stock exchange, if any, on which the Notes are listed. The Company will notify the Trustee if and when the Notes of any series are listed on any stock exchange.

Section 6.07     Compensation and Indemnity.

         The Company shall pay to the Trustee such compensation as shall have been agreed upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any loss or liability incurred by it arising out of or in connection with the acceptance or administration of this trust and its duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure of the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall have the right to elect to defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, or interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(e) or 5.01(f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy law.

Section 6.08     Replacement of Trustee.

         The Trustee may resign at any time with respect to the Notes (or the Notes of any particular series) by so notifying the Company. A Majority-in-Interest of Holders of the Notes (or the Notes of any particular series) may remove the Trustee with respect to the Notes (or the Notes of such series) by so notifying the removed Trustee and may appoint a successor Trustee with the Company's consent. The Company shall remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 6.10;

                 (2)      the Trustee is adjudged a bankrupt or an insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, with respect to the Notes of all series or any one or more series, the Company shall promptly appoint a successor Trustee or Trustees (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series).

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien, if any, provided for in Section 6.07), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall give notice in the manner provided in Section 9.02 of its succession to each Noteholder.

         If a successor Trustee with respect to the Notes (or the Notes of a particular series) does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or a Majority-in-Interest of Holders of the Notes (or the Notes of the particular series) may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 6.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 6.09     Successor Trustee by Merger, etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee.

Section 6.10     Eligibility; Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. With respect to the Notes of each series, the Trustee shall comply with TIA Section 310(b). In determining whether the Trustee has a conflicting interest as defined in TIA Section
310(b) with respect to the Notes of any series, there shall be excluded this Indenture with respect to Notes of any particular series other than that series. Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the second to last paragraph of TIA Section 310(b).

Section 6.11     Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VII.

                             DISCHARGE OF INDENTURE

Section 7.01     Termination of Company's Obligations.

         Except as otherwise provided in this Section 7.01, the Company may terminate all of its obligations under the Notes of any series and this Indenture with respect to the Notes of such series if either

                 (1) all Notes of such series previously authenticated and delivered (other than (i) destroyed, lost or wrongfully-taken Notes which have been replaced or paid as provided in Section 2.07, or (ii) Notes for whose payment money has theretofore been held in trust and thereafter repaid to the Company as provided in Section 7.03) have been delivered to the Trustee for cancellation; or

                 (2) (a) the Notes of such series mature within one year or are to be prepaid in full within one year under arrangements satisfactory to the Trustee for the giving of notice of such prepayment or notice of redemption of all of the outstanding Notes of such series has been duly given pursuant to this Indenture and (b) the Company irrevocably deposits in trust with the Trustee (or another trustee satisfying the requirements of Section 6.10) money or U.S. Government Obligations or a combination thereof sufficient to pay the unpaid principal amount of, premium, if any, and interest on all Notes of such series previously authenticated and delivered, and not theretofore cancelled or delivered to the Trustee for cancellation (other than any such Note referenced in the parenthetical in clause (1) above) to maturity, prepayment or redemption, as the case may be.

         With respect to the foregoing clause (1), the Company's obligations under Sections 6.07 and 7.03 shall survive with respect to the Notes of such series. With respect to the foregoing clause (2), the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 6.07, 6.08, 7.03 and 7.04 shall survive until the Notes of such series are no longer outstanding. Thereafter the Company's obligations in Sections 6.07 and 7.03 shall survive. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes of any series, if money or U.S. Government Obligations shall have been deposited with the Trustee pursuant to clause (2) of this Section, the obligations of the Trustee under Section 7.02 and the second sentence of Section 7.03 shall survive.

         After any such irrevocable deposit and if all other conditions thereto are met with respect to the Notes of any series, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture with respect to the Notes of such series, except for those surviving obligations specified above.

         In order to have money available on a payment date to pay the unpaid principal amount of, premium, if any, or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 7.02     Application of Trust Fund.

         The Trustee shall hold in trust money and U.S. Government Obligations deposited with it pursuant to Section 7.01. It shall apply the deposited money and the money from the U.S. Government Obligations through the Paying Agent and in accordance with the provisions of the Notes and this Indenture to the payment of the unpaid principal amount of, premium, if any, and interest on the Notes for the payment of which such money or U.S. Government Obligations has been deposited with the Trustee.

Section 7.03     Repayment to Company.

         The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Company for payment unless an applicable abandoned property law designates another person.

Section 7.04  Reinstatement.

         If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 7.01 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes of the series with respect to which the deposit was made pursuant to Section 7.01 shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 7.01; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Note of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Notes of such series to receive such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.


                                 ARTICLE VIII.

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01     Without Consent of Holders.

         The Company and the Trustee may amend or supplement this Indenture or the Notes of any series without notice to or consent of any Holder:

                 (1)      to cure any ambiguity, defect or inconsistency;

                 (2)      to comply with Section 4.13(a);

                 (3)      to secure the Notes pursuant to the requirements of
         Section 4.10(g), including to provide for the receipt and holding of any security to which the Holders are entitled under Section 4.10(g) and to release such security and the Lien of the Holders in accordance with the provisions of Section 4.10(g);

                 (4) to provide for uncertificated Notes in addition to certificated Notes (so long as any "registration-required obligation" within the meaning of Section 163(f)(2) of the Code is in registered form for purposes of the Code);

                 (5) to make any change that, in the good faith opinion of the Board of Directors, does not materially adversely affect the rights of any Noteholder; or

                 (6) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA.

Section 8.02     With Consent of Holders.

         Except as provided below, the Company and the Trustee may amend or supplement this Indenture or the Notes of any series without notice to any Holder but with the consent of a Majority-in-Interest of Holders of the Notes of the series or all of the series, as applicable, affected by such amendment or supplement, by Act of said Holders delivered to the Trustee. Except as provided below, a Majority-in-Interest of Holders of the Notes of the series or all of the series, as applicable, affected by such waiver, by Act of said Holders delivered to the Trustee, may on behalf of all Holders of Notes of such series or all of the series, as applicable, waive compliance by the Company with any provision of this Indenture or of such Notes or all of the Notes, as applicable, without notice to any Noteholder. Without the consent of the Holder of each outstanding Note of the series affected thereby, however, an amendment, supplement or waiver, including a waiver pursuant to Section 5.04, as to or affecting the Notes of such series may not:

                 (1) reduce the proportion of the unpaid principal amount of Notes of such series whose Holders must consent to an amendment, supplement or waiver;

                 (2) reduce the rate of or extend the time for payment of interest on any Note of such series;

                 (3) reduce the principal amount of (or any premium payable upon the prepayment, redemption or acceleration of) or extend the fixed maturity of any Note of such series;

                 (4) change the amount or time of any payment of a Principal Installment required by paragraph 2 of the Notes of such series;

                 (5) make any change that materially adversely affects the right of a Holder to require the Company to purchase a Note in accordance with the terms thereof and Section 3.08;

                 (6) change the allocation of any prepayment among the Notes of such series or between the Notes of such series and the Notes of another series as required by Section 3.01;

                 (7) waive a default in the payment of principal of, premium, if any, or interest on such Note; or

                 (8) make such Note payable in money other than that stated in the Note.

         Further, without the consent of the Holders of Notes of all series then outstanding, an amendment, supplement or waiver may not reduce the proportion of the aggregate unpaid principal amount of the outstanding Notes of all series whose Holders must consent to any amendment, supplement or waiver.

         It shall not be necessary for the Act of the Holders under this Section to approve the particular form of any proposed supplement or amendment, but it shall be sufficient if such Act approves the substance thereof.

         An amendment to or supplement of this Indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

Section 8.03     Compliance with Trust Indenture Act.

         Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04     Effect of Amendments and Supplements.

         Upon the execution of any amendment or supplement authorized pursuant to this Article, this Indenture shall be modified in accordance therewith, and such amendment or supplement shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.05     Notation on or Exchange of Notes.

         If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Section 8.06     Trustee to Sign Amendments, etc.

         The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, immunities or liabilities of the Trustee. If it does, the Trustee may but need not sign it. The Company may not sign an amendment or supplement until the Board of Directors approves it.

                                  ARTICLE IX.

                                 MISCELLANEOUS

Section 9.01     Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of TIA Section Section 310 to 317, inclusive, through operation of TIA Section 318(c), such imposed duties shall control.

Section 9.02     Notices.

         Any notice or communication (including any Act of Holders) shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

                 If to the Company:

                        Tele-Communications, Inc.
                        Terrace Tower II
                        5619 DTC Parkway
                        Englewood, Colorado 80111-3000
                        Attention:  Bernard W. Schotters, Senior Vice President-
                                      Finance and Treasurer

                 If to the Trustee:

                        The Bank of New York
                        101 Barclay Street, Floor 21W
                        New York, New York  10286
                        Attention:  Corporate Trustee
                                      Trustee Administration

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given to Holders of Notes if in writing and delivered in person or mailed, by first-class mail, postage prepaid, to each Holder affected by such event, at his address as it appears in the security register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

         In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be equivalent of such notice. Waivers of notice by Holders of Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 9.03     Communication by Holders with Other Holders.

         Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.
The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 9.04     Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                 (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants compliance with which constitutes a condition precedent) have been complied with.

Section 9.05     Statements Required in Certificate or Opinion.

         Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture other than certificates provided pursuant to Section 4.06 shall include:

                 (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 9.06     When Treasury Notes Disregarded.

         In determining whether the Holders of the required aggregate unpaid principal amount of outstanding Notes of a particular series or of all series have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Notes owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on such request, demand, authorization, direction, notice, consent, waiver or action, only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to so act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

Section 9.07     Rules by Trustee and Agents.

         Subject to Section 9.15, the Trustee may make reasonable rules for action by or a meeting of Noteholders of all series or any series. The Registrar or Paying Agent may make reasonable rules for its functions.

Section 9.08     Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York, New York or Denver, Colorado are not authorized or required to be open. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 9.09     Governing Law.

         The internal laws of the State of New York shall govern this Indenture and the Notes.

Section 9.10     No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 9.11     No Recourse Against Others.

         No past, present or future director, officer, employee or stockholder, as such, of the Company or the Trustee or any successor of either thereof shall have any liability for any obligations of the Company or the Trustee under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation and all such liability is hereby waived and released. Such waiver and release are part of the consideration for the issue of the Notes.

Section 9.12     Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 9.13     Duplicate Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 9.14     Table of Contents, Headings, etc.

         The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 9.15     Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.
Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section

6.01) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership, Original Principal Amount, unpaid principal amount and serial numbers of outstanding Notes held by any person, and the date of holding the same, shall be proved by the security register.

         (d) If the Company shall solicit from the Holders of Notes of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may at its option (but is not obligated to), by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders of Notes of such series entitled to give such request, demand, authorization, direction, notice, consent, waiver or Act. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such resolution of the Board of Directors, which shall be a date not earlier than 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Notes of the applicable series of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind such Holder and every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                                                      Signatures

Dated:

                                                      TELE-COMMUNICATIONS, INC.


                                                      By:  ------------------------------
                                                            Title:

                                                            (Seal)

Attest:  --------------------
         Title:


Dated:
                                                      THE BANK OF NEW YORK


                                                      By:   ------------------------------

                                                             (Seal)






                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

                           TELE-COMMUNICATIONS, INC.

                          9.55% Senior Note, Series A,
                             Due December 15, 2001

No. R-
                             Original Principal Amount: $-----------------------
                                                        CUSIP ------------------




       Tele-Communications, Inc., a Delaware corporation, promises to pay to
- ---------------------------, or registered assigns, the Original Principal Amount of ------------------------- Dollars in consecutive annual installments on the dates and in the amounts determined as provided on the reverse side of this Series A Note and any remaining unpaid principal amount hereof on December 15, 2001 (the "Stated Maturity Date").

       Interest Payment Dates: June 15 and December 15, commencing
- -------------------.

       Regular Record Dates: June 1 and December 1.

Dated:

Certificate of Authentication:             Tele-Communications, Inc.

The undersigned certifies that
this is one of the Notes of the
series designated herein referred          By:
to in the within-mentioned                    ----------------------------------
Indenture.                                    Chairman of the Board

- ----------------------------------
           as Trustee
                                              ----------------------------------
                                              Secretary


By:
   -------------------------------
   Authorized Officer


                                Facsimile Seal

                           TELE-COMMUNICATIONS, INC.
               9.55% SENIOR NOTE, SERIES A, DUE DECEMBER 15, 2001

         1.  Interest.

         Tele-Communications, Inc. (the "Company"), a Delaware corporation, promises to pay interest on the unpaid principal amount of this Series A Note (as defined below) at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year, commencing
- ------------- (each an "Interest Payment Date"), and on the Stated Maturity Date, and on any Principal Payment Date, Optional Prepayment Date, Redemption Date or Purchase Date on which this Series A Note is prepaid, redeemed or purchased prior to the Stated Maturity Date in whole or in part (the Stated Maturity Date and each such Principal Payment Date, Optional Prepayment Date, Redemption Date and Purchase Date being referred to herein as a "Maturity Date" with respect to the principal amount, premium, if any, and interest payable on such date). Interest on this Series A Note will accrue from the most recent date to which interest has been paid on this Series A Note (or one or more predecessor Series A Notes) or, if no interest has been paid, from
- --------------. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will (to the extent permitted by law) pay interest on overdue interest, principal and premium, if any, at a rate per annum equal to the greater of (i) the rate per annum announced publicly from time to time by The Bank of New York in New York, New York as its "prime rate" and (ii) 2% in excess of the rate per annum shown above. Interest (except defaulted interest) payable on an Interest Payment Date with respect to this Series A Note will be paid to the person in whose name this Series A Note or one or more predecessor Series A Notes is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the first day of the month in which such Interest Payment Date falls; provided, however, that interest payable on any Maturity Date (other than a Purchase Date that is after the record date for an interest payment and on or prior to the related interest payment date) shall be payable to the person to whom principal is payable. Defaulted interest will be paid in accordance with the provisions for the payment of defaulted interest contained in the Indenture.

         2.  Installments of Principal.

         The principal amount of this Series A Note shall be payable, without premium, in consecutive annual installments (each a "Principal Installment"), in the amounts determined as provided below, on the Interest Payment Date that falls on December 15 of each year, from and including December 15, 1997 to and including December 15, 2000 (each a "Principal Payment Date"), and on the Stated Maturity Date. The table below shows the amount of the Principal Installment per $100,000 in Original Principal Amount of a Series A Note that is payable on each Principal Payment Date and on the Stated Maturity Date (subject to reduction as provided below):

                                               (1)                       (2)                        (3)
                                            Original                  Principal                    Unpaid
   Principal Payment Date               Principal Amount             Installment              Principal Amount
   ----------------------               ----------------             -----------              ----------------
   December 15, 1997.........               $100,000                   $20,000                    $80,000

   December 15, 1998.........               $100,000                   $20,000                    $60,000

   December 15, 1999.........               $100,000                   $20,000                    $40,000

   December 15, 2000.........               $100,000                   $20,000                    $20,000

 * December 15, 2001........                $100,000                   $20,000                    $     0

 --------------
 * Stated Maturity Date

         Notwithstanding the foregoing, in the event that this Series A Note is prepaid in part pursuant to paragraph 6 below, then the portion of the unpaid principal amount per $100,000 in Original Principal Amount hereof so prepaid shall be applied to reduce pro rata the amount of each Principal Installment thereafter due and payable in respect of this Series A Note. In connection with any such partial prepayment, the Trustee is authorized to make an appropriate notation on this Series A Note to reflect the change in the amount of each Principal Installment thereafter due and payable with respect hereto.

         The Company will pay the amount of the Principal Installment so payable on this Series A Note on each Principal Payment Date (other than a defaulted Principal Installment) to the person in whose name this Series A Note or one or more predecessor Series A Notes is registered at the close of business on the first day of the month in which the Principal Payment Date falls. Defaulted Principal Installments will be paid in accordance with the provisions for payment of defaulted interest set forth in the Indenture (as defined below).

         3.  Method of Payment.

         Payment of the principal, premium, if any, and interest on this Series A Note shall be made in money of the United States of America that at the time of payment is legal tender for the payment of public and private debts and may be made by check payable in such money, to the Holder hereof upon presentation of this Series A Note at the office of the Paying Agent; provided, however, that payment of principal and interest payable on a Principal Payment Date or an Interest Payment Date (other than the Stated Maturity Date) without presentation of this Series A Note (i) may be made by check mailed to a Holder's registered address or (ii) upon receipt by the Paying Agent of appropriate instructions in writing from the Holder hereof (provided such Holder is the Holder of Notes, including this Series A Note, with an aggregate unpaid principal amount of $1,000,000 or more having the same Principal Payment Date or Interest Payment Date, as applicable), not less than sixteen (16) calendar days prior to such Principal Payment Date or Interest Payment Date, shall be made by wire transfer of immediately available funds to such account at a bank in The City of New York, New York (or other bank consented to by the Company and the Paying Agent) as the Holder hereof shall have designated in such instructions so long as such bank has appropriate facilities therefor. Except as provided above, a Holder hereof must surrender this Series A Note to a Paying Agent to collect principal, premium, if any, and interest payable on a Maturity Date. Provided such presentation and surrender is made on a Maturity Date (other than a Principal Payment Date) by a Holder of Notes (including this Series A Note) to be paid, prepaid, redeemed or purchased on such Maturity Date in aggregate unpaid principal amount of $1,000,000 or more (determined before giving effect to the principal payment to be made on such Maturity Date), payment of the principal, premium, if any, and interest payable on such Maturity Date with respect to this Series A Note shall be made by wire transfer of immediately available funds to such account at a bank in The City of New York, New York (or other bank consented to by the Company and the Paying Agent) as the Holder hereof shall have designated, provided that such bank has appropriate facilities therefor and that appropriate wire transfer instructions in writing have been received by the Paying Agent not less than sixteen (16) calendar days prior to such Maturity Date. If a Maturity Date or an Interest Payment Date falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest payable with respect to such Maturity Date or Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest shall accrue on the amount so payable for the period on and after such Maturity Date or Interest Payment Date, as the case may be.

         4.  Paying Agent and Registrar.

         Initially, The Bank of New York ("Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

         5.  Indenture.

         This Series A Note is one of a duly authorized series of Notes of the Company, designated as its 9.55% Senior Notes, Series A, due December 15, 2001 (the "Series A Notes"), issued under an Indenture dated as of
- ------------------------ (the "Indenture") between the Company and the Trustee. The terms of the Series A Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (15 U.S. Code Section Section 77aaa-77bbbb) (the "Act"). The Series A Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them. All terms used in this Series A Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of a conflict between the terms or provisions of the Indenture and this Series A Note, the terms and provisions of the Indenture shall govern. The Series A Notes are general unsecured obligations of the Company limited to $5,000,000 in aggregate Original Principal Amount.

         6.  Optional Prepayment.

         Subject to the terms and conditions of the Indenture, this Series A Note may be prepaid, at the option of the Company, in whole at any time or in part from time to time, at a prepayment price equal to the unpaid principal amount of this Series A Note (or portion hereof) to be prepaid, plus accrued and unpaid interest on the unpaid principal amount so prepaid to the Optional Prepayment Date, plus a premium equal to the excess, if any, of (i) the sum of the net present values of all Principal Installments and installments of interest scheduled to be paid after such Optional Prepayment Date with respect to the unpaid principal amount of this Series A Note (or portion hereof) to be prepaid, discounted at the Basic Discount Rate for the Series A Notes over (ii) the unpaid principal amount of this Series A Note (or portion hereof) to be so prepaid; provided, however, that no premium will be payable if the Optional Prepayment Date is on or after December 15, 1999.

         Notice of prepayment will be mailed at least 30 days but not more than 60 days before the Optional Prepayment Date to each Holder of Series A Notes at the Holder's registered address. If money sufficient to pay the aggregate prepayment price payable with respect to the Series A Notes to be prepaid on an Optional Prepayment Date is deposited with the Paying Agent on or before noon, New York time, on such Optional Prepayment Date, then on and after such Optional Prepayment Date, interest shall cease to accrue on this Series A Note or the portion hereof so prepaid, as applicable, and the Holder hereof shall have no other rights as such with respect to this Series A Note or the portion hereof so prepaid, as applicable (other than the right to receive such prepayment price upon surrender of this Series A Note).

         7.  Optional Redemption of Non-Consenting Notes.

         (a) Subject to the terms and conditions of the Indenture, if the Company has requested in writing the consent of the Holders of the outstanding Notes to a Prohibited Act and the Company has not received the consent thereto of a Majority-in-Interest of Holders of the Notes within 30 days thereafter, the Company may, at its option, redeem all but not less than all of the Non-Consenting Notes (including the Series A Notes). The redemption price for each Series A Note to be redeemed shall be an amount equal to the unpaid principal amount of such Series A Note, plus accrued and unpaid interest on the unpaid principal amount of such Series A Note to the Redemption Date, plus a premium equal to the excess, if any, of (i) the sum of the net present values of all Principal Installments and installments of interest scheduled to be paid after such Redemption Date with respect to the unpaid principal amount of such Series A Note, discounted at the Optional Redemption Discount Rate for the Series A Notes over (ii) the unpaid principal amount of such Series A Note.

         (b) Subject to the terms and conditions of the Indenture, if at any time on or after December 1, 1999, the Company has requested in writing the consent of the Holders of the outstanding Notes to Increased Debt Capacity and the Company has not received the consent thereto of a Majority-in-Interest of Holders of the Notes within 30 days thereafter, the Company may, at its option, redeem all but not less than all of the Non-Consenting Notes

(including the Series A Notes). The redemption price for each Series A Note to be redeemed shall be an amount equal to the unpaid principal amount of such Series A Note, plus accrued and unpaid interest on the unpaid principal amount of such Series A Note to the Redemption Date, plus a premium equal to the excess, if any, of (i) the sum of the net present values of all Principal Installments and installments of interest scheduled to be paid after such Redemption Date with respect to the unpaid principal amount of such Series A Note, discounted at the Optional Redemption Discount Rate for the Series A Notes, over (ii) the unpaid principal amount of such Series A Note; provided, however, that no premium will be payable if the Redemption Date is on or after December 15, 2000.

         (c) The Redemption Date for an optional redemption of Series A Notes pursuant to paragraph 7(a) or paragraph 7(b) above shall be the date selected by the Company that is not less than 30 days nor more than 60 days after the date of the Company's written request for the consent of the Holders of the Notes to a Prohibited Act or Increased Debt Capacity, as applicable. Notice of the Company's election to exercise its option to redeem the Non-Consenting Notes may be included in its written request for the consent of the Holders of the Notes to a Prohibited Act or Increased Debt Capacity (and, if so included, may be made subject to such conditions not inconsistent with the Indenture or the terms of the Notes as the Company may deem appropriate), but if not so included in the Company's written request, such notice shall be mailed at least 15 days before the Redemption Date to each Holder of Non-Consenting Notes to be redeemed at the Holder's registered address. If money sufficient to pay the aggregate redemption price payable for the Non-Consenting Notes to be redeemed on a Redemption Date is deposited with the Paying Agent on or before noon, New York time, on such Redemption Date, then on and after such Redemption Date, interest shall cease to accrue on such Non-Consenting Notes and Holders thereof shall have no other rights as such (other than the right to receive such redemption price upon surrender of such Notes).

         8.  Change of Control.

         Subject to the terms and conditions of the Indenture, in the event that both (i) a Change of Control occurs on or prior to the Stated Maturity Date, and (ii) during the period commencing 90 days prior to public disclosure of the occurrence of such Change of Control and ending 90 days after such public disclosure, the rating of the Series A Notes is downgraded to lower than BBB- by Duff & Phelps Credit Rating Co. ("D&P") or lower than Baa3 by Moody's Investors Service, Inc. ("Moody's), and, in the event that such downgrading occurs during the 90-day period prior to such public disclosure, the rating assigned to the Series A Notes by D&P or Moody's as of the close of business on the date of such public disclosure remains lower than BBB- or lower than Baa3, respectively (the occurrence of the conditions specified in both (i) and (ii) being a "Put Event"), the holder of this Series A Note will have the right to require the Company to purchase this Series A Note or a portion hereof (such portion to be $100,000 in Original Principal Amount or an integral multiple thereof) at a purchase price equal to 100% of the unpaid principal amount of this Series A Note (or such portion), plus accrued and unpaid interest on the unpaid principal amount of this Series A Note (or such portion) to the date fixed for purchase pursuant to the Indenture (the "Purchase Date"). If money sufficient to pay the aggregate purchase price payable with respect to the Series A Notes to be purchased on the Purchase Date and (unless such Purchase Date is an interest payment date) the accrued and unpaid interest thereon is deposited with the Paying Agent on or before noon, New York time, on such Purchase Date, then on and after such Purchase Date, interest on such Series A Notes (or the applicable portions thereof so purchased) shall cease to accrue and Holders thereof shall have no other rights as such with respect to the Series A Notes (or applicable portions thereof) so purchased (other than the right to receive such purchase price upon surrender of such Series A Notes). The Company will not be obligated to purchase Notes or give notice to the Holders thereof with respect to more than one Put Event.

         9.  Denominations, Transfer, Exchange.

         The Series A Notes are in registered form without coupons in denominations of $100,000 in Original Principal Amount and integral multiples thereof. A Holder may transfer or exchange Series A Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

         10.  Persons Deemed Owners.

         The registered holder of a Series A Note may be treated as the owner of it for all purposes.

         11.  Unclaimed Money.

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

         12. Amendment, Supplement, Waiver.

         Subject to certain exceptions, the Indenture or the Notes of any series may be amended or supplemented, and any past default or compliance with any provision may be waived in so far as the Notes of any series are concerned, with the consent of a Majority-in-Interest of Holders of the Notes of all series or of the series affected by such amendment, supplement or waiver, as applicable. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes of any series to cure any ambiguity, defect, or inconsistency or to provide for uncertificated Notes in addition to certificated Notes or to make certain other specified changes or any change that does not materially adversely affect the rights of any Holder.

         13. Successor Corporation.

         When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

         14. Defaults and Remedies.

         If an Event of Default with respect to the Series A Notes shall occur and be continuing, the unpaid principal amount of, and accrued interest on, the Series A Notes may be declared or may become due and payable in the manner and with the effect provided in the Indenture. In the event of a declaration of acceleration under the Indenture with respect to the Series A Notes, except as otherwise provided in the Indenture, the Company shall also be obligated to pay, without duplication and to the extent permitted by law, a premium on the unpaid principal amount of this Series A Note equal to the maximum premium that would have been payable in accordance with paragraph 6 hereof if this Series A Note were then being prepaid in full at the option of the Company in accordance with said paragraph (whether or not optional prepayment would then be permitted thereunder and calculated without regard to the proviso clause to the first sentence thereof). Noteholders may not enforce the Indenture or the Series A Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Series A Notes. Subject to certain limitations, a Majority-in-Interest of Holders may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

         15. Trustee Dealings with Company.

         The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         16. No Recourse Against Others.

         A director, officer, employee, or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Series A Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Noteholder by accepting a Series A Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Series A Note.

         17. Authentication.

         This Series A Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Series A Note.

         18. Abbreviations.

         Customary abbreviations may be used in the name of a holder of a Series A Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may be used though not in the above list.

         The Company will furnish to any holder of a Series A Note, upon written request, and without charge a copy of the Indenture. Requests may be made to Donne F. Fisher, Executive Vice President, Tele-Communications, Inc., 5619 DTC Parkway, Englewood, CO 80111-3000.

                                ASSIGNMENT FORM

If you the holder want to assign this Series A Note, fill in the form below and have your signature guaranteed. For value received, I or we assign and transfer this Series A Note to

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
             (Insert assignee's social security or tax ID number)


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
            (Print or type assignee's name, address, and zip code)

and irrevocably appoint

- --------------------------------------------------------------------------------
agent to transfer this Series A Note on the books of the Company. The agent may substitute another to act for him.

- --------------------------------------------------------------------------------

Dated:                       Your signature:
       ------------------                   ------------------------------------
                                            (Sign exactly as your name appears
                                            on the other side of this Series A
                                            Note)


                             Signature Guarantee:
                                                 ------------------------------

                                                                       EXHIBIT B

                             [FORM OF FACE OF NOTE]

                           TELE-COMMUNICATIONS, INC.

                          8.67% Senior Note, Series B,
                              Due August 31, 2002

No. R-
                             Original Principal Amount: $-----------------------
                                                        CUSIP ------------------




       Tele-Communications, Inc., a Delaware corporation, promises to pay to
- ---------------------------, or registered assigns, the Original Principal Amount of ------------------------- Dollars in consecutive annual installments on the dates and in the amounts determined as provided on the reverse side of this Series B Note and any remaining unpaid principal amount hereof on August 31, 2002 (the "Stated Maturity Date").

       Interest Payment Dates: January 31 and July 31, commencing
- -------------------.

       Regular Record Dates: January 15 and July 15.

Dated:

Certificate of Authentication:              Tele-Communications, Inc.

The undersigned certifies that
this is one of the Notes of the
series designated herein referred           By:
to in the within-mentioned                     ---------------------------------
Indenture.                                     Chairman of the Board


- ----------------------------------
          as Trustee
                                               ---------------------------------
                                               Secretary


By:
   -------------------------------
   Authorized Officer


                                Facsimile Seal

                           TELE-COMMUNICATIONS, INC.
                8.67% SENIOR NOTE, SERIES B, DUE AUGUST 31, 2002

         1.  Interest.

         Tele-Communications, Inc. (the "Company"), a Delaware corporation, promises to pay interest on the unpaid principal amount of this Series B Note (as defined below) at the rate per annum shown above. The Company will pay interest semiannually on January 31 and July 31 of each year, commencing
- ------------- (each an "Interest Payment Date"), and on the Stated Maturity Date, and on Principal Payment Date, Optional Prepayment Date, Redemption Date or Purchase Date on which this Series B Note is prepaid, redeemed or purchased prior to the Stated Maturity Date in whole or in part (the Stated Maturity Date and each such Principal Payment Date, Optional Prepayment Date, Redemption Date and Purchase Date being referred to herein as a "Maturity Date" with respect to the principal amount, premium, if any, and interest payable on such date). Interest on this Series B Note will accrue from the most recent date to which interest has been paid on this Series B Note (or on one or more predecessor Series B Notes) or, if no interest has been paid, from --------------.
Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will (to the extent permitted by law) pay interest on overdue interest, principal and premium, if any, at a rate per annum equal to the greater of (i) the rate per annum announced publicly from time to time by The Bank of New York in New York, New York as its "prime rate" and (ii) 2% in excess of the rate per annum shown above. Interest (except defaulted interest) payable on an Interest Payment Date with respect to this Series B Note will be paid to the person in whose name this Series B Note or one or more predecessor Series B Notes is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the fifteenth day of the month in which such Interest Payment Date falls; provided, however, that interest payable on any Maturity Date (other than a Purchase Date that is after the record date for an interest payment and on or prior to the related interest payment date) shall be payable to the person to whom principal is payable. Defaulted interest will be paid in accordance with the provisions for the payment of defaulted interest contained in the Indenture.

         2.  Installments of Principal.

         The principal amount of this Series B Note shall be payable, without premium, in consecutive annual installments (each a "Principal Installment"), in the amounts determined as provided below, on the Interest Payment Date that falls on July 31 of each year, from and including July 31, 1997 to and including July 31, 2001 (each a "Principal Payment Date"), and on the Stated Maturity Date. The table below shows the amount of the Principal Installment qper $100,000 in Original Principal Amount of a Series B Note that is payable on each Principal Payment Date and on the Stated Maturity Date (subject to reduction as provided below):

                                              (1)                       (2)                        (3)
                                            Original                 Principal                    Unpaid
   Principal Payment Date               Principal Amount            Installment              Principal Amount
   ----------------------               ----------------            -----------              ----------------
   July 31, 1997................            $100,000                  $16,667                    $83,333

   July 31, 1998................            $100,000                  $16,667                    $66,666

   July 31, 1999................            $100,000                  $16,667                    $49,999

   July 31, 2000................            $100,000                  $16,667                    $33,332

   July 31, 2001................            $100,000                  $16,667                    $16,665

 * August 31, 2002...........               $100,000                  $16,665                        0

 --------------
 * Stated Maturity Date

         Notwithstanding the foregoing, in the event that this Series B Note is prepaid in part pursuant to paragraph 6 below, then the portion of the unpaid principal amount per $100,000 in Original Principal Amount hereof so prepaid shall be applied to reduce pro rata the amount of each Principal Installment thereafter due and payable in respect of this Series B Note. In connection with any such partial prepayment, the Trustee is authorized to make an appropriate notation on this Series B Note to reflect the change in the amount of each Principal Installment thereafter due and payable with respect hereto.

         The Company will pay the amount of the Principal Installment so payable on this Series B Note on each Principal Payment Date (other than a defaulted Principal Installment) to the person in whose name this Series B Note or one or more predecessor Series B Notes is registered at the close of business on the fifteenth day of the month in which the Principal Payment Date falls. Defaulted Principal Installments will be paid in accordance with the provisions for payment of defaulted interest set forth in the Indenture (as defined below).

         3.  Method of Payment.

         Payment of the principal, premium, if any, and interest on this Series B Note shall be made in money of the United States of America that at the time of payment is legal tender for the payment of public and private debts and may be made by check payable in such money, to the Holder hereof upon presentation of this Series B Note at the office of the Paying Agent; provided, however, that payment of principal and interest payable on a Principal Payment Date or an Interest Payment Date (other than the Stated Maturity Date) without presentation of this Series B Note (i) may be made by check mailed to a Holder's registered address or (ii) upon receipt by the Paying Agent of appropriate instructions in writing from the Holder hereof (provided such Holder is the Holder of Notes, including this Series B Note, with an aggregate unpaid principal amount of $1,000,000 or more having the same Principal Payment Date or Interest Payment Date, as applicable), not less than sixteen (16) calendar days prior to such Principal Payment Date or Interest Payment Date, shall be made by wire transfer of immediately available funds to such account at a bank in The City of New York, New York (or other bank consented to by the Company and the Paying Agent) as the Holder hereof shall have designated in such instructions so long as such bank has appropriate facilities therefor. Except as provided above, a Holder hereof must surrender this Series B Note to a Paying Agent to collect principal, premium, if any, and interest payable on a Maturity Date. Provided such presentation and surrender is made on a Maturity Date (other than a Principal Payment Date) by a Holder of Notes (including this Series B Note) to be paid, prepaid, redeemed or purchased on such Maturity Date in aggregate unpaid principal amount of $1,000,000 or more (determined before giving effect to the principal payment to be made on such Maturity Date), payment of the principal, premium, if any, and interest payable on such Maturity Date with respect to this Series B Note shall be made by wire transfer of immediately available funds to such account at a bank in The City of New York, New York (or other bank consented to by the Company and the Paying Agent) as the Holder hereof shall have designated, provided that such bank has appropriate facilities therefor and that appropriate wire transfer instructions in writing have been received by the Paying Agent not less than sixteen (16) calendar days prior to such Maturity Date. If a Maturity Date or an Interest Payment Date falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest payable with respect to such Maturity Date or Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest shall accrue on the amount so payable for the period on and after such Maturity Date or Interest Payment Date, as the case may be.

         4.  Paying Agent and Registrar.

         Initially, The Bank of New York ("Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

         5.  Indenture.

         This Series B Note is one of a duly authorized series of Notes of the Company, designated as its 8.67% Senior Notes, Series B, due August 31, 2002
(the "Series B Notes"), issued under an Indenture dated as of
- ------------------------ (the "Indenture") between the Company and the Trustee. The terms of the Series B Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (15 U.S. Code Section Section 77aaa-77bbbb) (the "Act"). The Series B Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them. All terms used in this Series B Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of a conflict between the terms or provisions of the Indenture and this Series B Note, the terms and provisions of the Indenture shall govern. The Series B Notes are general unsecured obligations of the Company limited to $26,500,000 in aggregate Original Principal Amount.

         6.  Optional Prepayment.

         Subject to the terms and conditions of the Indenture, this Series B Note may be prepaid, at the option of the Company, in whole at any time or in part from time to time, at a prepayment price equal to the unpaid principal amount of this Series B Note (or portion hereof) to be prepaid, plus accrued and unpaid interest on the unpaid principal amount so prepaid to the Optional Prepayment Date, plus a premium equal to the excess, if any, of (i) the sum of the net present values of all Principal Installments and installments of interest scheduled to be paid after such Optional Prepayment Date with respect to the unpaid principal amount of this Series B Note (or portion hereof) to be prepaid, discounted at the Basic Discount Rate for the Series B Notes over (ii) the unpaid principal amount of this Series B Note (or portion hereof) to be so prepaid; provided, however, that no premium will be payable if the Optional Prepayment Date is on or after February 1, 2000.

         Notice of prepayment will be mailed at least 30 days but not more than 60 days before the Optional Prepayment Date to each Holder of Series B Notes at the Holder's registered address. If money sufficient to pay the aggregate prepayment price payable with respect to the Series B Notes to be prepaid on an Optional Prepayment Date is deposited with the Paying Agent on or before noon, New York time, on such Optional Prepayment Date, then on and after such Optional Prepayment Date, interest shall cease to accrue on this Series B Note or the portion hereof so prepaid, as applicable, and the Holder hereof shall have no other rights as such with respect to this Series B Note or the portion hereof so prepaid, as applicable (other than the right to receive such prepayment price upon surrender of this Series B Note).

         7.  Optional Redemption of Non-Consenting Notes.

         (a) Subject to the terms and conditions of the Indenture, if the Company has requested in writing the consent of the Holders of the outstanding Notes to a Prohibited Act and the Company has not received the consent thereto of a Majority-in-Interest of Holders of the Notes within 30 days thereafter, the Company may, at its option, redeem all but not less than all of the Non-Consenting Notes (including the Series B Notes). The redemption price for each Series B Note to be redeemed shall be an amount equal to the unpaid principal amount of such Series B Note, plus accrued and unpaid interest on the unpaid principal amount of such Series B Note to the Redemption Date, plus a premium equal to the excess, if any, of (i) the sum of the net present values of all Principal Installments and installments of interest scheduled to be paid after such Redemption Date with respect to the unpaid principal amount of such Series B Note, discounted at the Optional Redemption Discount Rate for the Series B Notes over (ii) the unpaid principal amount of such Series B Note.

         (b) Subject to the terms and conditions of the Indenture, if at any time on or after December 1, 1999, the Company has requested in writing the consent of the Holders of the outstanding Notes to Increased Debt Capacity and the Company has not received the consent thereto of a Majority-in-Interest of Holders of the Notes within 30 days thereafter, the Company may, at its option, redeem all but not less than all of the Non-Consenting Notes

(including the Series B Notes). The redemption price for each Series B Note to be redeemed shall be an amount equal to the unpaid principal amount of such Series B Note, plus accrued and unpaid interest on the unpaid principal amount of such Series B Note to the Redemption Date, plus a premium equal to the excess, if any, of (i) the sum of the net present values of all Principal Installments and installments of interest scheduled to be paid after such Redemption Date with respect to the unpaid principal amount of such Series B Note, discounted at the Optional Redemption Discount Rate for the Series B Notes, over (ii) the unpaid principal amount of such Series B Note; provided, however, that no premium will be payable if the Redemption Date is on or after August 31, 2001.

         (c) The Redemption Date for an optional redemption of Series B Notes pursuant to paragraph 7(a) or paragraph 7(b) above shall be the date selected by the Company that is not less than 30 days nor more than 60 days after the date of the Company's written request for the consent of the Holders of the Notes to a Prohibited Act or Increased Debt Capacity, as applicable. Notice of the Company's election to exercise its option to redeem the Non-Consenting Notes may be included in its written request for the consent of the Holders of the Notes to the Prohibited Act or Increased Debt Capacity (and, if so included, may be made subject to such conditions not inconsistent with the Indenture or the terms of the Notes as the Company may deem appropriate), but if not so included in the Company's written request, such notice shall be mailed at least 15 days before the Redemption Date to each Holder of Non-Consenting Notes to be redeemed at the Holder's registered address. If money sufficient to pay the aggregate redemption price payable for the Non-Consenting Notes to be redeemed on a Redemption Date is deposited with the Paying Agent on or before noon, New York time, on such Redemption Date, then on and after such Redemption Date, interest shall cease to accrue on such Non-Consenting Notes and Holders thereof shall have no other rights as such (other than the right to receive such redemption price upon surrender of such Notes).

         8.  Change of Control.

         Subject to the terms and conditions of the Indenture, in the event that both (i) a Change of Control occurs on or prior to the Stated Maturity Date, and (ii) during the period commencing 90 days prior to public disclosure of the occurrence of such Change of Control and ending 90 days after such public disclosure, the rating of the Series B Notes is downgraded to lower than BBB- by Duff & Phelps Credit Rating Co. ("D&P") or lower than Baa3 by Moody's Investors Service, Inc. ("Moody's), and, in the event that such downgrading occurs during the 90-day period prior to such public disclosure, the rating assigned to the Series B Notes by D&P or Moody's as of the close of business on the date of such public disclosure remains lower than BBB- or lower than Baa3, respectively (the occurrence of the conditions specified in both (i) and (ii) being a "Put Event"), the holder of this Series B Note will have the right to require the Company to purchase this Series B Note or a portion hereof (such portion to be $100,000 in Original Principal Amount or an integral multiple thereof) at a purchase price equal to 100% of the unpaid principal amount of this Series B Note (or such portion), plus accrued and unpaid interest on the unpaid principal amount of this Series B Note (or such portion) to the date fixed for purchase pursuant to the Indenture (the "Purchase Date"). If money sufficient to pay the aggregate purchase price payable with respect to the Series B Notes to be purchased on the Purchase Date and (unless such Purchase Date is an interest payment date) the accrued and unpaid interest thereon is deposited with the Paying Agent on or before noon, New York time, on such Purchase Date, then on and after such Purchase Date, interest on such Series B Notes (or the applicable portions thereof so purchased) shall cease to accrue and Holders thereof shall have no other rights as such with respect to the Series B Notes (or applicable portions thereof) so purchased (other than the right to receive such purchase price upon surrender of such Series B Notes). The Company will not be obligated to purchase Notes or give notice to the Holders thereof with respect to more than one Put Event.

         9.  Denominations, Transfer, Exchange.

         The Series B Notes are in registered form without coupons in denominations of $100,000 in Original Principal Amount and integral multiples thereof. A Holder may transfer or exchange Series B Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

         10.  Persons Deemed Owners.

         The registered holder of a Series B Note may be treated as the owner of it for all purposes.

         11.  Unclaimed Money.

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

         12. Amendment, Supplement, Waiver.

         Subject to certain exceptions, the Indenture or the Notes of any series may be amended or supplemented, and any past default or compliance with any provision may be waived in so far as the Notes of any series are concerned, with the consent of a Majority-in-Interest of Holders of the Notes of all series or of the series affected by such amendment, supplement or waiver, as applicable. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes of any series to cure any ambiguity, defect, or inconsistency or to provide for uncertificated Notes in addition to certificated Notes or to make certain other specified changes or any change that does not materially adversely affect the rights of any Holder.

         13. Successor Corporation.

         When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

         14. Defaults and Remedies.

         If an Event of Default with respect to the Series B Notes shall occur and be continuing, the principal amount of, and accrued interest on, the Series B Notes may be declared or may become due and payable in the manner and with the effect provided in the Indenture. In the event of a declaration of acceleration under the Indenture with respect to the Series B Notes, except as otherwise provided in the Indenture, the Company shall also be obligated to pay, without duplication and to the extent permitted by law, a premium on the unpaid principal amount of this Series B Note equal to the maximum premium that would have been payable in accordance with paragraph 6 hereof if this Series B Note were then being prepaid in full at the option of the Company in accordance with said paragraph (whether or not optional prepayment would then be permitted thereunder and calculated without regard to the proviso clause to the first sentence thereof). Noteholders may not enforce the Indenture or the Series B Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Series B Notes. Subject to certain limitations, a Majority-in-Interest of Holders may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

         15. Trustee Dealings with Company.

         The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         16. No Recourse Against Others.

         A director, officer, employee, or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Series B Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Noteholder by accepting a Series B Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Series B Note.

         17. Authentication.

         This Series B Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Series B Note.

         18. Abbreviations.

         Customary abbreviations may be used in the name of a holder of a Series B Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may be used though not in the above list.

         The Company will furnish to any holder of a Series B Note, upon written request, and without charge a copy of the Indenture. Requests may be made to Donne F. Fisher, Executive Vice President, Tele-Communications, Inc., 5619 DTC Parkway, Englewood, CO 80111-3000.

                                ASSIGNMENT FORM

If you the holder want to assign this Series B Note, fill in the form below and have your signature guaranteed. For value received, I or we assign and transfer this Series B Note to

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
              (Insert assignee's social security or tax ID number)


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
            (Print or type assignee's name, address, and zip code)

and irrevocably appoint

- --------------------------------------------------------------------------------
agent to transfer this Series B Note on the books of the Company. The agent may substitute another to act for him.

- --------------------------------------------------------------------------------

Dated:                 Your signature:
      -------------                   ------------------------------------------
                                      (Sign exactly as your name appears on the other side of this Series B Note)


                       Signature Guarantee:
                                           -------------------------------------

                                                                       EXHIBIT C

                             [FORM OF FACE OF NOTE]

                           TELE-COMMUNICATIONS, INC.

                          8.85% Senior Note, Series C,
                              Due August 31, 2002

No. R-
                             Original Principal Amount: $-----------------------
                                                        CUSIP ------------------




       Tele-Communications, Inc., a Delaware corporation, promises to pay to
- ---------------------------, or registered assigns, the Original Principal Amount of ------------------------- Dollars in consecutive annual installments on the dates and in the amounts determined as provided on the reverse side of this Series C Note and any remaining unpaid principal amount hereof on August 31, 2002 (the "Stated Maturity Date").

       Interest Payment Dates: January 31 and July 31, commencing
- -------------------.

       Regular Record Dates: January 15 and July 15.

Dated:

Certificate of Authentication:                Tele-Communications, Inc.

The undersigned certifies that
this is one of the Notes of the
series designated herein referred
to in the within-mentioned                    By:
Indenture.                                       ------------------------------
                                                 Chairman of the Board

- ----------------------------------
          as Trustee
                                                 ------------------------------
                                                 Secretary


By:
   -------------------------------
   Authorized Officer


                                Facsimile Seal

                           TELE-COMMUNICATIONS, INC.
                8.85% SENIOR NOTE, SERIES C, DUE AUGUST 31, 2002

         1.  Interest.

         Tele-Communications, Inc. (the "Company"), a Delaware corporation, promises to pay interest on the unpaid principal amount of this Series C Note (as defined below) at the rate per annum shown above. The Company will pay interest semiannually on January 31 and July 31 of each year, commencing
- ------------- (each an "Interest Payment Date"), and on the Stated Maturity Date, and on any Principal Payment Date, Optional Prepayment Date, Redemption Date or Purchase Date on which this Series C Note is prepaid, redeemed or purchased prior to the Stated Maturity Date in whole or in part (the Stated Maturity Date and each such Principal Payment Date, Optional Prepayment Date, Redemption Date and Purchase Date being referred to herein as a "Maturity Date" with respect to the principal amount, premium, if any, and interest payable on such date). Interest on this Series C Note will accrue from the most recent date to which interest has been paid on this Series C Note (or one or more predecessor Series C Notes) or, if no interest has been paid, from
- --------------. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will (to the extent permitted by law) pay interest on overdue interest, principal and premium, if any, at a rate per annum equal to the greater of (i) the rate per annum announced publicly from time to time by The Bank of New York in New York, New York as its "prime rate" and (ii) 2% in excess of the rate per annum shown above. Interest (except defaulted interest) payable on an Interest Payment Date with respect to this Series C Note will be paid to the person in whose name this Series C Note or one or more predecessor Series C Notes is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the fifteenth day of the month in which such Interest Payment Date falls; provided, however, that interest payable on any Maturity Date (other than a Purchase Date that is after the record date for an interest payment and on or prior to the related interest payment date) shall be payable to the person to whom principal is payable. Defaulted interest will be paid in accordance with the provisions for the payment of defaulted interest contained in the Indenture.

         2.  Installments of Principal.

         The principal amount of this Series C Note shall be payable, without premium, in consecutive annual installments (each a "Principal Installment"), in the amounts determined as provided below, on the Interest Payment Date that falls on July 31 of each year, from and including July 31, 1999 to and including July 31, 2001 (each a "Principal Payment Date"), and on the Stated Maturity Date. The table below shows the amount of the Principal Installment per $100,000 in Original Principal Amount of a Series C Note that is payable on each Principal Payment Date and on the Stated Maturity Date (subject to reduction as provided below):

                                               (1)                       (2)                        (3)
                                            Original                  Principal                    Unpaid
   Principal Payment Date               Principal Amount             Installment              Principal Amount
   ----------------------               ----------------             -----------              ----------------
   July 31, 1999..............              $100,000                   $25,000                    $75,000

   July 31, 2000..............              $100,000                   $25,000                    $50,000

   July 31, 2001..............              $100,000                   $25,000                    $25,000

 * August 31, 2002..........                $100,000                   $25,000                    $     0


 --------------
 * Stated Maturity Date

         Notwithstanding the foregoing, in the event that this Series C Note is prepaid in part pursuant to paragraph 6 below, then the portion of the unpaid principal amount per $100,000 in Original Principal Amount hereof so prepaid shall be applied to reduce pro rata the amount of each Principal Installment thereafter due and payable in respect of this Series C Note. In connection with any such partial prepayment, the Trustee is authorized to make an appropriate notation on this Series C Note to reflect the change in the amount of each Principal Installment thereafter due and payable with respect hereto.

         The Company will pay the amount of the Principal Installment so payable on this Series C Note on each Principal Payment Date (other than a defaulted Principal Installment) to the person in whose name this Series C Note or one or more predecessor Series C Notes is registered at the close of business on the fifteenth day of the month in which the Principal Payment Date falls. Defaulted Principal Installments will be paid in accordance with the provisions for payment of defaulted interest set forth in the Indenture (as defined below).

         3.  Method of Payment.

         Payment of the principal, premium, if any, and interest on this Series C Note shall be made in money of the United States of America that at the time of payment is legal tender for the payment of public and private debts and may be made by check payable in such money, to the Holder hereof upon presentation of this Series C Note at the office of the Paying Agent; provided, however, that payment of principal and interest payable on a Principal Payment Date or an Interest Payment Date (other than the Stated Maturity Date) without presentation of this Series C Note (i) may be made by check mailed to a Holder's registered address or (ii) upon receipt by the Paying Agent of appropriate instructions in writing from the Holder hereof (provided such Holder is the Holder of Notes, including this Series C Note, with an aggregate unpaid principal amount of $1,000,000 or more having the same Principal Payment Date or Interest Payment Date, as applicable), not less than sixteen (16) calendar days prior to such Principal Payment Date or Interest Payment Date, shall be made by wire transfer of immediately available funds to such account at a bank in The City of New York, New York (or other bank consented to by the Company and the Paying Agent) as the Holder hereof shall have designated in such instructions so long as such bank has appropriate facilities therefor. Except as provided above, a Holder hereof must surrender this Series C Note to a Paying Agent to collect principal, premium, if any, and interest payable on a Maturity Date. Provided such presentation and surrender is made on a Maturity Date (other than a Principal Payment Date) by a Holder of Notes (including this Series C Note) to be paid, prepaid, redeemed or purchased on such Maturity Date in aggregate unpaid principal amount of $1,000,000 or more (determined before giving effect to the principal payment to be made on such Maturity Date), payment of the principal, premium, if any, and interest payable on such Maturity Date with respect to this Series C Note shall be made by wire transfer of immediately available funds to such account at a bank in The City of New York, New York (or other bank consented to by the Company and the Paying Agent) as the Holder hereof shall have designated, provided that such bank has appropriate facilities therefor and that appropriate wire transfer instructions in writing have been received by the Paying Agent not less than sixteen (16) calendar days prior to such Maturity Date. If a Maturity Date or an Interest Payment Date falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest payable with respect to such Maturity Date or Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest shall accrue on the amount so payable for the period on and after such Maturity Date or Interest Payment Date, as the case may be.

         4.  Paying Agent and Registrar.

         Initially, The Bank of New York ("Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

         5.  Indenture.

         This Series C Note is one of a duly authorized series of Notes of the Company, designated as its 8.85% Senior Notes, Series C, due August 31, 2002
(the "Series C Notes"), issued under an Indenture dated as of
- ------------------------ (the "Indenture") between the Company and the Trustee. The terms of the Series C Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (15 U.S. Code Section Section 77aaa-77bbbb) (the "Act"). The Series C Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them. All terms used in this Series C Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of a conflict between the terms or provisions of the Indenture and this Series C Notes, the terms and provisions of the Indenture shall govern. The Series C Notes are general unsecured obligations of the Company limited to $36,000,000 in aggregate Original Principal Amount.

         6.  Optional Prepayment.

         Subject to the terms and conditions of the Indenture, this Series C Note may be prepaid, at the option of the Company, in whole at any time or in part from time to time, at a prepayment price equal to the unpaid principal amount of this Series C Note (or portion hereof) to be prepaid, plus accrued and unpaid interest on the unpaid principal amount so prepaid to the Optional Prepayment Date, plus a premium equal to the excess, if any, of (i) the sum of the net present values of all Principal Installments and installments of interest scheduled to be paid after such Optional Prepayment Date with respect to the unpaid principal amount of this Series C Note (or portion hereof) to be prepaid, discounted at the Basic Discount Rate for the Series C Notes over (ii) the unpaid principal amount of this Series C Note (or portion hereof) to be so prepaid; provided, however, that no premium will be payable if the Optional Prepayment Date is on or after February 1, 2001.

         Notice of prepayment will be mailed at least 30 days but not more than 60 days before the Optional Prepayment Date to each Holder of Series C Notes at the Holder's registered address. If money sufficient to pay the aggregate prepayment price payable with respect to the Series C Notes to be prepaid on an Optional Prepayment Date is deposited with the Paying Agent on or before noon, New York time, on such Optional Prepayment Date, then on and after such Optional Prepayment Date, interest shall cease to accrue on this Series C Note or the portion hereof so prepaid, as applicable, and the Holder hereof shall have no other rights as such with respect to this Series C Note or the portion hereof so prepaid, as applicable (other than the right to receive such prepayment price upon surrender of this Series C Note).

         Subject to the terms and conditions of the Indenture, if the Company determines to make an optional prepayment with respect to the Company's 8.67% Senior Notes, Series B, due August 31, 2002 (the "Series B Notes") issued pursuant to the Indenture, on an Optional Prepayment Date that is on or after February 1, 2000 and on or prior to January 31, 2001, then the Company shall offer to prepay in the aggregate the same percentage of the aggregate unpaid principal amount of the Series C Notes on such Optional Prepayment Date as it has elected to prepay of the Series B Notes, at a prepayment price equal to the unpaid principal amount of the Series C Notes or portions thereof to be prepaid, plus accrued and unpaid interest on the unpaid principal amount so prepaid to the Optional Prepayment Date. Any holder of Series C Notes that desires to accept the prepayment offer must deliver written notice of such acceptance to the Paying Agent by the close of business on the sixteenth day preceding the Optional Prepayment Date, after which time the right to accept such offer will terminate. With respect to each Series C Note as to which the prepayment offer has been accepted, the portion of the unpaid principal amount to be prepaid will be determined on the same basis as if all holders of Series C Notes had accepted the prepayment offer and the aggregate amount that the Company offered to prepay was applied to the prepayment of the Series C Notes pro rata in accordance with the respective unpaid principal amounts thereof.

         7.  Optional Redemption of Non-Consenting Notes.

         (a) Subject to the terms and conditions of the Indenture, if the Company has requested in writing the consent of the Holders of the outstanding Notes to a Prohibited Act and the Company has not received the consent thereto of a Majority-in-Interest of Holders of the Notes within 30 days thereafter, the Company may, at its option, redeem all but not less than all of the Non-Consenting Notes (including the Series C Notes). The redemption price for each Series C Note to be redeemed shall be an amount equal to the unpaid principal amount of such Series C Note, plus accrued and unpaid interest on the unpaid principal amount of such Series C Note to the Redemption Date, plus a premium equal to the excess, if any, of (i) the sum of the net present values of all Principal Installments and installments of interest scheduled to be paid after such Redemption Date with respect to the unpaid principal amount of such Series C Note, discounted at the Optional Redemption Discount Rate for the Series C Notes over (ii) the unpaid principal amount of such Series C Note.

         (b) Subject to the terms and conditions of the Indenture, if at any time on or after December 1, 1999, the Company has requested in writing the consent of the Holders of the outstanding Notes to Increased Debt Capacity and the Company has not received the consent thereto of a Majority-in-Interest of Holders of the Notes within 30 days thereafter, the Company may, at its option, redeem all but not less than all of the Non-Consenting Notes (including the Series C Notes). The redemption price for each Series C Note to be redeemed shall be an amount equal to the unpaid principal amount of such Series C Note, plus accrued and unpaid interest on the unpaid principal amount of such Series C Note to the Redemption Date, plus a premium equal to the excess, if any, of
(i) the sum of the net present values of all Principal Installments and installments of interest scheduled to be paid after such Redemption Date with respect to the unpaid principal amount of such Series C Note, discounted at the Optional Redemption Discount Rate for the Series C Notes, over (ii) the unpaid principal amount of such Series C Note; provided, however, that no premium will be payable if the Redemption Date is on or after August 31, 2001.

         (c) The Redemption Date for an optional redemption of Series C Notes pursuant to paragraph 7(a) or paragraph 7(b) above shall be the date selected by the Company that is not less than 30 days nor more than 60 days after the date of the Company's written request for the consent of the Holders of the Notes to a Prohibited Act or Increased Debt Capacity, as applicable. Notice of the Company's election to exercise its option to redeem the Non-Consenting Notes may be included in its written request for the consent of the Holders of the Notes to the Prohibited Act or Increased Debt Capacity (and, if so included, may be made subject to such conditions not inconsistent with the Indenture or the terms of the Notes as the Company may deem appropriate), but if not so included in the Company's written request, such notice shall be mailed at least 15 days before the Redemption Date to each Holder of Non-Consenting Notes to be redeemed at the Holder's registered address. If money sufficient to pay the aggregate redemption price payable for the Non-Consenting Notes to be redeemed on a Redemption Date is deposited with the Paying Agent on or before noon, New York time, on such Redemption Date, then on and after such Redemption Date, interest shall cease to accrue on such Non-Consenting Notes and Holders thereof shall have no other rights as such (other than the right to receive such redemption price upon surrender of such Notes).

         8.  Change of Control.

         Subject to the terms and conditions of the Indenture, in the event that both (i) a Change of Control occurs on or prior to the Stated Maturity Date, and (ii) during the period commencing 90 days prior to public disclosure of the occurrence of such Change of Control and ending 90 days after such public disclosure, the rating of the Series C Notes is downgraded to lower than BBB- by Duff & Phelps Credit Rating Co. ("D&P") or lower than Baa3 by Moody's Investors Service, Inc. ("Moody's), and, in the event that such downgrading occurs during the 90-day period prior to such public disclosure, the rating assigned to the Series C Notes by D&P or Moody's as of the close of business on the date of such public disclosure remains lower than BBB- or lower than Baa3, respectively (the occurrence of the conditions specified in both (i) and (ii) being a "Put Event"), the holder of this Series C Note will have the right to require the Company to purchase this Series C Note or a portion hereof (such portion to be $100,000 in Original Principal Amount or an integral multiple thereof) at a purchase price equal to 100% of the unpaid principal amount of this Series C Note (or such portion), plus accrued and unpaid interest on the unpaid principal amount of this Series C Note (or such portion) to the date fixed for purchase pursuant to the Indenture (the "Purchase Date"). If money sufficient to pay the aggregate purchase price payable with respect to the Series C Notes to be purchased on the Purchase Date and (unless such Purchase Date is an interest payment date) the accrued and unpaid interest thereon is deposited with the Paying Agent on or before noon, New York time, on such Purchase Date, then on and after such Purchase Date, interest on such Series C Notes (or the applicable portions thereof so purchased) shall cease to accrue and Holders thereof shall have no other rights as such with respect to the Series C Notes (or applicable portions thereof) so purchased (other than the right to receive such purchase price upon surrender of such Series C Notes). The Company will not be obligated to purchase Notes or give notice to the Holders thereof with respect to more than one Put Event.

         9.  Denominations, Transfer, Exchange.

         The Series C Notes are in registered form without coupons in denominations of $100,000 in Original Principal Amount and integral multiples thereof. A Holder may transfer or exchange Series C Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

         10.  Persons Deemed Owners.

         The registered holder of a Series C Note may be treated as the owner of it for all purposes.

         11.  Unclaimed Money.

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

         12. Amendment, Supplement, Waiver.

         Subject to certain exceptions, the Indenture or the Notes of any series may be amended or supplemented, and any past default or compliance with any provision may be waived in so far as the Notes of any series are concerned, with the consent of a Majority-in-Interest of Holders of the Notes of all series or of the series affected by such amendment, supplement or waiver, as applicable. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes of any series to cure any ambiguity, defect, or inconsistency or to provide for uncertificated Notes in addition to certificated Notes or to make certain other specified changes or any change that does not materially adversely affect the rights of any Holder.

         13. Successor Corporation.

         When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

         14. Defaults and Remedies.

         If an Event of Default with respect to the Series C Notes shall occur and be continuing, the principal amount of, and accrued interest on, the Series C Notes may be declared or may become due and payable in the manner and with the effect provided in the Indenture. In the event of a declaration of acceleration under the Indenture with respect to the Series C Notes, except as otherwise provided in the Indenture, the Company shall also be obligated to pay, without duplication and to the extent permitted by law, a premium on the unpaid principal amount of this Series C Note equal to the maximum premium that would have been payable in accordance with paragraph 6 hereof if this Series C Note were then being prepaid in full at the option of the Company in accordance with said paragraph (whether or not optional prepayment would then be permitted thereunder and calculated without regard to the proviso clause to the first sentence thereof). Noteholders may not enforce the Indenture or the Series C Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Series C Notes. Subject to certain limitations, a Majority-in-Interest of Holders may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

         15. Trustee Dealings with Company.

         The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         16. No Recourse Against Others.

         A director, officer, employee, or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Series C Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Noteholder by accepting a Series C Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Series C Note.

         17. Authentication.

         This Series C Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Series C Note.

         18. Abbreviations.

         Customary abbreviations may be used in the name of a holder of a Series C Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may be used though not in the above list.

         The Company will furnish to any holder of a Series C Note, upon written request, and without charge a copy of the Indenture. Requests may be made to Donne F. Fisher, Executive Vice President, Tele-Communications, Inc., 5619 DTC Parkway, Englewood, CO 80111-3000.

                                ASSIGNMENT FORM

If you the holder want to assign this Series C Note, fill in the form below and have your signature guaranteed. For value received, I or we assign and transfer this Series C Note to


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
             (Insert assignee's social security or tax ID number)



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
            (Print or type assignee's name, address, and zip code)

and irrevocably appoint

- --------------------------------------------------------------------------------
agent to transfer this Series C Note on the books of the Company. The agent may substitute another to act for him.

- --------------------------------------------------------------------------------

Dated: -------------------        Your signature:
                                                  ------------------------------
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Series C Note)

                                   Signature Guarantee:
                                                       -------------------------

                                                                       EXHIBIT D

                             [FORM OF FACE OF NOTE]

                           TELE-COMMUNICATIONS, INC.

                          9.82% Senior Note, Series D,
                             Due September 30, 1997

No. R-
                             Original Principal Amount: $-----------------------
                                                        CUSIP ------------------



       Tele-Communications, Inc., a Delaware corporation, promises to pay to
- ---------------------------, or registered assigns, the Original Principal Amount of ------------------------- Dollars in consecutive annual installments on the dates and in the amounts determined as provided on the reverse side of this Series D Note and any remaining unpaid principal amount hereof on September 30, 1997 (the "Stated Maturity Date").

       Interest Payment Dates: March 30 and September 30, commencing
- -------------------.

       Regular Record Dates: March 15 and September 15.

Dated:

Certificate of Authentication:                        Tele-Communications, Inc.

The undersigned certifies that this is
one of the Notes of the series                        By:
designated herein referred to in the                     ---------------------
within-mentioned Indenture.                              Chairman of the Board

- ----------------------------------         Facsimile  By:
       as Trustee                          Seal          ---------------------
                                                              Secretary


By:
   -------------------------------
   Authorized Officer

                           TELE-COMMUNICATIONS, INC.
              9.82% SENIOR NOTE, SERIES D, DUE SEPTEMBER 30, 1997

       1.  Interest.

       Tele-Communications, Inc. (the "Company"), a Delaware corporation, promises to pay interest on the unpaid principal amount of this Series D Note (as defined below) at the rate per annum shown above. The Company will pay interest semiannually on March 30 and September 30 of each year, commencing
- ------------- (each an "Interest Payment Date"), and on the Stated Maturity Date, and on any Principal Payment Date, Optional Prepayment Date, Redemption Date or Purchase Date on which this Series D Note is prepaid, redeemed or purchased prior to the Stated Maturity Date in whole or in part (the Stated Maturity Date and each such Principal Payment Date, Optional Prepayment Date, Redemption Date and Purchase Date being referred to herein as a "Maturity Date" with respect to the principal amount, premium, if any, and interest payable on such date). Interest on this Series D Note will accrue from the most recent date to which interest has been paid on this Series D Note (or one or more predecessor Series D Notes) or, if no interest has been paid, from
- --------------. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will (to the extent permitted by law) pay interest on overdue interest, principal and premium, if any, at a rate per annum equal to the greater of (i) the rate per annum announced publicly from time to time by The Bank of New York in New York, New York as its "prime rate" and (ii) 2% in excess of the rate per annum shown above. Interest (except defaulted interest) payable on an Interest Payment Date with respect to this Series D Note will be paid to the person in whose name this Series D Note or one or more predecessor Series D Notes is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the fifteenth day of the month in which such Interest Payment Date falls; provided, however, that interest payable on any Maturity Date (other than a Purchase Date that is after the record date for an interest payment and on or prior to the related interest payment date) shall be payable to the person to whom principal is payable. Defaulted interest will be paid in accordance with the provisions for the payment of defaulted interest contained in the Indenture.

       2.  Installments of Principal.

       The principal amount of this Series D Note shall be payable, without premium, in consecutive annual installments (each a "Principal Installment"), in the amounts determined as provided below, on the Interest Payment Date that falls on September 30 of each year, from and including September 30, 1994 to and including September 30, 1996 (each a "Principal Payment Date"), and on the Stated Maturity Date. The table below shows the amount of the Principal Installment per $100,000 in Original Principal Amount of a Series D Note that is payable on each Principal Payment Date and on the Stated Maturity Date (subject to reduction as provided below):

                                               (1)                       (2)                        (3)
                                            Original                  Principal                    Unpaid
   Principal Payment Date               Principal Amount             Installment              Principal Amount
   ----------------------               ----------------             -----------              ----------------
   September 30, 1994........               $100,000                   $25,000                    $75,000

   September 30, 1995........               $100,000                   $25,000                    $50,000

   September 30, 1996........               $100,000                   $25,000                    $25,000

 * September 30, 1997.......                $100,000                   $25,000                    $     0

 --------------
 * Stated Maturity Date

       Notwithstanding the foregoing, in the event that this Series D Note is prepaid in part pursuant to paragraph 6 below, then the portion of the unpaid principal amount per $100,000 in Original Principal Amount hereof so prepaid shall be applied to reduce pro rata the amount of each Principal Installment thereafter due and payable in respect of this Series D Note. In connection with any such partial prepayment, the Trustee is authorized to make an appropriate notation on this Series D Note to reflect the change in the amount of each Principal Installment thereafter due and payable with respect hereto.

       The Company will pay the amount of the Principal Installment so payable on this Series D Note on each Principal Payment Date (other than a defaulted Principal Installment) to the person in whose name this Series D Note or one or more predecessor Series D Notes is registered at the close of business on the fifteenth day of the month in which the Principal Payment Date falls.
Defaulted Principal Installments will be paid in accordance with the provisions for payment of defaulted interest set forth in the Indenture (as defined below).

       3.  Method of Payment.

       Payment of the principal, premium, if any, and interest on this Series D Note shall be made in money of the United States of America that at the time of payment is legal tender for the payment of public and private debts and may be made by check payable in such money, to the Holder hereof upon presentation of this Series D Note at the office of the Paying Agent; provided, however, that payment of principal and interest payable on a Principal Payment Date or an Interest Payment Date (other than the Stated Maturity Date) without presentation of this Series D Note (i) may be made by check mailed to a Holder's registered address or (ii) upon receipt by the Paying Agent of appropriate instructions in writing from the Holder hereof (provided such Holder is the Holder of Notes, including this Series D Note, with an aggregate unpaid principal amount of $1,000,000 or more having the same Principal Payment Date or Interest Payment Date, as applicable), not less than sixteen (16) calendar days prior to such Principal Payment Date or Interest Payment Date, shall be made by wire transfer of immediately available funds to such account at a bank in The City of New York, New York (or other bank consented to by the Company and the Paying Agent) as the Holder hereof shall have designated in such instructions so long as such bank has appropriate facilities therefor. Except as provided above, a Holder hereof must surrender this Series D Note to a Paying Agent to collect principal, premium, if any, and interest payable on a Maturity Date. Provided such presentation and surrender is made on a Maturity Date (other than a Principal Payment Date) by a Holder of Notes (including this Series D Note) to be paid, prepaid, redeemed or purchased on such Maturity Date in aggregate unpaid principal amount of $1,000,000 or more (determined before giving effect to the principal payment to be made on such Maturity Date), payment of the principal, premium, if any, and interest payable on such Maturity Date with respect to this Series D Note shall be made by wire transfer of immediately available funds to such account at a bank in The City of New York, New York (or other bank consented to by the Company and the Paying Agent) as the Holder hereof shall have designated, provided that such bank has appropriate facilities therefor and that appropriate wire transfer instructions in writing have been received by the Paying Agent not less than sixteen (16) calendar days prior to such Maturity Date. If a Maturity Date or an Interest Payment Date falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest payable with respect to such Maturity Date or Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest shall accrue on the amount so payable for the period on and after such Maturity Date or Interest Payment Date, as the case may be.

       4.  Paying Agent and Registrar.

       Initially, The Bank of New York ("Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

       5.  Indenture.

       This Series D Note is one of a duly authorized series of Notes of the Company, designated as its 9.82% Senior Notes, Series D, due September 30, 1997 (the "Series D Notes"), issued under an Indenture dated as of
- ------------------------ (the "Indenture") between the Company and the Trustee. The terms of the Series D Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (15 U.S. Code Section Section 77aaa-77bbbb) (the "Act"). The Series D Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them. All terms used in this Series D Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of a conflict between the terms or provisions of the Indenture and this Series D Note, the terms and provisions of the Indenture shall govern. The Series D Notes are general unsecured obligations of the Company limited to $32,000,000 in aggregate Original Principal Amount.

       6.  Optional Prepayment.

       Subject to the terms and conditions of the Indenture, this Series D Note may be prepaid, at the option of the Company, in whole at any time or in part from time to time, at a prepayment price equal to the unpaid principal amount of this Series D Note (or portion hereof) to be prepaid, plus accrued and unpaid interest on the unpaid principal amount so prepaid to the Optional Prepayment Date, plus a premium equal to the excess, if any, of (i) the sum of the net present values of all Principal Installments and installments of interest scheduled to be paid after such Optional Prepayment Date with respect to the unpaid principal amount of this Series D Note (or portion hereof) to be prepaid, discounted at the Basic Discount Rate for the Series D Notes over (ii) the unpaid principal amount of this Series D Note (or portion hereof) to be so prepaid; provided, however, that no premium will be payable if the Optional Prepayment Date is on or after September 30, 1996.

       Notice of prepayment will be mailed at least 30 days but not more than 60 days before the Optional Prepayment Date to each Holder of Series D Notes at the Holder's registered address. If money sufficient to pay the aggregate prepayment price payable with respect to the Series D Notes to be prepaid on an Optional Prepayment Date is deposited with the Paying Agent on or before noon, New York time, on such Optional Prepayment Date, then on and after such Optional Prepayment Date, interest shall cease to accrue on this Series D Note or the portion hereof so prepaid, as applicable, and the Holder hereof shall have no other rights as such with respect to this Series D Note or the portion hereof so prepaid, as applicable (other than the right to receive such prepayment price upon surrender of this Series D Note).

       7.  Optional Redemption of Non-Consenting Notes.

       (a) Subject to the terms and conditions of the Indenture, if the Company has requested in writing the consent of the Holders of the outstanding Notes to a Prohibited Act and the Company has not received the consent thereto of a Majority-in-Interest of Holders of the Notes within 30 days thereafter, the Company may, at its option, redeem all but not less than all of the Non-Consenting Notes (including the Series D Notes). The redemption price for each Series D Note to be redeemed shall be an amount equal to the unpaid principal amount of such Series D Note, plus accrued and unpaid interest on the unpaid principal amount of such Series D Note to the Redemption Date, plus a premium equal to the excess, if any, of (i) the sum of the net present values of all Principal Installments and installments of interest scheduled to be paid after such Redemption Date with respect to the unpaid principal amount of such Series D Note, discounted at the Optional Redemption Discount Rate for the Series D Notes over (ii) the unpaid principal amount of such Series D Note.

       (b) The Redemption Date for an optional redemption of Series D Notes pursuant to paragraph 7(a) above shall be the date selected by the Company that is not less than 30 days nor more than 60 days after the date of the Company's written request for the consent of the Holders of the Notes to a Prohibited Act. Notice of the Company's election to exercise its option to redeem the Non-Consenting Notes may be included in its written request for the consent of the Holders of the Notes to the Prohibited Act (and, if so included, may be made subject to such conditions not inconsistent with the Indenture or the terms of the Notes as the Company may deem appropriate), but if not so included in the Company's written request, such notice shall be mailed at least 15 days before the Redemption Date to each Holder of Non-Consenting Notes to be redeemed at the Holder's registered address. If money sufficient to pay the aggregate redemption price payable for the Non-Consenting Notes to be redeemed on a Redemption Date is deposited with the Paying Agent on or before noon, New York time, on such Redemption Date, then on and after such Redemption Date, interest shall cease to accrue on such Non-Consenting Notes and Holders thereof shall have no other rights as such (other than the right to receive such redemption price upon surrender of such Notes).

       8.  Change of Control.

       Subject to the terms and conditions of the Indenture, in the event that both (i) a Change of Control occurs on or prior to the Stated Maturity Date, and (ii) during the period commencing 90 days prior to public disclosure of the occurrence of such Change of Control and ending 90 days after such public disclosure, the rating of the Series D Notes is downgraded to lower than BBB-by Duff & Phelps Credit Rating Co. ("D&P") or lower than Baa3 by Moody's Investors Service, Inc. ("Moody's), and, in the event that such downgrading occurs during the 90-day period prior to such public disclosure, the rating assigned to the Series D Notes by D&P or Moody's as of the close of business on the date of such public disclosure remains lower than BBB- or lower than Baa3, respectively (the occurrence of the conditions specified in (i) and (ii) being a "Put Event"), the holder of this Series D Note will have the right to require the Company to purchase this Series D Note or a portion hereof (such portion to be $100,000 in Original Principal Amount or an integral multiple thereof) at a purchase price equal to 100% of the unpaid principal amount of this Series D Note (or such portion), plus accrued and unpaid interest on the unpaid principal amount of this Series D Note (or such portion) to the date fixed for purchase pursuant to the Indenture (the "Purchase Date"). If money sufficient to pay the aggregate purchase price payable with respect to the Series D Notes to be purchased on the Purchase Date and (unless such Purchase Date is an interest payment date) the accrued and unpaid interest thereon is deposited with the Paying Agent on or before noon, New York time, on such Purchase Date, then on and after such Purchase Date, interest on such Series D Notes (or the applicable portions thereof so purchased) shall cease to accrue and Holders thereof shall have no other rights as such with respect to the Series D Notes (or applicable portions thereof) so purchased (other than the right to receive such purchase price upon surrender of such Series D Notes). The Company will not be obligated to purchase Notes or give notice to the Holders thereof with respect to more than one Put Event.

       9.  Denominations, Transfer, Exchange.

       The Series D Notes are in registered form without coupons in denominations of $100,000 in Original Principal Amount and integral multiples thereof. A Holder may transfer or exchange Series D Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

       10.  Persons Deemed Owners.

       The registered holder of a Series D Note may be treated as the owner of it for all purposes.

       11.  Unclaimed Money.

       If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

       12. Amendment, Supplement, Waiver.

       Subject to certain exceptions, the Indenture or the Notes of any series may be amended or supplemented, and any past default or compliance with any provision may be waived in so far as the Notes of any series are concerned, with the consent of a Majority-in-Interest of Holders of the Notes of all series or of the series affected by such amendment, supplement or waiver, as applicable. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes of any series to cure any ambiguity, defect, or inconsistency or to provide for uncertificated Notes in addition to certificated Notes or to make certain other specified changes or any change that does not materially adversely affect the rights of any Holder.

       13. Successor Corporation.

       When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

       14. Defaults and Remedies.

       If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount of, and accrued interest on, the Notes may be declared or may become due and payable in the manner and with the effect provided in the Indenture. In the event of a declaration of acceleration under the Indenture with respect to the Series D Notes, except as otherwise provided in the Indenture, the Company shall also be obligated to pay, without duplication and to the extent permitted by law, a premium on the unpaid principal amount of this Series D Note equal to the premium that would have been payable in accordance with paragraph 6 hereof if this Series D Note were then being prepaid in full at the option of the Company in accordance with said paragraph (whether or not optional prepayment would then be permitted thereunder and calculated without regard to the proviso clause to the first sentence thereof). Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, holders of a majority in unpaid principal amount of the outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

       15. Trustee Dealings with Company.

       The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

       16. No Recourse Against Others.

       A director, officer, employee, or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Series D Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Noteholder by accepting a Series D Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Series D Note.

       17. Authentication.

       This Series D Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Series D Note.

       18. Abbreviations.

       Customary abbreviations may be used in the name of a holder of a Series D Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may be used though not in the above list.

       The Company will furnish to any holder of a Series D Note, upon written request, and without charge a copy of the Indenture. Requests may be made to Donne F. Fisher, Executive Vice President, Tele-Communications, Inc., 5619 DTC Parkway, Englewood, CO 80111-3000.

                                ASSIGNMENT FORM

If you the holder want to assign this Series D Note, fill in the form below and have your signature guaranteed. For value received, I or we assign and transfer this Series D Note to

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
             (Insert assignee's social security or tax ID number)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
            (Print or type assignee's name, address, and zip code)

and irrevocably appoint

- --------------------------------------------------------------------------------
agent to transfer this Series D Note on the books of the Company. The agent may substitute another to act for him.

- --------------------------------------------------------------------------------

Dated:                  Your signature:
       ---------------                  ----------------------------------------
                                           (Sign exactly as your name appears on
                                           the other side of this Series D Note)

                        Signature Guarantee:
                                            ------------------------------------

                                                                       EXHIBIT E

                             [FORM OF FACE OF NOTE]

                           TELE-COMMUNICATIONS, INC.

                         10.25% Senior Note, Series E,
                             Due September 30, 2000

No. R-
                             Original Principal Amount: $-----------------------
                                                        CUSIP ------------------




       Tele-Communications, Inc., a Delaware corporation, promises to pay to
- ---------------------------, or registered assigns, the Original Principal Amount of ------------------------- Dollars in consecutive annual installments on the dates and in the amounts determined as provided on the reverse side of this Series E Note and any remaining unpaid principal amount hereof on September 30, 2000 (the "Stated Maturity Date").

       Interest Payment Dates: March 30 and September 30, commencing
- -------------------.

       Regular Record Dates: March 15 and September 15.

Dated:

Certificate of Authentication:
                                                    Tele-Communications, Inc.

The undersigned certifies that this is
one of the Notes of the series                      By:
designated herein referred to in the                   ------------------------
within-mentioned Indenture.                              Chairman of the Board


- ----------------------------------     Facsimile    By:
        as Trustee                     Seal            ------------------------
                                                              Secretary

By:
   -------------------------------
   Authorized Officer

                           TELE-COMMUNICATIONS, INC.
              10.25% SENIOR NOTE, SERIES E, DUE SEPTEMBER 30, 2000

       1.  Interest.

       Tele-Communications, Inc. (the "Company"), a Delaware corporation, promises to pay interest on the unpaid principal amount of this Series E Note (as defined below) at the rate per annum shown above. The Company will pay interest semiannually on March 30 and September 30 of each year, commencing
- ------------- (each an "Interest Payment Date"), and on the Stated Maturity Date, and on any Principal Payment Date, Optional Prepayment Date, Redemption Date or Purchase Date on which this Series E Note is prepaid, redeemed or purchased prior to the Stated Maturity Date in whole or in part (the Stated Maturity Date and each such Principal Payment Date, Optional Prepayment Date, Redemption Date and Purchase Date being referred to herein as a "Maturity Date" with respect to the principal amount, premium, if any, and interest payable on such date). Interest on this Series E Note will accrue from the most recent date to which interest has been paid on this Series E Note (or on one more predecessor Series E Notes) or, if no interest has been paid, from
- --------------. Interest will be computed on the basis of a 360- day year of twelve 30-day months. The Company will (to the extent permitted by law) pay interest on overdue interest, principal and premium, if any, at a rate per annum equal to the greater of (i) the rate per annum announced publicly from time to time by The Bank of New York in New York, New York as its "prime rate" and (ii) 2% in excess of the rate per annum shown above. Interest (except defaulted interest) payable on an Interest Payment Date with respect to this Series E Note will be paid to the person in whose name this Series E Note or one or more predecessor Series E Notes is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the fifteenth day of the month in which such Interest Payment Date falls; provided, however, that interest payable on any Maturity Date (other than a Purchase Date that is after the record date for an interest payment and on or prior to the related interest payment date) shall be payable to the person to whom principal is payable. Defaulted interest will be paid in accordance with the provisions for the payment of defaulted interest contained in the Indenture.

       2.  Installments of Principal.

       The principal amount of this Series E Note shall be payable, without premium, in consecutive annual installments (each a "Principal Installment"), in the amounts determined as provided below, on the Interest Payment Date that falls on September 30 of each year, from and including September 30, 1995 to and including September 30, 1999 (each a "Principal Payment Date"), and on the Stated Maturity Date. The table below shows the amount of the Principal Installment per $100,000 in Original Principal Amount of a Series E Note that is payable on each Principal Payment Date and on the Stated Maturity Date (subject to reduction as provided below):

                                         (1)                       (2)                        (3)
                                      Original                  Principal                   Unpaid
   Principal Payment Date         Principal Amount             Installment             Principal Amount
   ----------------------         ----------------             -----------             ----------------
   September 30, 1995  . .            $100,000                   $10,000                    $90,000

   September 30, 1996  . .            $100,000                   $12,500                    $77,500

   September 30, 1997  . .            $100,000                   $12,500                    $65,000

   September 30, 1998  . .            $100,000                   $20,000                    $45,000

   September 30, 1999  . .            $100,000                   $20,000                    $25,000

 * September 30, 2000  . .            $100,000                   $25,000                       0

 --------------------------
  * Stated Maturity Date

       Notwithstanding the foregoing, in the event that this Series E Note is prepaid in part pursuant to paragraph 6 below, then the portion of the unpaid principal amount per $100,000 in Original Principal Amount hereof so prepaid shall be applied to reduce pro rata the amount of each Principal Installment thereafter due and payable in respect of this Series E Note. In connection with any such partial prepayment, the Trustee is authorized to make an appropriate notation on this Series E Note to reflect the change in the amount of each Principal Installment thereafter due and payable with respect hereto.

       The Company will pay the amount of the Principal Installment so payable on this Series E Note on each Principal Payment Date (other than a defaulted Principal Installment) to the person in whose name this Series E Note or one or more predecessor Series E Notes is registered at the close of business on the fifteenth day of the month in which the Principal Payment Date falls.
Defaulted Principal Installments will be paid in accordance with the provisions for payment of defaulted interest set forth in the Indenture (as defined below).

       3.  Method of Payment.

       Payment of the principal, premium, if any, and interest on this Series E Note shall be made in money of the United States of America that at the time of payment is legal tender for the payment of public and private debts and may be made by check payable in such money, to the Holder hereof upon presentation of this Series E Note at the office of the Paying Agent; provided, however, that payment of principal and interest payable on a Principal Payment Date or an Interest Payment Date (other than the Stated Maturity Date) without presentation of this Series E Note (i) may be made by check mailed to a Holder's registered address or (ii) upon receipt by the Paying Agent of appropriate instructions in writing from the Holder hereof (provided such Holder is the Holder of Notes, including this Series E Note, with an aggregate unpaid principal amount of $1,000,000 or more having the same Principal Payment Date or Interest Payment Date, as applicable), not less than sixteen (16) calendar days prior to such Principal Payment Date or Interest Payment Date, shall be made by wire transfer of immediately available funds to such account at a bank in The City of New York, New York (or other bank consented to by the Company and the Paying Agent) as the Holder hereof shall have designated in such instructions so long as such bank has appropriate facilities therefor. Except as provided above, a Holder hereof must surrender this Series E Note to a Paying Agent to collect principal, premium, if any, and interest payable on a Maturity Date. Provided such presentation and surrender is made on a Maturity Date (other than a Principal Payment Date) by a Holder of Notes (including this Series E Note) to be paid, prepaid, redeemed or purchased on such Maturity Date in aggregate unpaid principal amount of $1,000,000 or more (determined before giving effect to the principal payment to be made on such Maturity Date), payment of the principal, premium, if any, and interest payable on such Maturity Date with respect to this Series E Note shall be made by wire transfer of immediately available funds to such account at a bank in The City of New York, New York (or other bank consented to by the Company and the Paying Agent) as the Holder hereof shall have designated, provided that such bank has appropriate facilities therefor and that appropriate wire transfer instructions in writing have been received by the Paying Agent not less than sixteen (16) calendar days prior to such Maturity Date. If a Maturity Date or an Interest Payment Date falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest payable with respect to such Maturity Date or Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest shall accrue on the amount so payable for the period on and after such Maturity Date or Interest Payment Date, as the case may be.

       4.  Paying Agent and Registrar.

       Initially, The Bank of New York ("Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

       5.  Indenture.

       This Series E Note is one of a duly authorized series of Notes of the Company, designated as its 10.25% Senior Notes, Series E, due September 30,
2000 (the "Series E Notes"), issued under an Indenture dated as of
- ------------------------ (the "Indenture") between the Company and the Trustee. The terms of the Series E Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (15 U.S. Code Section Section 77aaa-77bbbb) (the "Act"). The Series E Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them. All terms used in this Series E Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of a conflict between the terms or provisions of the Indenture and this Series E Note, the terms and provisions of the Indenture shall govern. The Series E Notes are general unsecured obligations of the Company limited to $20,000,000 in aggregate Original Principal Amount.

       6.  Optional Prepayment.

       Subject to the terms and conditions of the Indenture, this Series E Note may be prepaid, at the option of the Company, in whole at any time or in part from time to time, at a prepayment price equal to the unpaid principal amount of this Series E Note (or portion hereof) to be prepaid, plus accrued and unpaid interest on the unpaid principal amount so prepaid to the Optional Prepayment Date, plus a premium equal to the excess, if any, of (i) the sum of the net present values of all Principal Installments and installments of interest scheduled to be paid after such Optional Prepayment Date with respect to the unpaid principal amount of this Series E Note (or portion hereof) to be prepaid, discounted at the Basic Discount Rate for the Series E Notes over (ii) the unpaid principal amount of this Series E Note (or portion hereof) to be so prepaid; provided, however, that no premium will be payable if the Optional Prepayment Date is on or after September 30, 1999.

       Notice of prepayment will be mailed at least 30 days but not more than 60 days before the Optional Prepayment Date to each Holder of Series E Notes at the Holder's registered address. If money sufficient to pay the aggregate prepayment price payable with respect to the Series E Notes to be prepaid on an Optional Prepayment Date is deposited with the Paying Agent on or before noon, New York time, on such Optional Prepayment Date, then on and after such Optional Prepayment Date, interest shall cease to accrue on this Series E Note or the portion hereof so prepaid, as applicable, and the Holder hereof shall have no other rights as such with respect to this Series E Note or the portion hereof so prepaid, as applicable (other than the right to receive such prepayment price upon surrender of this Series E Note).

       7.  Optional Redemption of Non-Consenting Notes.

       (a) Subject to the terms and conditions of the Indenture, if the Company has requested in writing the consent of the Holders of the outstanding Notes to a Prohibited Act and the Company has not received the consent thereto of a Majority-in-Interest of Holders of the Notes within 30 days thereafter, the Company may, at its option, redeem all but not less than all of the Non-Consenting Notes (including the Series E Notes). The redemption price for each Series E Note to be redeemed shall be an amount equal to the unpaid principal amount of such Series E Note, plus accrued and unpaid interest on the unpaid principal amount of such Series E Note to the Redemption Date, plus a premium equal to the excess, if any, of (i) the sum of the net present values of all Principal Installments and installments of interest scheduled to be paid after such Redemption Date with respect to the unpaid principal amount of such Series E Note, discounted at the Optional Redemption Discount Rate for the Series E Notes over (ii) the unpaid principal amount of such Series E Note.

       (b) Subject to the terms and conditions of the Indenture, if at any time on or after December 1, 1999, the Company has requested in writing the consent of the Holders of the outstanding Notes to Increased Debt Capacity and the Company has not received the consent thereto of a Majority-in-Interest of Holders of the Notes within 30 days thereafter, the Company may, at its option, redeem all but not less than all of the Non-Consenting Notes (including the Series E Notes). The redemption price for each Series E Note to be redeemed shall be an amount equal to the unpaid principal amount of such Series E Note, plus accrued and unpaid interest on the unpaid principal amount of such Series E Note to the Redemption Date.

       (c) The Redemption Date for an optional redemption of Series E Notes pursuant to paragraph 7(a) or paragraph 7(b) above shall be the date selected by the Company that is not less than 30 days nor more than 60 days after the date of the Company's written request for the consent of the Holders of the Notes to a Prohibited Act or Increased Debt Capacity, as applicable. Notice of the Company's election to exercise its option to redeem the Non-Consenting Notes may be included in its written request for the consent of the Holders of the Notes to the Prohibited Act or Increased Debt Capacity (and, if so included, may be made subject to such conditions not inconsistent with the Indenture or the terms of the Notes as the Company may deem appropriate), but if not so included in the Company's written request, such notice shall be mailed at least 15 days before the Redemption Date to each Holder of Non-Consenting Notes to be redeemed at the Holder's registered address. If money sufficient to pay the aggregate redemption price payable for the Non-Consenting Notes to be redeemed on a Redemption Date is deposited with the Paying Agent on or before noon, New York time, on such Redemption Date, then on and after such Redemption Date, interest shall cease to accrue on such Non-Consenting Notes and Holders thereof shall have no other rights as such (other than the right to receive such redemption price upon surrender of such Notes).

       8.  Change of Control.

       Subject to the terms and conditions of the Indenture, in the event that both (i) a Change of Control occurs on or prior to the Stated Maturity Date and
(ii), during the period commencing 90 days prior to public disclosure of the occurrence of such Change of Control and ending 90 days after such public disclosure, the rating of the Series E Notes is downgraded to lower than BBB-by Duff & Phelps Credit Rating Co. ("D&P") or lower than Baa3 by Moody's Investors Service, Inc. ("Moody's), and, in the event that such downgrading occurs during the 90-day period prior to such public disclosure, the rating assigned to the Series E Notes by D&P or Moody's as of the close of business on the date of such public disclosure remains lower than BBB- or lower than Baa3, respectively (the occurrence of the conditions specified in both (i) and (ii) being a "Put Event"), the holder of this Series E Note will have the right to require the Company to purchase this Series E Note or a portion hereof (such portion to be $100,000 in Original Principal Amount or an integral multiple thereof) at a purchase price equal to 100% of the unpaid principal amount of this Series E Note (or such portion), plus accrued and unpaid interest on the unpaid principal amount of this Series E Note (or such portion) to the date fixed for purchase pursuant to the Indenture (the "Purchase Date"). If money sufficient to pay the aggregate purchase price payable with respect to the Series E Notes to be purchased on the Purchase Date and (unless such Purchase Date is an interest payment date) the accrued and unpaid interest thereon is deposited with the Paying Agent on or before noon, New York time, on such Purchase Date, then on and after such Purchase Date, interest on such Series E Notes (or the applicable portions thereof so purchased) shall cease to accrue and Holders thereof shall have no other rights as such with respect to the Series E Notes (or applicable portions thereof) so purchased (other than the right to receive such purchase price upon surrender of such Series E Notes). The Company will not be obligated to purchase Notes or give notice to the Holders thereof with respect to more than one Put Event.

       9.  Denominations, Transfer, Exchange.

       The Series E Notes are in registered form without coupons in denominations of $100,000 in Original Principal Amount and integral multiples thereof. A Holder may transfer or exchange Series E Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

       10.  Persons Deemed Owners.

       The registered holder of a Series E Note may be treated as the owner of it for all purposes.

       11.  Unclaimed Money.

       If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

       12. Amendment, Supplement, Waiver.

       Subject to certain exceptions, the Indenture or the Notes of any series may be amended or supplemented, and any past default or compliance with any provision may be waived in so far as the Notes of any series are concerned, with the consent of a Majority-in-Interest of Holders of the Notes of all series or of the series affected by such amendment, supplement or waiver, as applicable. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes of any series to cure any ambiguity, defect, or inconsistency or to provide for uncertificated Notes in addition to certificated Notes or to make certain other specified changes or any change that does not materially adversely affect the rights of any Holder.

       13. Successor Corporation.

       When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

       14. Defaults and Remedies.

       If an Event of Default with respect to the Series E Notes shall occur and be continuing, the principal amount of, and accrued interest on, the Series E Notes may be declared or may become due and payable in the manner and with the effect provided in the Indenture. In the event of a declaration of acceleration under the Indenture with respect to the Series E Notes, except as otherwise provided in the Indenture, the Company shall also be obligated to pay, without duplication and to the extent permitted by law, a premium on the unpaid principal amount of this Series E Note equal to the maximum premium that would have been payable in accordance with paragraph 6 hereof if this Series E Note were then being prepaid in full at the option of the Company in accordance with said paragraph (whether or not optional prepayment would then be permitted thereunder and calculated without regard to the proviso clause to the first sentence thereof). Noteholders may not enforce the Indenture or the Series E Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Series E Notes. Subject to certain limitations, a Majority-in-Interest of Holders may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

       15. Trustee Dealings with Company.

       The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

       16. No Recourse Against Others.

       A director, officer, employee, or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Series E Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Noteholder by accepting a Series E Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Series E Note.

       17. Authentication.

       This Series E Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Series E Note.

       18. Abbreviations.

       Customary abbreviations may be used in the name of a holder of a Series E Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may be used though not in the above list.

       The Company will furnish to any holder of a Series E Note, upon written request, and without charge a copy of the Indenture. Requests may be made to Donne F. Fisher, Executive Vice President, Tele-Communications, Inc., 5619 DTC Parkway, Englewood, CO 80111-3000.

                                ASSIGNMENT FORM

If you the holder want to assign this Series E Note, fill in the form below and have your signature guaranteed. For value received, I or we assign and transfer this Series E Note to

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
             (Insert assignee's social security or tax ID number)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
            (Print or type assignee's name, address, and zip code)

and irrevocably appoint

- --------------------------------------------------------------------------------
agent to transfer this Series E Note on the books of the Company. The agent may substitute another to act for him.

- --------------------------------------------------------------------------------


Dated:                      Your signature:
       ----------------                    -------------------------------------
                                           (Sign exactly as your name appears on
                                           the other side of this Series E Note)

                            Signature Guarantee:
                                                --------------------------------